                                                                     EXHIBIT 2.1

                                                                  EXECUTION COPY



                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                           SCOTSMAN INDUSTRIES, INC.,

                       SCOTSMAN ACQUISITION CORPORATION,

                            DFC HOLDING CORPORATION,

                             THE DELFIELD COMPANY,

                               ONEX CORPORATION,

                                 ONEX DHC LLC,

                     PACIFIC MUTUAL LIFE INSURANCE COMPANY,

                          PM GROUP LIFE INSURANCE CO.,

                EJJM, MATTHEW O. DIGGS, JR., TIMOTHY C. COLLINS,

                    W. JOSEPH MANIFOLD, CHARLES R. MCCOLLOM,

            ANITA J. MOFFATT TRUST, ANITA J. MOFFATT, REMO PANELLA,

                       TEDDY F. REED, ROBERT L. SCHAFER,

          GRAHAM E. TILLOTSON, JOHN A. TILMANN TRUST, JOHN A. TILMANN,

                     KEVIN E. McCRONE, MICHAEL P. McCRONE,

                               RONALD A. ANDERSON

                                      AND

                             CONTINENTAL BANK N.A.



                          -------------------------



                          DATED AS OF JANUARY 11, 1994

                               TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

                                   ARTICLE I

                                  THE MERGER

Section 1.1.                   The Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        3
Section 1.2.                   Filing Certificate of Merger and
                                 Effectiveness   . . . . . . . . . . . . . . . . . . . . . . . . . . . .        3
Section 1.3.                   Effects of the Merger   . . . . . . . . . . . . . . . . . . . . . . . . .        3
Section 1.4.                   Certificate of Incorporation, By-Laws,
                                 Directors and Officers  . . . . . . . . . . . . . . . . . . . . . . . .        3
Section 1.5.                   Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . .        3


                                                 ARTICLE II

                                            CONVERSION OF SHARES

Section 2.1.                   Conversion of Securities  . . . . . . . . . . . . . . . . . . . . . . . .        4
Section 2.2.                   Issuance of Scotsman Contingent Common
                                 Shares; Definition of EBITDA  . . . . . . . . . . . . . . . . . . . . .        6
Section 2.3.                   Determination of EBITDA and Contingent
                                 Common Shares to be Issued  . . . . . . . . . . . . . . . . . . . . . .        8
Section 2.4.                   Payment of Cash and Delivery of
                                 Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       11
Section 2.5.                   Dividends and Distributions   . . . . . . . . . . . . . . . . . . . . . .       12
Section 2.6.                   Fractional Shares   . . . . . . . . . . . . . . . . . . . . . . . . . . .       13
Section 2.7.                   Changes in Scotsman Common Stock  . . . . . . . . . . . . . . . . . . . .       14
Section 2.8.                   Non-assignability; Succession; Delivery of
                                 Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       15

                                                ARTICLE III

                                       REPRESENTATIONS AND WARRANTIES
                                            OF THE STOCKHOLDERS

Section 3.1.                   Organization of Holding and TDC   . . . . . . . . . . . . . . . . . . . .       15
Section 3.2.                   Subsidiaries and Investments  . . . . . . . . . . . . . . . . . . . . . .       16
Section 3.3.                   Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       16
Section 3.4.                   Authority   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       17
Section 3.5.                   Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . .       19
Section 3.6.                   Operations Since Balance Sheet Date   . . . . . . . . . . . . . . . . . .       19
Section 3.7.                   No Undisclosed Liabilities  . . . . . . . . . . . . . . . . . . . . . . .       21
Section 3.8.                   Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       21
Section 3.9.                   Condition of Tangible Assets  . . . . . . . . . . . . . . . . . . . . . .       24
Section 3.10.                  Title to Property   . . . . . . . . . . . . . . . . . . . . . . . . . . .       24
Section 3.11.                  Availability and Ownership of Assets  . . . . . . . . . . . . . . . . . .       25
Section 3.12.                  Personal Property Leases  . . . . . . . . . . . . . . . . . . . . . . . .       25
Section 3.13.                  Accounts Receivable; Inventories  . . . . . . . . . . . . . . . . . . . .       25
Section 3.14.                  Intellectual Property   . . . . . . . . . . . . . . . . . . . . . . . . .       26



                                                                                                                           Page
                                                                                                                           ----
Section 3.15.                               Owned Real Property   . . . . . . . . . . . . . . . . . . . . . . . . . .       28
Section 3.16.                               Leased Real Property  . . . . . . . . . . . . . . . . . . . . . . . . . .       28
Section 3.17.                               Obligations; Litigation   . . . . . . . . . . . . . . . . . . . . . . . .       28
Section 3.18.                               Product Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . .       29
Section 3.19.                               Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . .       29
Section 3.20.                               Permits   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       29
Section 3.21.                               Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       30
Section 3.22.                               Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . .       31
Section 3.23.                               Employees and Agents and Related
                                              Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       33
Section 3.24.                               Employee Relations and Labor Matters  . . . . . . . . . . . . . . . . . .       33
Section 3.25.                               Absence of Certain Business Practices   . . . . . . . . . . . . . . . . .       34
Section 3.26.                               Territorial Restrictions  . . . . . . . . . . . . . . . . . . . . . . . .       34
Section 3.27.                               Transactions with Certain Persons   . . . . . . . . . . . . . . . . . . .       34
Section 3.28.                               Safe Harbor or TRAC Leases  . . . . . . . . . . . . . . . . . . . . . . .       35
Section 3.29.                               Environmental Matters   . . . . . . . . . . . . . . . . . . . . . . . . .       35
Section 3.30.                               Contracts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       36
Section 3.31.                               No Guaranties; Extensions of Credit   . . . . . . . . . . . . . . . . . .       38
Section 3.32.                               Alco Standard Asset Acquisition Agreement   . . . . . . . . . . . . . . .       38
Section 3.33.                               Customers and Suppliers   . . . . . . . . . . . . . . . . . . . . . . . .       39
Section 3.34.                               Registration Statement and Proxy
                                              Statement/Prospectus  . . . . . . . . . . . . . . . . . . . . . . . . .       39
Section 3.35.                               Liabilities and Operations of Holding   . . . . . . . . . . . . . . . . .       39
Section 3.36.                               No Finder   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       40
Section 3.37.                               Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       40

                                                              ARTICLE IV

                                              REPRESENTATIONS AND WARRANTIES OF SCOTSMAN

Section 4.1.                                Organization of Scotsman  . . . . . . . . . . . . . . . . . . . . . . . .       40
Section 4.2.                                Authority   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       40
Section 4.3.                                Shares of Scotsman Common Stock   . . . . . . . . . . . . . . . . . . . .       41
Section 4.4.                                Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       42
Section 4.5.                                Operations Since January 3, 1993  . . . . . . . . . . . . . . . . . . . .       42
Section 4.6.                                Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . .       42
Section 4.7.                                SEC Documents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       42
Section 4.8.                                Intention to Sell, etc.   . . . . . . . . . . . . . . . . . . . . . . . .       43
Section 4.9.                                Obligations; Litigation   . . . . . . . . . . . . . . . . . . . . . . . .       44
Section 4.10.                               No Finder   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       44
Section 4.11.                               Rights Agreement; Benefits  . . . . . . . . . . . . . . . . . . . . . . .       44
Section 4.12.                               Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       44

                                                              ARTICLE V

                                                REPRESENTATIONS AND WARRANTIES OF SUB

Section 5.1.                                Organization and Standing   . . . . . . . . . . . . . . . . . . . . . . .       45
Section 5.2.                                Capital Structure   . . . . . . . . . . . . . . . . . . . . . . . . . . .       45
Section 5.3.                                Authority   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       45

                                                                                                                           Page
                                                                                                                           ----


                                                              ARTICLE VI

                                                 ACTIONS PRIOR TO THE EFFECTIVE DATE
Section 6.1.                                Proxy Statement; Registration Statement   . . . . . . . . . . . . . . . .       46
Section 6.2.                                Action by Stockholders of Holding   . . . . . . . . . . . . . . . . . . .       47
Section 6.3.                                Action by Scotsman and Stockholders of
                                              Scotsman  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       47
Section 6.4.                                Investigation of Holding, TDC and Scotsman  . . . . . . . . . . . . . . .       47
Section 6.5.                                Lawsuits, Proceedings, Etc  . . . . . . . . . . . . . . . . . . . . . . .       48
Section 6.6.                                Conduct of Business by Holding, TDC and
                                              Scotsman Pending the Merger   . . . . . . . . . . . . . . . . . . . . .       48
Section 6.7.                                Mutual Cooperation; Reasonable Best Efforts   . . . . . . . . . . . . . .       52
Section 6.8.                                No Public Announcement  . . . . . . . . . . . . . . . . . . . . . . . . .       52
Section 6.9.                                No Solicitation   . . . . . . . . . . . . . . . . . . . . . . . . . . . .       52
Section 6.10.                               Listing Applications  . . . . . . . . . . . . . . . . . . . . . . . . . .       53
Section 6.11.                               Antitrust Law Compliance  . . . . . . . . . . . . . . . . . . . . . . . .       53
Section 6.12.                               Termination of Management and Stockholders'
                                               Agreements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       53
Section 6.13.                               Periodic Financial Statements   . . . . . . . . . . . . . . . . . . . . .       54
Section 6.14.                               Financing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       54

                                                             ARTICLE VII

                                                 ADDITIONAL COVENANTS AND AGREEMENTS

Section 7.1.                                Board Representation  . . . . . . . . . . . . . . . . . . . . . . . . . .       54
Section 7.2.                                Voting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       57
Section 7.3.                                Standstill  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       57
Section 7.4.                                Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       58
Section 7.5.                                Tax-Free Nature; Tax Consequences   . . . . . . . . . . . . . . . . . . .       59

                                                             ARTICLE VIII

                                       CONDITIONS PRECEDENT TO OBLIGATIONS OF SCOTSMAN AND SUB

Section 8.1.                                No Misrepresentation or Breach of Covenants
                                              and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       59
Section 8.2.                                No Material Adverse Effect  . . . . . . . . . . . . . . . . . . . . . . .       60
Section 8.3.                                Opinion of Counsel for Holding, TDC and the
                                              Stockholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       60
Section 8.4.                                No Injunctions or Restraints  . . . . . . . . . . . . . . . . . . . . . .       60
Section 8.5.                                Necessary Governmental Approvals  . . . . . . . . . . . . . . . . . . . .       60
Section 8.6.                                Necessary Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . .       61
Section 8.7.                                Noncompetition Agreement  . . . . . . . . . . . . . . . . . . . . . . . .       61
Section 8.8.                                Registration Rights Agreement   . . . . . . . . . . . . . . . . . . . . .       61
Section 8.9.                                Stockholder Action  . . . . . . . . . . . . . . . . . . . . . . . . . . .       61
Section 8.10.                               Dissenting Stockholders   . . . . . . . . . . . . . . . . . . . . . . . .       61
Section 8.11.                               Stock Exchange Listings   . . . . . . . . . . . . . . . . . . . . . . . .       61

                                                                                                                           Page
                                                                                                                           ----
Section 8.12.                               Registration Statement Effective  . . . . . . . . . . . . . . . . . . . .       62
Section 8.13.                               Securities Laws   . . . . . . . . . . . . . . . . . . . . . . . . . . . .       62
Section 8.14.                               Financing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       62
Section 8.15.                               Comfort Letters   . . . . . . . . . . . . . . . . . . . . . . . . . . . .       62
Section 8.16.                               Glenco Holdings   . . . . . . . . . . . . . . . . . . . . . . . . . . . .       62
Section 8.17.                               Whitlenge Share Acquisition Agreement   . . . . . . . . . . . . . . . . .       62
Section 8.18.                               Average Scotsman Common Stock Closing
                                              Price   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       62
Section 8.19.                               Resignations of Directors   . . . . . . . . . . . . . . . . . . . . . . .       62
Section 8.20.                               Termination of Management and Stockholders'
                                              Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       63

                                                              ARTICLE IX

                                                 CONDITIONS PRECEDENT TO OBLIGATIONS
                                                 OF HOLDING, TDC AND THE STOCKHOLDERS

Section 9.1.                                No Misrepresentation or Breach of Covenants
                                              and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       63
Section 9.2.                                No Material Adverse Effect  . . . . . . . . . . . . . . . . . . . . . . .       64
Section 9.3.                                No Injunctions or Restraints  . . . . . . . . . . . . . . . . . . . . . .       64
Section 9.4.                                Opinions of Counsel for Scotsman and Sub  . . . . . . . . . . . . . . . .       64
Section 9.5.                                Necessary Governmental Approvals  . . . . . . . . . . . . . . . . . . . .       64
Section 9.6.                                Registration Rights Agreement   . . . . . . . . . . . . . . . . . . . . .       64
Section 9.7.                                Stockholder Action  . . . . . . . . . . . . . . . . . . . . . . . . . . .       64
Section 9.8.                                Stock Exchange Listings   . . . . . . . . . . . . . . . . . . . . . . . .       65
Section 9.9.                                Registration Statement Effective  . . . . . . . . . . . . . . . . . . . .       65
Section 9.10.                               Securities Laws   . . . . . . . . . . . . . . . . . . . . . . . . . . . .       65
Section 9.11.                               Financing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       65
Section 9.12.                               Glenco Holdings   . . . . . . . . . . . . . . . . . . . . . . . . . . . .       65
Section 9.13.                               Whitlenge Share Acquisition Agreement   . . . . . . . . . . . . . . . . .       65
Section 9.14.                               Average Scotsman Common Stock Closing
                                              Price   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       65
Section 9.15.                               Necessary Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . .       65
Section 9.16.                               Comfort Letters   . . . . . . . . . . . . . . . . . . . . . . . . . . . .       66
Section 9.17.                               Dissenting Stockholders   . . . . . . . . . . . . . . . . . . . . . . . .       66


                                                              ARTICLE X

                                                      INDEMNIFICATION; SURVIVAL

Section 10.1.                               Indemnification by the Stockholders   . . . . . . . . . . . . . . . . . .       66
Section 10.2.                               Indemnification by Scotsman   . . . . . . . . . . . . . . . . . . . . . .       67
Section 10.3.                               Notice of Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       68
Section 10.4.                               Third Party Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . .       71
Section 10.5.                               Exclusive Remedy  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       72

                                                                                                                           Page
                                                                                                                           ----
Section 10.6.                               Survival of Obligations   . . . . . . . . . . . . . . . . . . . . . . . .       73
Section 10.7.                               Update of the Representations and
                                              Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       73

                                                              ARTICLE XI

                                                             TERMINATION

Section 11.1.                               Termination   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       74

                                                             ARTICLE XII

                                                           OTHER PROVISIONS

Section 12.1.                               Confidential Nature of Information  . . . . . . . . . . . . . . . . . . .       75
Section 12.2.                               Fees and Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . .       75
Section 12.3.                               Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       76
Section 12.4.                               Definitions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       84
Section 12.5.                               Partial Invalidity  . . . . . . . . . . . . . . . . . . . . . . . . . . .       85
Section 12.6.                               Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . .       85
Section 12.7.                               Execution in Counterpart  . . . . . . . . . . . . . . . . . . . . . . . .       85
Section 12.8.                               Titles and Headings   . . . . . . . . . . . . . . . . . . . . . . . . . .       85
Section 12.9.                               Schedules and Exhibits  . . . . . . . . . . . . . . . . . . . . . . . . .       85
Section 12.10.                              Entire Agreement; Amendments and Waivers;
                                              Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       85
Section 12.11.                              Governing Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       86
Section 12.12.                              No Third-Party Beneficiaries  . . . . . . . . . . . . . . . . . . . . . .       86

                          EXHIBITS TO MERGER AGREEMENT

Exhibit I        Certificate of Designation for Scotsman Convertible Preferred Stock

Exhibit II       Certificate of Designation for Scotsman Nonconvertible Preferred Stock

Exhibit III-A    Form of Opinion of Debevoise & Plimpton

Exhibit III-B    Form of Opinion of Counsel for Certain of the Stockholders

Exhibit IV       Form of Noncompetition Agreement

Exhibit V        Form of Registration Rights Agreement

Exhibit VI-A     Form of Opinion of Sidley & Austin

Exhibit VI-B     Form of Opinion of Schiff, Hardin & Waite

                          AGREEMENT AND PLAN OF MERGER


                 AGREEMENT AND PLAN OF MERGER, dated as of January 11, 1994 (this "Agreement"), among Scotsman Industries, Inc., a Delaware corporation ("Scotsman"), Scotsman Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Scotsman ("Sub"), DFC Holding Corporation, a Delaware corporation ("Holding"), (Sub and Holding being hereinafter referred to as the "Constituent Corporations"), The Delfield Company, a Delaware corporation ("TDC") and a wholly-owned subsidiary of Holding, Onex Corporation, an Ontario corporation ("Onex"), Onex DHC LLC, a limited liability corporation formed under the laws of the State of Wyoming and a wholly-owned, indirect, subsidiary of Onex ("Onex DHC"), Pacific Mutual Life Insurance Company, a California corporation ("Pacific"), PM Group Life Insurance Co., an Arizona corporation ("PM"), EJJM, an Ohio limited partnership ("EJJM"), Matthew O. Diggs, Jr. ("Diggs"), Timothy C. Collins ("Collins"), W. Joseph Manifold ("Manifold"), Charles R. McCollom ("McCollom"), Anita J. Moffatt Trust u/a dated July 23, 1993 ("Moffatt Trust"), Anita J. Moffatt ("Moffatt"), Remo Panella ("Panella"), Teddy F. Reed ("Reed"), Robert L. Schafer ("Schafer"), Graham E. Tillotson ("Tillotson"), John A. Tilmann Trust dated July 23, 1993 ("Tilmann Trust"), John A. Tilmann ("Tilmann"), Ronald A. Anderson ("Anderson"), Kevin E. McCrone (KE McCrone"), Michael P. McCrone ("MP McCrone") (Onex DHC, Pacific, PM, EJJM, Collins, Manifold, McCollom, Moffatt Trust, Panella, Reed, Schafer, Tillotson, Tilmann Trust, Anderson, KE McCrone and MP McCrone are each referred to individually as a "Record Stockholder" and collectively as the "Record Stockholders" and Onex, Diggs, Moffatt and Tilmann and the Record Stockholders are each referred to individually as a "Stockholder" and collectively as the "Stockholders") and Continental Bank N.A. ("Continental"). Unless otherwise indicated, (i) capitalized terms used herein are used as defined in Section 12.4 hereof, (ii) all references in Article III to a Schedule and all references to Schedules 10.1 and 12.4 shall be deemed to refer to the Schedules to a disclosure letter dated the date hereof delivered by the Stockholders to Scotsman and Sub and relating to this Agreement and
(iii) all references in Articles IV and V to a Schedule and all references to Schedules 2.3(g) and 6.6(a) shall be deemed to refer to the Schedules to a disclosure letter dated the date hereof delivered by Scotsman to Holding, TDC, the Stockholders and Continental and relating to this Agreement.


                             W I T N E S S E T H :


                 WHEREAS, Scotsman is a Delaware corporation having an authorized capital of (i) 50,000,000 shares of common stock, $.10 par value (the "Scotsman Common Stock"), of which, on the date hereof, 7,008,254 shares are issued and outstanding, and (ii) 10,000,000 shares of preferred stock, $1.00 par value, none of which is issued and outstanding;

                 WHEREAS, Sub is a Delaware corporation having an authorized capital of 100 shares of common stock, $.01 par value, all of which are issued and outstanding;

                 WHEREAS, Holding is a Delaware corporation having an authorized capital of (i) 7,000,000 shares of Class A common stock, $.01 par value (the "Holding Common Stock"), of which, on the date hereof, 6,445,000 shares are issued and outstanding, and (ii) 500,000 shares of preferred stock, $.01 par value, none of which is issued and outstanding;

                 WHEREAS, TDC, the capital stock of which constitutes the sole asset of Holding, designs, manufactures and sells commercial refrigerators and freezers, custom and standard commercial kitchen systems, chef stations and display cases, commercial ventilation systems and other foodservice equipment (hereinafter generally referred to as the "Delfield Business");

                 WHEREAS, the respective Boards of Directors of the Constituent Corporations have approved the merger (the "Merger") of Sub into Holding pursuant to the terms and conditions of this Agreement and have directed that this Agreement be submitted to their stockholders for adoption;

                 WHEREAS, the parties hereto intend the Merger to constitute a reorganization described in section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

                 WHEREAS, pursuant to a separate Share Acquisition Agreement, dated the date hereof (the "Whitlenge Share Acquisition Agreement"), Scotsman or a wholly owned subsidiary of Scotsman will make an offer to purchase, for cash and the contingent right to receive in the future certain additional consideration, all of the issued and outstanding shares of Whitlenge Acquisition Limited ("WAL"), a private company limited by shares registered in England and an affiliate of Holding (the "Whitlenge Share Acquisition"); and

                 WHEREAS, Scotsman, Sub, Holding, TDC and the Stockholders desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

                 NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

                 Section 1.1. The Merger. Subject to the conditions contained herein and in accordance with the provisions of this Agreement and the Delaware General Corporation Law (the "DGCL"), at the Effective Time (as hereinafter defined), Sub shall be merged with and into Holding, which, as the corporation surviving in the Merger (the "Surviving Corporation"), shall continue unaffected and unimpaired by the Merger to exist under and be governed by the laws of the State of Delaware. Upon the effectiveness of the Merger, the separate existence of Sub shall cease except to the extent provided by law in the case of a corporation after its merger into another corporation.

                 Section 1.2. Filing Certificate of Merger and Effectiveness. Upon the satisfaction or waiver of the conditions to the obligations of each of the parties contained herein, a Certificate of Merger (which shall be in form and substance reasonably satisfactory to the parties hereto), executed and acknowledged in accordance with the laws of the State of Delaware, shall be filed in the office of the Secretary of State of the State of Delaware. The Merger shall become effective upon such filing as provided by the DGCL. The date and the time on such date of effectiveness of the Merger are herein called, respectively, the "Effective Date" and the "Effective Time."

                 Section 1.3. Effects of the Merger. The Merger shall have the effects set forth in Sections 259 through 261 of the DGCL.

                 Section 1.4. Certificate of Incorporation, By-Laws, Directors and Officers. The Restated Certificate of Incorporation and By-Laws of Holding, as in effect immediately prior to the Effective Time, shall continue in full force and effect as the Restated Certificate of Incorporation and By-Laws of the Surviving Corporation. The initial Board of Directors of the Surviving Corporation shall consist of not less than three directors to be designated by Scotsman, who shall serve until their respective successors are duly elected and qualified. The officers of Holding immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation until their respective successors are duly elected and qualified.

                 Section 1.5. Further Assurances. From time to time after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of Holding or otherwise, such deeds and other instruments and to take or cause to be taken such further or other action as shall be necessary or desirable in order to vest or perfect in or to confirm, of record or otherwise, in the Surviving Corporation title to, and possession of, all of the property, rights, privileges, powers, immunities and franchises of Holding and otherwise carry out the purposes of this Agreement.


                                   ARTICLE II

                              CONVERSION OF SHARES

                 Section 2.1. Conversion of Securities. As of the Effective Time, by virtue of the Merger and without any action on the part of any stockholder of Holding or Sub or the holder of the Warrant (as defined in Section 3.3):

                 (a) Each share of common stock of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of Class A common stock, $.01 par value, of the Surviving Corporation.

                 (b) All shares of Holding Common Stock that immediately prior to the Effective Time are held in the treasury of Holding or by any subsidiary of Holding shall be cancelled and no capital stock of Scotsman or other consideration shall be delivered in exchange therefor.

                 (c) Each share of Holding Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into a pro rata portion (based upon the aggregate number of shares of Holding Common Stock issued and outstanding immediately prior to the Effective
         Time) of (i) 1,200,000 shares of Scotsman Common Stock together with associated common stock purchase rights (the "Common Stock Purchase Rights") issued pursuant to the Rights Agreement, dated as of April 14, 1989, as amended (the "Rights Agreement"), between Scotsman and Harris Trust & Savings Bank (such shares of Scotsman Common Stock and Common Stock Purchase Rights are collectively referred to herein as "Scotsman Fixed Common Shares"), (ii) 2,000,000 shares of Series A $0.62 Cumulative Convertible Preferred Stock of Scotsman, $1.00 par value (the "Scotsman Convertible Preferred Stock"), having substantially the terms set forth in the form of Certificate of Designation set forth in Exhibit I hereto (such shares of Scotsman Convertible Preferred Stock are collectively referred to herein as "Scotsman Convertible Preferred Shares"), and (iii) the right to receive in cash the sum of (A) U.S. $13,947,490.00, (B) U.S. $113,566.65 for each consecutive three month period between September 30, 1993 and the Effective Date (each, a "Three Month Period") and (C) the product obtained by multiplying U.S. $1,261.85 by the number of calendar days in the period from the day following the end of the latest Three Month Period to the Effective Date (inclusive), in each case subject to reduction pursuant toSection 6.6(c) (such amounts in cash are collectively referred to herein as the "Cash Consideration").

                 (d) Each holder of Holding Common Stock immediately prior to the Effective Time shall have the nontransferable contingent right to receive its pro rata portion (based upon the percentage held by it at such time of the then issued and outstanding Holding Common Stock) of 97.06552% of the Scotsman Contingent Common Shares (as hereinafter defined).

                 (e) The Warrant shall be purchased by Scotsman or Sub for (i) cash in an amount equal to the sum of (x) U.S. $630,510.00, (y) U.S. $3,433.35 for each Three Month Period and (z) the product obtained by multiplying U.S. $38.15 by the number of calendar days in the period from the day following the end of the latest Three Month Period to the Effective Date (inclusive) and (ii) the nontransferable contingent right to receive (A) 2.93448% of the Scotsman Contingent Common Shares or, if Continental and Scotsman so agree in writing on or prior to the day on which such Scotsman Contingent Common Shares are to be issued,
         (B) cash in an amount equal to the product obtained by multiplying the Closing Price (as defined in Section 2.6(b)) of the Scotsman Common Stock as of the business day immediately preceding the date on which such Scotsman Contingent Common Shares are to be issued, by such number of Scotsman Contingent Common Shares. The amounts described in clauses (i) and (if applicable) (ii) (B) of the immediately preceding sentence shall be paid by wire transfer of immediately available funds to the account or accounts designated in a notice by Continental to Scotsman. Upon such purchase, the Warrant shall be deemed cancelled and its holder shall not be entitled to any rights thereunder except as provided in the immediately preceding sentence.

Notwithstanding the foregoing, if the sum (the "Initial Cash Component") of the Cash Consideration and the aggregate amount of cash to be paid in lieu of the issuance of fractional shares pursuant to Section 2.6 exceeds the Maximum Cash Component (as hereinafter defined), then in lieu of a pro rata portion of the Cash Consideration, each share of Holding Common Stock issued and outstanding immediately prior to the Effective Time shall be converted, in part, into a pro rata portion (based upon the aggregate number of shares of Holding Common Stock issued and outstanding immediately prior to the Effective Time) of (i) the right to receive an amount of cash equal to the Maximum Cash Component and (ii) a number of shares (the "Substitution Number") of Series B Cumulative Preferred Stock of Scotsman, $1.00 par value (the "Scotsman Nonconvertible Preferred Stock"), having a liquidation preference equal to the excess of the Initial Cash Component over the Maximum Cash Component. The Scotsman Nonconvertible Preferred Stock shall have substantially the terms set forth in the form of Certificate of Designation set forth in Exhibit II hereto (shares of Scotsman Nonconvertible Preferred

Stock into which Holding Common Stock in part are so converted are referred to herein as the "Scotsman Nonconvertible Preferred Shares"). The per annum dividend rate per share for the Scotsman Nonconvertible Preferred Stock shall be equal to the lesser of (x) such per annum rate as is agreed upon at or prior to the Effective Time by representatives of Morgan Stanley & Co. Incorporated and William Blair & Company as a rate which would cause shares of Scotsman Nonconvertible Preferred Stock to trade publicly at the Effective Time (if such shares were then traded publicly) at a price per share equal to 100% of the liquidation preference per share for such shares and (y) a per annum rate (rounded to the nearer cent or, if there is not a nearer cent, to the next higher cent) per share equal to an amount determined by dividing (i) the sum of
(A) U.S. $200,000 divided by the total number of shares of Scotsman Nonconvertible Preferred Stock to be issued at the Effective Time and (B) U.S. $3.515625 by (ii) five.

                 As used herein, the "Maximum Cash Component" shall mean the product (rounded to the nearer dollar, or if there is no nearer dollar, to the next higher dollar) obtained by multiplying (i) .19 by (ii) the sum of (a) the product obtained by multiplying 1,200,000 by the Adjusted Value (as hereinafter defined) of Scotsman Common Stock on the Effective Date, (b) U.S. $22,500,000 and (c) the Initial Cash Component. As used herein, the "Adjusted Value" shall mean the lesser of (i) the arithmetic mean of the high and low trading prices on the New York Stock Exchange, Inc. (the "NYSE") of Scotsman Common Stock on the Effective Date (as reported in the NYSE Composite Transactions) and (ii) the Closing Price (as defined in Section 2.6(b)) of Scotsman Common Stock on the Effective Date; provided, however, that if the lesser of such amounts is more than 10% higher than the arithmetic mean of the high and low trading prices on the NYSE of the Scotsman Common Stock (as reported in the NYSE Composite Transactions) for the preceding 10 trading business days, the Adjusted Value shall be such arithmetic mean. In determining the Substitution Number of Scotsman Nonconvertible Preferred Shares, due account shall be taken of cash issued in lieu of fractional Scotsman Nonconvertible Preferred Shares pursuant to Section 2.6 hereof.

                 Section 2.2. Issuance of Scotsman Contingent Common Shares; Definition of EBITDA. (a) As provided in Sections 2.1(d), (e) and 2.3, Scotsman Contingent Common Shares may be issued in respect of the shares of Holding Common Stock issued and outstanding immediately prior to the Effective Time and the Warrant. As used herein, "Scotsman Contingent Common Shares" means the shares of Scotsman Common Stock (together with the associated Common Stock Purchase Rights) which may be issued pursuant to Sections 2.1(d), (e),
2.3 and 2.7.

                 (b) The term "EBITDA" shall mean the combined earnings before interest, income taxes, depreciation and amortization of TDC and Whitlenge Drink Equipment Limited ("Whitlenge Drink"), a wholly-owned subsidiary of WAL, for (x) with respect to TDC, the period beginning January 1, 1994 and ending December 31, 1994 and (y) with respect to Whitlenge Drink, the period beginning October 1, 1993 and ending September 30, 1994 (together, the "Measurement Period"). The following principles shall be applied in determining EBITDA: (i) except as otherwise provided in this Section 2.2, EBITDA shall be determined in accordance with generally accepted accounting principles applied on a basis consistent with the Statement of Income, Balance Sheet, Unaudited Statement of Income and Unaudited Balance Sheet (as such terms are defined in Section 3.5) and through all periods; (ii) EBITDA shall be determined without regard to any adjustments to the accounting books and records for financial reporting purposes which may be recorded by Scotsman as a result of the transactions contemplated by this Agreement and the Whitlenge Share Acquisition Agreement and without regard to any expenses reflected in the books and records of TDC or Whitlenge Drink in respect of the Merger or the Whitlenge Share Acquisition; (iii) EBITDA shall be determined without regard to expenses charged to TDC or Whitlenge Drink for general administrative, management or overhead expenses provided by or on behalf of Scotsman or any of its affiliates (other than expenses charged and invoiced to TDC or Whitlenge Drink for the provision of specific goods or services which would otherwise have been provided by third parties) or any charges for the cost of capital and without regard to any amounts charged under the Onex Management Agreement and the Diggs Management Agreement (as such terms are hereinafter defined); (iv) in determining EBITDA, all transactions between TDC, Whitlenge Drink or their subsidiaries, on the one hand, and Scotsman or its affiliates (other than TDC, Whitlenge Drink and their subsidiaries), on the other hand, shall be accounted for on arms-length financial terms; (v) to the extent that the generally accepted accounting principles required to be used in the preparation of accounts change from those existing on the date hereof and the required principles permit alternative accounting treatments of a matter, Scotsman will apply such alternative treatment as will maximize EBITDA; (vi) the amount of TDC's "purchase" reserve (other than the portion thereof relating to pension liability) reflected in the December 31, 1994 financial statements of TDC shall not be less than the amount thereof at December 31, 1993; provided, however, that (x) a reduction of up to U.S. $100,000 shall be permitted to the extent that warranty reserve requirements are otherwise exceeded and (y) in the discretion of Scotsman, further reductions will be permitted; (vii) no portion of such "purchase" reserve shall be deemed to constitute or be applied against any other reserve or accrual for any other matter except (A) as set forth in the immediately preceding clause (vi), (B) that some or all of the portion of the "purchase" reserve not relating to pension liability may be used to constitute a portion of the reserve for warranty claims and (C) as Scotsman may otherwise determine in its discretion (it being understood that Scotsman shall not be bound by past practice of TDC in making any such determination); (viii) the portion of the "purchase" reserve relating to pension liability at December 31, 1994 may be reduced below the amount of such portion at December 31, 1993 (which is U.S. $747,000) only to the extent that the required pension funding exceeds expensed amounts; and (ix) reserves and accruals other than the "purchase" reserve, as reflected in the December 31, 1994 financial statements of TDC and the September 30, 1994 financial statements of Whitlenge Drink, shall be determined consistent with the Statement of Operating Principles referred to in Section 2.3(g) and in accordance with generally accepted accounting principles consistently applied (clauses (i) through (ix) above being referred to herein as the "Agreed Accounting Principles"). Within 45 days after the end of each month following the Effective Date through the end of the Measurement Period, Scotsman will furnish, or caused to be furnished, to the Stockholder Representative (as hereinafter defined) financial information relating to TDC and Whitlenge Drink for such month in a form and in such detail as is consistent with the financial report heretofore furnished to the directors of TDC on a monthly basis.

                 Section 2.3. Determination of EBITDA and Contingent Common Shares to be Issued. (a) As soon as practicable (but in any event within 90 days) after the end of the fiscal year of Scotsman ending January 1, 1995, based upon an audit of the financial statements with respect to TDC and Whitlenge Drink for the Measurement Period, applying procedures consistent with past practice, the amount of EBITDA shall be determined by Scotsman in good faith and Scotsman shall deliver to the Stockholder Representative a notice (the "Notice") specifying the amount so determined together with the principal calculations made in such determination. At the request and expense of the Stockholders, the accounting personnel of Arthur Andersen & Co. who have heretofore audited the financial statements of Holding prior to the Effective Time shall be permitted to observe the performance of the auditing procedures performed by, and have access to the working papers of, the accounting personnel of Arthur Andersen & Co. used by Scotsman to perform such audit.

                 "Stockholder Representative" means Onex, or if it is unable or unwilling to act, then Diggs, or if he is unable or unwilling to act, then the person appointed by a written instrument or instruments delivered to Scotsman and signed by the persons who would be entitled to receive more than 50% of the Scotsman Contingent Common Shares which may be issuable pursuant to this
Section 2.3 and the Scotsman Earnout Shares which may be issuable pursuant to
Section 1.2 of the Whitlenge Share Acquisition Agreement.

                 (b) Promptly following receipt of the Notice, the Stockholder Representative may review the same and within 45 days after the date of such receipt, may deliver to Scotsman a certificate setting forth its or his objections to the calculation of EBITDA, together with detail of the reasons therefor and calculations which, in its or his view, are necessary to eliminate such objections. Scotsman shall allow the Stockholder Representative and its or his representatives to examine the books and records, including work papers, relating to TDC and Whitlenge Drink, and to examine any other materials, and have access to Arthur Andersen & Co. and any personnel of Scotsman, the Surviving Corporation and TDC, reasonably requested by the Stockholder Representative, in connection with such review. In the event the Stockholder Representative does not so object within such 45-day period, the amount of EBITDA set forth in the Notice shall be final and binding as the amount of EBITDA for purposes of this Agreement, but shall not limit the representations, warranties, covenants and agreements of the parties set forth elsewhere in this Agreement.

                 (c) In the event the Stockholder Representative so objects within such 45-day period, Scotsman and the Stockholder Representative shall use their reasonable best efforts to resolve by written agreement any differences as to the amount of EBITDA and the principal calculations to be made in determining the same and, in the event Scotsman and the Stockholder Representative so resolve any such differences (the "Agreed Adjustments"), the amount of EBITDA set forth in the Notice as adjusted by the Agreed Adjustments shall be final and binding as the amount of EBITDA for purposes of this Agreement, but shall not limit the representations, warranties, covenants and agreements of the parties set forth elsewhere in this Agreement.

                 (d) In the event any objections raised by the Stockholder Representative are not resolved by Agreed Adjustments within the 30-day period next following such 45-day period, then Scotsman and the Stockholder Representative shall submit the objections that are then unresolved to the Detroit, Michigan office of KPMG Peat Marwick (or to such other national accounting firm acceptable to both the Stockholder Representative and Scotsman) and such firm (the "Accounting Firm") shall be directed by Scotsman and the Stockholder Representative solely to resolve the unresolved objections (based solely on whether any disputed matter had been determined in a manner consistent with the Agreed Accounting Principles and Sections 2.3(f) and (g) and the Accounting Firm shall not conduct any customary audit procedures in connection with the determination of EBITDA) as promptly as reasonably practicable and to deliver written notice to each of Scotsman and the Stockholder Representative setting forth in reasonable detail its resolution of the disputed matters. The amount of EBITDA, after giving effect to any Agreed Adjustments and to the resolution of disputed matters by the Accounting Firm, shall be final and binding as the amount of EBITDA for purposes of this Agreement, but shall not limit the representations, warranties, covenants and agreements of the parties set forth elsewhere in this Agreement.

                 (e) The fees and expenses of the Accounting Firm hereunder shall be paid 50% by Scotsman and 50% by the Stockholders; provided, however, if EBITDA shall be finally determined pursuant to Section 2.3(d) to be less than U.S. $17,000,000, the

Stockholders shall pay all fees and expenses of the Accounting Firm; and provided, further, that if EBITDA as finally determined pursuant to Section 2.3(d) results in a number of Scotsman Contingent Common Shares to be issued which is more than 104,052 shares greater than the number asserted by Scotsman, Scotsman shall pay all fees and expenses of the Accounting Firm.

                 (f) Promptly (but not later than 30 days) after the determination of EBITDA pursuant to this Section 2.3 that is final and binding as set forth herein, Scotsman shall, subject to Sections 2.6 and 2.7, issue and deliver, in accordance with Sections 2.1(d) and (e), the number of Scotsman Contingent Common Shares, if any, determined as follows:

                 (i) If EBITDA is less than U.S. $17,000,000, Scotsman will neither deliver nor owe to the Stockholders (or any other person) under Sections 2.1(d) and (e) any additional shares of Scotsman Common Stock (or associated Common Stock Purchase Rights);

                 (ii) If EBITDA is equal to or greater than U.S. $17,000,000 and less than U.S. $17,500,000, Scotsman shall deliver to the persons referred to in Sections 2.1(d) and (e) their respective portions of a number of shares of Scotsman Common Stock (together with associated Common Stock Purchase Rights) equal to the amount obtained by multiplying (A) 520,260 by (B) the quotient obtained by dividing (1) the excess of EBITDA over U.S. $17,000,000 by (2) U.S. $500,000; or

                 (iii) If EBITDA is equal to or greater than U.S. $17,500,000, Scotsman shall deliver to the persons referred to in Sections 2.1(d) and (e) their respective portions of 520,260 shares of Scotsman Common Stock (together with associated Common Stock Purchase Rights).

Scotsman will reserve and keep available 520,260 shares of Scotsman Common Stock (or such other number of shares resulting from adjustments pursuant to Section 2.7), from the Effective Date through the date on which the Scotsman Contingent Common Shares, if any, are issued or are finally determined not to be issuable, solely for issuance and delivery of the Scotsman Contingent Common Shares.

                 (g) After the Effective Date and during the Measurement Period, Scotsman will cause the activities of TDC and Whitlenge Drink to be conducted in a businesslike manner consistent with the Statement of Operating Principles attached hereto as Schedule 2.3(g) (except for deviations therefrom as may be approved by the Stockholder Representative) and in good faith with due regard to the rights of the persons referred to in Sections 2.1(d) and (e) with respect to the Scotsman Contingent Common Shares. Prior to the end of the Measurement Period, without the consent of the Stockholder Representative, Scotsman will not permit either TDC or Whitlenge Drink to acquire or dispose of any material assets (other than inventory in the ordinary course of business and the making of capital expenditures) or businesses. In the event that Scotsman desires to take any action that, under this Section 2.3(g), requires the consent of the Stockholder Representative, and Scotsman takes such action without obtaining such consent, (i) at the election of the Stockholder Representative, EBITDA shall be calculated as though such action were not taken (or, in the case of the matters covered by the Statement of Operating Principles, as if such action had been undertaken only to the extent permitted thereby) and (ii) in any event the taking of such action shall not be deemed to be a breach of this Agreement.

                 (h) The rights of the persons referred to in Sections 2.1(d) and (e) to any payments of Scotsman Contingent Common Shares shall not be subject to set-off or counterclaim to satisfy the Stockholders' indemnification obligations under Section 10.1 or with respect to any other liability or obligation (whether under this Agreement or otherwise) and shall not depend in any way or otherwise be contingent upon the performance of any agreement or continued employment or the provision of personal services.

                 Section 2.4.  Payment of Cash and Delivery of Certificates.
At or after the Effective Time, each holder of a certificate or certificates representing issued and outstanding shares of record of Holding Common Stock, and the holder of the certificate representing the Warrant, in each case immediately prior to the Effective Time, may surrender such certificate or certificates to Scotsman, and, subject to the last two sentences of this
Section 2.4, Scotsman shall immediately deliver or cause to be delivered, in exchange therefor, cash (including all amounts payable in lieu of fractional shares or interests pursuant to Section 2.6), by wire transfer in immediately available funds to the account or accounts designated by such holder in a notice to Scotsman, and/or one or more certificates representing the aggregate number of whole Scotsman Fixed Common Shares, Scotsman Convertible Preferred Shares and Scotsman Nonconvertible Preferred Shares, as the case may be, into which the Holding Common Stock represented by the certificate or certificates so surrendered shall in part have been converted or for which the Warrant in part was purchased, as the case may be, pursuant to Section 2.1. Until so surrendered, each outstanding certificate representing issued and outstanding shares of record of Holding Common Stock or the Warrant immediately prior to the Effective Time shall not be transferable on the books of the Surviving Corporation or Scotsman, but shall be deemed for all corporate purposes, subject to Section 2.5, to evidence the right to receive such cash and/or ownership of the number of whole Scotsman Fixed Common Shares, Scotsman Convertible Preferred Shares and Scotsman Nonconvertible Preferred Shares and the right to receive the Scotsman Contingent Common Shares, as the case may be, into which the shares of Holding Common Stock which immediately prior to the Effective Time were represented thereby shall have been converted or for which the Warrant was purchased, as the case may be, pursuant to Section 2.1. At the close of business on the business day next preceding the Effective Date, the stock transfer books of Holding shall be closed and no transfer of Holding Common Stock or the Warrant shall thereafter be made or consummated. The amount of cash payable on the Effective Date to the holders of Holding Common Stock shall be limited to U.S. $8 million. Any additional cash due to a holder of Holding Common Stock and all amounts of Scotsman Nonconvertible Preferred Stock issuable to a holder of Holding Common Stock pursuant to the Merger shall be paid or issued, as the case may be, on the second business day after the Effective Date, after the Maximum Cash Component pursuant to Section 2.1 hereof has been determined.

                 Section 2.5. Dividends and Distributions. Any dividend or other distribution paid in respect of Scotsman Common Stock, Scotsman Convertible Preferred Stock or Scotsman Nonconvertible Preferred Stock to holders of record on or after the Effective Date and otherwise payable to the holder of an outstanding certificate which, immediately prior to the Effective Time, represented issued and outstanding shares of Holding Common Stock or the Warrant shall, until the surrender of such certificate and the issuance of a certificate or certificates for Scotsman Fixed Common Shares, Scotsman Convertible Preferred Shares or Scotsman Nonconvertible Preferred Shares, as the case may be, in respect thereof, be retained by Scotsman, and no such dividend or other distribution payable in respect of Scotsman Common Stock, Scotsman Convertible Preferred Stock or Scotsman Nonconvertible Preferred Stock shall be paid to the holder of such certificate representing Holding Common Stock or the Warrant until such certificate shall have been so surrendered to Scotsman. Upon surrender of each such certificate and issuance in exchange therefor of Scotsman Fixed Common Shares, Scotsman Convertible Preferred Shares or Scotsman Nonconvertible Preferred Shares, as the case may be, there shall be paid by Scotsman to or at the direction of the holder of the certificate for such Scotsman Fixed Common Shares, Scotsman Convertible Preferred Shares or Scotsman Nonconvertible Preferred Shares, as the case may be, the amount of all dividends and distributions which became payable to holders of record on or after the Effective Date in respect of the number of whole Scotsman Fixed Common Shares, Scotsman Convertible Preferred Shares and Scotsman Nonconvertible Preferred Shares represented by the certificate or certificates so issued. In the event any dividend or other distribution is paid in respect of Scotsman Common Stock to holders of record on or after the date of final determination of EBITDA pursuant to Section 2.3 and prior to the date of issuance of the Scotsman Contingent Common Shares, if any, pursuant to Section 2.3(f), Scotsman shall pay or cause to be paid on the date of such issuance of Scotsman Contingent Common Shares to or at the direction of the person to whom the certificate for such

Scotsman Contingent Common Shares is mailed pursuant to Section 2.8(b) the amount of such dividends or distributions in respect of the number of whole Scotsman Contingent Common Shares represented by the certificate so issued. In no event shall the holder of any certificate which, immediately prior to the Effective Time, represented issued and outstanding shares of Holding Common Stock or the Warrant be entitled to receive interest on any of the funds to be received in the Merger.

                 Section 2.6. Fractional Shares. (a) No certificates for fractions of shares of Scotsman Common Stock, Scotsman Convertible Preferred Stock or Scotsman Nonconvertible Preferred Stock and no scrip or other certificates evidencing fractional interests in such shares shall be issued pursuant to Section 2.1, 2.2 or 2.3. If the conversion of a person's aggregate holdings of Holding Common Stock or the number of Scotsman Contingent Common Shares issuable to a person at any time results in a fractional share of Scotsman Common Stock or interest therein, such person shall, in lieu thereof, be paid cash in an amount equal to the value of such fractional share or interest based on the Closing Price of Scotsman Common Stock on the last business day prior to the Effective Date for cash to be paid in connection with the issuance of Scotsman Fixed Common Shares and the last business day prior to the issuance of the Scotsman Contingent Common Shares for cash to be paid in connection with the issuance of Scotsman Contingent Common Shares. If the conversion of a person's aggregate holdings of Holding Common Stock results in a fractional share of Scotsman Convertible Preferred Stock or Scotsman Nonconvertible Preferred Stock or interest therein, such person shall, in lieu thereof, be paid cash in an amount equal to the value of such fractional share or interest based on the liquidation preference of such preferred stock. Any person otherwise entitled to a fractional share or interest shall not be entitled by reason thereof to any voting, dividend or other rights as a stockholder of Scotsman.

                 (b) The "Closing Price" of Scotsman Common Stock on any business day shall for all purposes of this Agreement be: (i) the last sale price, or the closing bid price if no sale occurred, of Scotsman Common Stock on the principal securities exchange on which Scotsman Common Stock is listed, if so listed, or (ii) if not listed, the mean between the closing high bid and low asked quotations of Scotsman Common Stock on the National Association of Securities Dealers, Inc. Automated Quotation System, or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted. If the closing price of Scotsman Common Stock is not available through the systems set forth above, the Closing Price of Scotsman Common Stock on any day or the average of such Closing Prices for any period shall be the fair market value of Scotsman Common Stock as determined by a member firm of the New York Stock Exchange, Inc. selected by Scotsman and reasonably acceptable to the Stockholder Representative.

                 Section 2.7. Changes in Scotsman Common Stock. In the event that, between the date hereof and the Effective Time, there has occurred any reclassification, stock split, stock dividend or similar change in respect of the Scotsman Common Stock, then appropriate adjustment shall be made in the number of shares of Scotsman Common Stock and/or kind of securities issued as Scotsman Fixed Common Shares or to be issued as Scotsman Contingent Common Shares in order to provide holders of Holding Common Stock or the Warrant with the same number of shares of Scotsman Common Stock and/or such securities that they would have received after such reclassification, stock split, stock dividend or similar change if the Effective Time or the issuance of the Scotsman Contingent Common Shares had occurred immediately prior to such reclassification, stock split, stock dividend or similar change (and all references herein to the "Scotsman Fixed Common Shares" and "Scotsman Contingent Common Shares" shall refer to such adjusted number and/or kind of securities). In the event that Scotsman Contingent Common Shares become issuable pursuant to Sections 2.1(d), (e), 2.2 and 2.3 and, between the Effective Time and such issuance, (i) there has occurred any conversion, change, exchange or reclassification of the Scotsman Common Stock into another security or form of property pursuant to any merger, consolidation, acquisition of business and assets, reorganization or recapitalization or there has occurred any reclassification under other circumstances or any stock split, stock dividend or similar change in respect of the Scotsman Common Stock, or
(ii) Scotsman shall have distributed cash to all holders of Scotsman Common Stock in such an amount and manner that the conversion rate applicable to the Scotsman Convertible Preferred Stock is adjusted in respect thereof pursuant to
Section 6(f)(iv) of the Certificate of Designation applicable thereto, then appropriate adjustment shall be made in the number of shares of Scotsman Common Stock and/or kind of securities issued as Scotsman Contingent Common Shares in order to provide holders of Holding Common Stock or the Warrant, as the case may be, with, in the case of clause (i), the same number of shares of Scotsman Common Stock and/or such securities that they would have received after such conversion, change, exchange, reclassification, stock split, stock dividend or similar change if the issuance of the Scotsman Contingent Common Shares had occurred immediately prior to such conversion, change, exchange, reclassification, stock split, stock dividend or similar change or, in the case of clause (ii), a number of shares of Scotsman Common Stock reflecting the adjustment factor specified in such Section 6(f)(iv) (and all references herein to the "Scotsman Contingent Common Shares" shall refer to such adjusted number and/or kind of securities). If, between the date hereof and the Effective Time, any event shall take place which would require an adjustment to the conversion rate of the Scotsman Convertible Preferred Stock pursuant to the Certificate of Designation applicable thereto if such provisions were then in effect, then at the time of each such event the conversion rate of the Scotsman Convertible Preferred Stock shall be appropriately adjusted as if the provisions of such Certificate of Designation were then in effect.

                 Section 2.8. Non-assignability; Succession; Delivery of Certificates. (a) The right to receive Scotsman Contingent Common Shares, if any, shall not be assignable or transferable except by operation of law.

                 (b) A certificate for any Scotsman Contingent Common Shares which becomes issuable shall be mailed, in accordance with the customary practice of Scotsman or its transfer agent, to the Record Stockholder, the holder of the Warrant, their respective successors by operation of law, or the Permitted Transferee (as defined in Section 7.1), to whom the Scotsman Contingent Common Shares represented thereby are being issued, to such person's last known address as provided in the stockholder records of Scotsman or such other address, or in the name of such successor or Permitted Transferee, as shall be furnished in writing to Scotsman by the Record Stockholder, the holder of the Warrant, their respective duly appointed personal representatives or successors or such Permitted Transferee. Scotsman may require proper evidence of succession or transfer and, in any event, shall be fully protected in issuing, registering and mailing certificates for Scotsman Contingent Common Shares to and registered in the name of such person to such address.


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                              OF THE STOCKHOLDERS

                 As an inducement to Scotsman and Sub to enter into this Agreement and to consummate the transactions contemplated hereby, the Stockholders jointly and severally (except as otherwise provided below and subject to Article X) represent and warrant to Scotsman and Sub and agree as follows:

                 Section 3.1. Organization of Holding and TDC. Holding and TDC are each corporations duly incorporated, validly existing and in good standing
under the laws of the State of Delaware.   Holding and TDC are each duly
qualified to transact business as foreign corporations and are each in good standing in each of the jurisdictions in which the ownership or leasing of the properties used in its business or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not have a Material Adverse Effect on Holding and TDC, taken as a whole. Holding and TDC have full corporate power and authority to own or lease and operate their respective properties and to carry on their respective businesses as now conducted. Holding and TDC have delivered to Scotsman complete and correct copies of the certificates of incorporation and by-laws of Holding and TDC, each as amended and in effect on the date hereof.

                 Section 3.2. Subsidiaries and Investments. (a) Holding's sole asset is 100 shares of common stock of TDC, which constitutes all of the issued and outstanding capital stock of TDC. Except for such common stock of TDC and any securities or equity interest it may own indirectly through TDC, Holding does not, directly or indirectly, (i) own, of record or beneficially, any outstanding securities or other interest in any corporation, partnership, joint venture or other entity or (ii) control any corporation, partnership, joint venture or other entity.

                 (b) Except as set forth in Schedule 3.2, TDC does not, directly or indirectly, (i) own, of record or beneficially, any outstanding securities or other interest in any corporation, partnership, joint venture or other entity (other than investments in publicly traded securities, cash equivalents and short-term investment grade debt) or (ii) control any corporation, partnership, joint venture or other entity.

                 Section 3.3. Capitalization. (a) The authorized capital of Holding consists of (i) 7,000,000 shares of Class A common stock, $.01 par value, of which 6,445,000 shares are issued and outstanding (before giving effect to any redemption pursuant to Section 6.6(c)) and, except for 194,845 shares issuable upon exercise of the Warrant (as hereinafter defined), none of which is reserved for any purpose and (ii) 500,000 shares of preferred stock, $.01 par value, none of which is issued and outstanding or reserved for any purpose. All of the outstanding shares of Holding Common Stock are duly authorized, validly issued, fully paid and nonassessable. The record owners of the Holding Common Stock as of the date hereof are listed in Schedule 3.3(a) hereto and a list of the record owners of the Holding Common Stock as of the Effective Date will be provided to Scotsman on the Effective Date. Continental is the record owner of a warrant (the "Warrant") entitling it to purchase 194,845 shares of Holding Common Stock. Complete and correct copies of the material agreements relating to the Warrant have been furnished to Scotsman. Except for the Warrant or as permitted hereunder, there are no options, warrants or other rights to acquire, or agreements or commitments to issue, sell, purchase or redeem, shares of capital stock or other equity interest of Holding, whether on conversion of other securities or otherwise. None of the issued and outstanding shares of Holding Common Stock has been issued in violation of, or is subject to, any preemptive or subscription rights. Except as set forth in Schedule 3.3(a), there are no stockholder agreements, voting trust agreements or any other similar contracts, agreements, arrangements, commitments, plans or understandings restricting or otherwise relating to voting, dividend, ownership or transfer rights with respect to any shares of capital stock of Holding.

                 (b) Each Stockholder other than Onex severally represents and warrants as to itself and Onex severally represents and warrants as to Onex DHC that (i) it is the beneficial owner of the shares of Holding Common Stock listed in

Schedule 3.3(a) opposite its name or it has transferred such shares to a Permitted Transferee or Permitted Transferees and (ii) all such shares are owned free from all liens, claims, encumbrances or other restrictions of any kind, other than liens, claims, encumbrances or other restrictions listed on
Schedule 3.3(b). Each Stockholder severally represents and warrants as to itself that, except as a result of the consummation of the Merger or as set forth in Schedule 3.3(b), neither it nor any of its affiliates or associates owns, beneficially or of record, any shares of Scotsman Common Stock. Continental severally represents and warrants as to itself that it is the beneficial owner of the Warrant.

                 (c) The authorized capital of TDC consists of 1,000 shares of common stock, $.01 par value, of which 100 shares are issued and outstanding and none of which is reserved for any purpose. All such outstanding shares are duly authorized, validly issued, fully paid and nonassessable. Holding is the record and beneficial owner of all of the issued and outstanding shares of common stock of TDC. All such shares of common stock of TDC are so owned free from all liens, claims, encumbrances or other restrictions of any kind, other than liens, claims, encumbrances or other restrictions listed on Schedule 3.3(c). There are no options, warrants or other rights to acquire, or agreements or commitments to issue, sell, purchase or redeem, shares of capital stock of TDC, whether on conversion of other securities or otherwise. None of the issued and outstanding shares of common stock of TDC has been issued in violation of, or is subject to, any preemptive or subscription rights. There are no voting trust agreements or any other similar contracts, agreements, arrangements, commitments, plans or understandings restricting or otherwise relating to voting, dividend, ownership or transfer rights with respect to any shares of common stock of TDC.

                 Section 3.4. Authority. (a) Holding and TDC have full corporate power and authority to enter into this Agreement and, subject to adoption of this Agreement by the stockholders of Holding, to consummate the transactions contemplated hereby.

                 The execution, delivery and performance of this Agreement by Holding and TDC and the consummation by Holding and TDC of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Holding and TDC subject to such adoption of this Agreement by the stockholders of Holding. This Agreement is, and each other agreement or instrument of Holding or TDC contemplated hereby when executed and delivered will be, the legal, valid and binding agreement of Holding or TDC, as the case may be, enforceable against Holding or TDC, as the case may be, in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                 Neither the execution or delivery of this Agreement by Holding, TDC or any Stockholder, nor consummation of the transactions contemplated hereby or compliance with or fulfillment of the terms and provisions hereof by Holding, TDC or any Stockholder, will (a) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights, or result in the creation or imposition of any encumbrance upon any of the material assets of Holding or TDC, under the certificate of incorporation or the by-laws of Holding or TDC, any instrument, agreement, mortgage, indenture, deed of trust, permit, concession, grant, franchise, license, judgment, order, award, decree or other restriction to which Holding or TDC is a party or any of their respective material properties is subject or by which either of them is bound or any material statute, other law or regulatory provision affecting any of them, except for such conflicts, breaches, defaults, events, creations and impositions that are set forth on Schedule 3.4(a) or (b) require the approval, consent or authorization of, or the making of any declaration, filing or registration with, any third party or any foreign, federal, state or local court, governmental authority or regulatory body, by or on behalf of Holding or TDC, except for the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), the filing of a Certificate of Merger with the Secretary of State of the State of Delaware, adoption of this Agreement by the stockholders of Holding and as set forth in Schedule 3.4(a).

                 (b) Each Stockholder that is a corporate entity severally represents and warrants as to itself that it has full corporate power and authority, and each other Stockholder severally represents and warrants as to itself that it has full power and authority, to enter into this Agreement.
Each Stockholder severally represents and warrants as to itself that neither the execution or delivery of this Agreement by Holding, TDC or such Stockholder, nor consummation of the transactions contemplated hereby or compliance with or fulfillment of the terms and provisions hereof by Holding, TDC or such Stockholder, will conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any encumbrance upon any of the material assets of Holding or TDC, under any instrument, agreement, mortgage, indenture, deed of trust, permit, concession, grant, franchise, license, judgment, order, award, decree or other restriction to which such Stockholder is a party or by which such Stockholder is bound. Each of the Stockholders severally represents and warrants as to itself that this Agreement is, and each other agreement or instrument of such Stockholder contemplated hereby when executed and delivered will be, the legal, valid and binding agreement of such Stockholder enforceable against such Stockholder in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                 Section 3.5.  Financial Statements.  Holding and TDC have
previously provided Scotsman with:  (i)      the consolidated audited balance
sheet (the "Balance Sheet") of Holding as of December 31, 1992 (the "Balance Sheet Date") and the related audited consolidated statements of income (the "Statement of Income"), stockholders' equity and cash flows for the year then ended, together with appropriate notes to such financial statements, certified by Arthur Andersen & Co., independent public accountants, and (ii) the consolidated unaudited balance sheet of Holding as of September 30, 1993 (the "Unaudited Balance Sheet") and the related unaudited consolidated statement of income (the "Unaudited Statement of Income") for the nine months then ended. Except as disclosed in the notes thereto, such consolidated balance sheets and statements of income, stockholders' equity and cash flows referred to in clauses (i) and (ii) of the preceding sentence have been prepared in conformity with generally accepted accounting principles consistently applied and fairly present in all material respects the consolidated financial position of Holding at the dates of such balance sheets and the consolidated results of its operations and consolidated cash flows for the respective periods indicated, except that the Unaudited Balance Sheet and the Unaudited Statement of Income are subject to normal year-end audit adjustments. The Unaudited Statement of Income does not contain any material items of special or nonrecurring income except as expressly specified therein. The Statement of Income does not contain any material items of special or nonrecurring income except as expressly specified therein. Except as set forth on Schedule 3.5 or in the Unaudited Statement of Income or the Unaudited Balance Sheet, the Unaudited Balance Sheet and the Unaudited Statement of Income include all adjustments, which consist only of normal recurring accruals, other than normal year-end audit adjustments, necessary for such fair representation. All costs and expenses incurred in generating the revenues reflected in the Statement of Income or otherwise in connection with the Delfield Business during the period covered thereby which are required by generally accepted accounting principles to be reflected in the Statement of Income are so reflected.

                 Section 3.6. Operations Since Balance Sheet Date. (a) Except as set forth in Schedule 3.6(a) or as disclosed in the Unaudited Balance Sheet or the Unaudited Statement of Income, since the Balance Sheet Date, there has been: (i) no material adverse change in the assets, liabilities, operations, profits or business or condition, financial or otherwise, of Holding and TDC; and (ii) no damage, destruction, loss or claim with respect to, whether or not covered by insurance, or condemnation or other taking of, assets having a Material Adverse Effect on Holding and TDC taken as a whole.

                 (b) Except as set forth in Schedule 3.6(b), as contemplated hereby or with the prior written consent of Scotsman after the date hereof, since the Balance Sheet Date, TDC has conducted the Delfield Business only in the ordinary course and in conformity with past practice. Without limiting the generality of the foregoing, except as set forth in Schedule 3.6(b), as contemplated hereby or with the prior written consent of Scotsman after the date hereof, since the Balance Sheet Date, neither Holding nor TDC has: (i) issued, delivered or agreed (actually or contingently) to issue or deliver any of its capital stock, or granted any option, warrant or right to purchase any of its capital stock or other equity interest, or security convertible into its capital stock or other equity interest, or any of its bonds, notes or other securities, or borrowed or agreed to borrow any funds, other than in the ordinary course of business consistent with past practice; (ii) paid any obligation or liability (absolute or contingent) other than current liabilities reflected on the balance sheets referred to in Section 3.5 and current liabilities incurred since the Balance Sheet Date in the ordinary course of business consistent with past practice; (iii) declared or made, or agreed to declare or make, any payment of dividends or distributions to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock or other equity interest, except in each case as permitted hereunder;
(iv) mortgaged, pledged or encumbered any assets other than in the ordinary course of business consistent with past practice; (v) except for assets sold, leased or transferred in the ordinary course of business consistent with past practice, sold, leased or transferred or agreed to sell, lease or transfer any material assets or rights; (vi) cancelled or agreed to cancel any material debts or claims, waived or agreed to waive any rights of material value, or allowed to lapse or failed to keep in force any material franchise, permit or other material right; (vii) except in the ordinary course of business consistent with past practice, made or permitted any material amendment or termination of any material contract, agreement or license; (viii) undertaken or committed to capital expenditures exceeding U.S. $100,000 for any single project or related series of projects; (ix) made any increase in the compensation paid or to become payable to any of Holding's or TDC's officers or employees except for increases in the normal course of business consistent with past practice and increases required to be made pursuant to the terms of any employment or other agreement or employee benefit plan, policy, arrangement or agreement entered into prior to the Balance Sheet Date; (x) amended its certificate of incorporation or by-laws; (xi) undergone any material adverse change in its relationship, taken as a whole, with suppliers, customers, distributors and lessors; (xii) made charitable donations in excess of U.S. $50,000 in the aggregate; (xiii) incurred any liability or obligation (whether absolute, accrued, contingent or otherwise and whether direct or as guarantor or otherwise with respect to obligations of others) material to the business or assets of Holding and TDC, taken as a whole, except in the ordinary course of business consistent with past practice;
(xiv) instituted, settled or agreed to settle any litigation, action, or proceeding before any court or governmental body relating to the business or assets of Holding or TDC and involving an amount in excess of U.S. $50,000 or otherwise materially affecting Holding or TDC; (xv) entered into, or amended in any material respect, any employment, collective bargaining, deferred compensation, retention, change of control, termination or other material agreement or arrangement for the benefit of employees (whether or not legally binding) or entered into, adopted or amended in any material respect any Plan (as hereinafter defined); (xvi) suffered any strike or other employment related problem which would have a Material Adverse Effect on Holding and TDC taken as a whole; (xvii) suffered the loss of any key employees or had any material change in its relations with its employees and agents; (xviii) received any notice of termination of any material contract, lease or other material agreement; (xix) transferred or expressly granted any rights under, or entered into any settlement regarding the breach or infringement of, any material United States or foreign license, patent, copyright, trademark, trade name, invention or other material intellectual property or modified in any material respect any existing rights with respect thereto; (xx) changed its accounting reference period; or (xxi) entered into any transaction of the type described in Section 3.30; (xxii) amended the terms of the Executive Salary and Bonus Structure Recommendations for The Delfield Company, as updated to November 1993 (the "Bonus Plan"), a complete and correct copy of which has been furnished to Scotsman; or (xxiii) entered into or become committed to enter into any other material transaction except in the ordinary course of business consistent with past practice.

                 Section 3.7.  No Undisclosed Liabilities.   Neither Holding nor
TDC is subject to any liability which is required in accordance with generally accepted accounting principles to be shown on the Balance Sheet but which is not so shown, and, to the knowledge of Holding, TDC or any Stockholder, neither Holding nor TDC is subject to any material liability, absolute or contingent, which is not shown on the Balance Sheet or which is in excess of amounts shown or reserved for in the Balance Sheet or referred to in the notes thereto, other than, in each case, (i) as disclosed in Schedule 3.7, (ii) as disclosed in the Unaudited Balance Sheet and (iii) liabilities of a similar nature as those set forth in the Balance Sheet and notes thereto and incurred after the Balance Sheet Date in the ordinary course of its business consistent with past practice.

                 Section 3.8.  Taxes.  (a)  Except as set forth on Schedule 3.8,
(i) each of Holding, TDC and each Company Group (as hereinafter defined) has filed on or before the date hereof (or will timely file) all material Tax Returns (as hereinafter defined) required to be filed on or before the Effective Date; (ii) all such Tax Returns are complete and accurate in all material respects and disclose all material Taxes (as hereinafter defined) required to be paid by Holding, TDC and each Company Group for the periods covered thereby except for Taxes for which adequate reserves have been established by Holding and TDC in accordance with generally accepted accounting principles and all Taxes shown to be due on such Tax Returns have been timely paid; (iii) none of Holding, TDC or any member of any Company Group has waived or been requested to waive any statute of limitations in respect of Taxes; (iv) the Tax Returns referred to in clause (i) have been examined by the Internal Revenue Service or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (v) there is no action, suit, investigation, audit, claim or assessment pending or proposed or threatened with respect to Taxes of Holding, TDC or any Company Group and, to the knowledge of each Stockholder, Holding and TDC, no basis exists therefor for which adequate reserves in accordance with generally accepted accounting principles have not been established; (vi) all deficiencies asserted or assessments made as a result of any examination of the Tax Returns referred to in clause (i) have been paid in full; (vii) all Tax Sharing Arrangements (as hereinafter defined) will terminate prior to the Effective
Date and Holding and TDC will not have any liability thereunder on or after the Effective Date; (viii) there are no liens for Taxes upon the assets of Holding or TDC except liens relating to current Taxes not yet due; (ix) all Taxes which Holding, TDC or any Company Group are required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid or accrued; (x) the accruals for deferred Taxes reflected in the Balance Sheet are adequate to cover any deferred tax liability of Holding or TDC determined in accordance with generally accepted accounting principles through the date thereof; (xi) there are no Tax rulings, requests for rulings, request for a change in method of accounting or closing agreements relating to Holding, TDC or any Company Group which could affect Holding or TDC's liability for Taxes for any period after the Effective Date; (xii) none of Holding, TDC or any Company Group has filed a consent under Section 341(f) of the Code or any comparable provision of state statutes; (xiii) none of the Stockholders, Holding or TDC has any knowledge of any facts that, if known to any taxing authority, would likely result in the issuance of a notice of proposed deficiency or similar notice of intention to assess material Taxes against Holding, TDC or any Company Group; (xiv) since January 1, 1993, none of
Holding, TDC or any Company Group has taken any action not in accordance with past practice that would have the effect of deferring any Tax liability for Holding or TDC from any taxable period ending on or before the Effective Date to any taxable period ending after the Effective Date; (xv) none of the income recognized, for federal, state, local or foreign income Tax purposes, by Holding or TDC during the period beginning on the date hereof and ending on the Effective Date will be derived other than in the ordinary course of business; (xvi) no income or gain of Holding or TDC has been deferred pursuant to Treasury Regulation Section Section 1.1502-13 or -14, or Temporary Treasury Regulation Section Section 1.1502-13T or -14T; (xvii) no power of attorney has been granted with respect to any matter relating to Taxes of Holding or TDC which is currently in force; (xviii) none of the property of Holding or TDC is required to be treated as owned by another person pursuant to
Section 168(f)(8) of the Code (as in effect prior to its amendment by the Tax Equity and Fiscal Responsibility Act of 1982) or is "tax exempt use property" within the meaning of Section 168(h) of the Code; (xix) neither Holding nor TDC have participated in or cooperated in an international boycott, within the meaning of Section 999 of the Code, nor has any such corporation had operations which are or may hereafter become reportable under Section 999 of the Code;
(xx) neither Holding nor TDC have disposed of property in a transaction being accounted for under the installment method pursuant to Section 453 or 453A of the Code; (xxi) neither Holding nor TDC have any corporate acquisition indebtedness, as described in Section 279(b) of the Code; and (xxii) neither Holding nor TDC assumed any Tax liabilities in connection with the transactions carried out pursuant to the agreements referred to in Section 3.32 hereof and prior to such transactions neither Holding nor TDC had any material Tax liabilities.

                 (b) No disposition by Holding or any of the Stockholders pursuant to this Agreement is subject to withholding under Section 1445 of the Code and no stock transfer taxes, real estate transfer taxes, or other similar taxes will be imposed in respect of the Merger.

                 (c) As a result of the Merger, none of Holding, TDC or the Surviving Corporation will be obligated (limited, in the case of the Surviving Corporation, to obligations to which the Surviving Corporation becomes subject as a result of any agreement or arrangement entered into by Holding or TDC prior to the Merger) to make a payment to an individual that would be an "excess parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

                 (d) For purposes of this Section 3.8, the following definitions shall apply:

                 (i) "Company Group" shall mean any "affiliated group" (as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) that, at any time on or before the Effective Date, includes or has included Holding, TDC or any predecessor of or successor to Holding or TDC (or another such predecessor or successor), or any other group of corporations which, at any time on or before the Effective Date, files or has filed Tax Returns on a combined, consolidated or unitary basis with Holding or TDC or any predecessor of or successor to Holding or TDC (or another such predecessor or successor).

                 (ii) "material" shall mean, with respect to Taxes or Tax Returns, that the failure on a timely basis to pay all such Taxes, to file all such Tax Returns or pay the Taxes due in respect of such Tax Returns, as the case may be, would result in an aggregate Tax liability of not less than U.S. $50,000.

                 (iii) "Tax" (and, with correlative meaning, "Taxes" and "Taxable") shall mean (i) any federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, transfer, excise, stamp, or environmental tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any governmental authority, and (ii) liability of Holding or TDC for the payment of amounts with respect to payments of a type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group, or as a result of any obligation of Holding or TDC under any Tax Sharing Arrangement or Tax indemnity arrangement.

                 (iv) "Tax Return" shall mean any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.

                 (v) "Tax Sharing Arrangement" shall mean any written or unwritten agreement or arrangement for the allocation or payment of Tax liabilities or payment for Tax benefits with respect to a consolidated, combined or unitary Tax Return which Tax Return includes Holding and TDC or any Subsidiary.

                 Section 3.9. Condition of Tangible Assets. Each tangible asset owned or leased by TDC and having a book or fair market value in excess of U.S. $50,000 is in good operating condition (subject to reasonable wear and tear and immaterial impairments of value and damage) and generally suitable for the uses for which intended.

                 Section 3.10. Title to Property. TDC has good and, with respect to real property, marketable title to all of the material assets reflected on the Balance Sheet as being owned by it and all of the material assets thereafter acquired by it

(except to the extent that such assets have thereafter been disposed of in the ordinary course of business consistent with past practice), subject to no liens, mortgages, pledges, security interests, encumbrances, claims or charges of any kind (collectively, "Liens") except (i) as noted in Schedule 3.10, (ii) for Liens for taxes not yet delinquent or the validity of which is being contested in good faith, (iii) any Liens arising by operation of law securing obligations not yet overdue and (iv) Liens that do not materially interfere with the present use or value of the applicable asset.

                 Section 3.11. Availability and Ownership of Assets. The assets shown on the Balance Sheet, taken as a whole, include all the material properties and assets owned or used or held by Holding or TDC during the past twelve months and required, in accordance with generally accepted accounting principles, to be reflected on the Balance Sheet (except properties and assets sold, cash disposed of, accounts receivable collected, prepaid expenses realized, contracts fully performed, and properties or assets which had become worn out, obsolete or surplus, in each case in the ordinary course of business). There are no material assets or properties used in the Delfield Business owned by any person other than TDC which are leased or licensed to TDC pursuant to a lease or license that will terminate as a result of the consummation of the Merger and the other transactions contemplated hereby.

                 Section 3.12.  Personal Property Leases.  Set forth in Schedule
3.12 is a brief description of each lease or other agreement or right, whether written or oral (including in each case the annual rental, the expiration date thereof and a brief description of the property covered), under which TDC is lessee of, or holds or operates, any machinery, equipment, vehicle or other tangible personal property owned by a third person having scheduled rental payments in excess of U.S. $50,000 per year.

                 Section 3.13. Accounts Receivable; Inventories. To the knowledge of Holding, TDC and the Stockholders, all outstanding accounts receivable of TDC have arisen from bona fide transactions of TDC, except to the extent that a reserve in respect thereof shall have been established on the Balance Sheet, the Unaudited Balance Sheet or the audited consolidated balance sheet of Holding referred to in Section 6.13. To the knowledge of Holding, TDC and the Stockholders, (i) the accounts receivable reflected in the Balance Sheet, taken as a whole, are good and collectible in all material respects in the ordinary course of business at the aggregate recorded amounts thereof, net of any applicable allowances for doubtful accounts or customer rebates reflected therein; and (ii) the accounts receivable to be reflected in the books and records of TDC as of the Effective Date, taken as a whole, will be good and collectible in all material respects in the ordinary course of business at the aggregate recorded amounts thereof, net of any applicable allowances for doubtful accounts or customer rebates reflected thereon, which allowances will be determined on a basis consistent with the basis used in determining the allowances for doubtful accounts or customer rebates reflected in the Balance Sheet. To the knowledge of Holding, TDC and the Stockholders, the inventories of TDC (including raw materials, supplies, work-in-process, finished goods and other materials), taken as a whole, are in merchantable condition in all material respects and are reflected in all material respects in the books and records of Holding and TDC at the lower of average cost or market value, except in each case for obsolete inventory accounted for in accordance with the applicable policy set forth in the attachment to Schedule 2.3(g).

                 Section 3.14. Intellectual Property. (a) Schedule 3.14 contains a list of:

                 (i) all material United States and foreign patents and patent applications, all material United States, state and foreign trademarks, service marks, trade names and copyrights for which registrations have been issued or applied for, and all other material United States, state and foreign trademarks, service marks, trade names and copyrights, owned by Holding or TDC or in which Holding or TDC holds any material right, license or interest, showing in each case the product, device, process, service, business or publication covered thereby, the registered or other owner, expiration date and, in the case of any such right, license or interest, a brief description thereof;

                 (ii) all material agreements, commitments, contracts, understandings, licenses and assignments relating or pertaining to any asset, property or right described in the preceding clause to which Holding or TDC is a party, showing in each case the parties thereto and, in the case of oral agreements, commitments, contracts, understandings, licenses and assignments, the material terms thereof;

                 (iii) all material licenses or agreements pertaining to mailing lists, know-how, trade secrets, inventions or uses of ideas to which Holding or TDC is a party, showing in each case the parties thereto and, in the case of oral licenses or agreements, a brief description of the material terms thereof; and

                 (iv) all registered assumed or fictitious names under which TDC is conducting the Delfield Business as of the date hereof.

                 (b) All patents listed in Schedule 3.14 as being owned by Holding or TDC are valid and in full force, all patents listed in Schedule 3.14 as being used by Holding or TDC are, to the knowledge of Holding and TDC, valid and in full force and all patent applications of Holding or TDC listed therein are in good standing, all without material challenge of any kind except as otherwise disclosed in
Schedule 3.14, and, except as otherwise disclosed in Schedule 3.14, Holding or TDC owns the entire right, title and interest in and to such patents and patent applications so listed as being owned by Holding or TDC without limitation, burden or encumbrance of any kind, except for such limitations, burdens and encumbrances that would not have a Material Adverse Effect on Holding and TDC taken as a whole. All of the registrations for trade names, trademarks, service marks and copyrights listed in Schedule 3.14 as being owned by Holding or TDC are valid and in full force, all of the registrations for trade names, trademarks, service marks and copyrights listed in Schedule 3.14 as being used by Holding or TDC are, to the knowledge of Holding and TDC, valid and in full force and all applications by Holding or TDC for such registrations are pending and in good standing, all without material challenge of any kind except as otherwise disclosed in Schedule 3.14, and, except as otherwise disclosed in
Schedule 3.14, Holding or TDC owns the entire right, title and interest in and to all such trade names, trademarks, service marks and copyrights so listed as being owned by Holding or TDC as well as the registrations and applications for registration therefor without qualification, limitation, burden or encumbrance of any kind, except for such qualifications, limitations, burdens and encumbrances that would not have a Material Adverse Effect on Holding and TDC taken as a whole. Correct and complete copies of all the patents and patent applications, registered trademarks, trade names, service marks and copyrights, registrations or applications therefor and licenses listed in Schedule 3.14 have heretofore been delivered by Holding or TDC to Scotsman.

                 (c) Except as disclosed in Schedule 3.14, Holding or TDC owns or has the perpetual right to use all material patents, trademarks, service marks, copyrights, trade names, inventions, improvements, processes, formulae, trade secrets, mailing lists, know-how and proprietary information used in conducting the Delfield Business. No infringement of any patent, patent right, trademark, service mark, trade name, or copyright or registration thereof has occurred or results in any way from the operations or business of Holding or TDC, except for such infringements that would not have a Material Adverse Effect on Holding and TDC taken as whole. No claim or (to the knowledge of Holding, TDC or any Stockholders) threat of any such infringement has been made in respect of any of the foregoing, no claim of invalidity of any patent described in Schedule 3.14 as being owned by Holding or TDC has been made, and no proceedings are pending or, to the knowledge of Holding, TDC or any Stockholder, threatened against Holding or TDC which challenge the validity or ownership of any material patent, trademark, trade name, service mark or copyright or the ownership of any other right or property described in Schedule 3.14, and none of Holding, TDC or the Stockholders knows of the infringing use of any of the same by any other person, except for such claims, proceedings and infringing uses that would not have a Material Adverse Effect on Holding and TDC taken as whole. None of Holding, TDC or the Stockholders has had notice of, or knowledge of, any claim against Holding or TDC that a material portion of the operations, activities, products, equipment, machinery or processes of the Delfield Business materially infringes the patents, trademarks, service marks, trade names, copyrights or other similar property rights of any other person.

                 Section 3.15. Owned Real Property. Schedule 3.15 contains a brief description of each parcel of real property owned by TDC (the "Owned Real Property") and of each option held by TDC to acquire any real property. Complete and correct copies of any title opinions, surveys and appraisals in Holding's or TDC's possession or any policies of title insurance currently in force and in the possession of Holding or TDC with respect to each such parcel have heretofore been delivered by Holding or TDC to Scotsman.

                 Section 3.16. Leased Real Property. Schedule 3.16 sets forth a list and brief description of each lease or similar agreement (showing the parties thereto, annual rental, expiration date and the location of the real property covered by such lease or other agreement) under which (i) TDC is lessee of, or holds or operates any real property owned by any third person,
(ii) to the knowledge of Holding, TDC and the Stockholders, TDC has been lessee of, or has held or operated, any real property owned by any third person and is as of the date hereof, or will be as of the Expiration Date, subject to any actual or contingent liability (other than any liability in respect of a matter referred to in Section 3.29) in respect thereof (the real property described in clauses (i) and (ii) above being collectively referred to herein as the "Leased Real Property") or (iii) TDC is lessor of any of the Owned Real Property. Except as set forth in Schedule 3.16, TDC has the right to quiet enjoyment of all the Leased Real Property described in clause (i) of the immediately preceding sentence for the full term of each such lease or similar agreement (and any renewal option related thereto) relating thereto, and the leasehold or other interest of Holding or TDC in such real property is not subject or subordinate to any encumbrance, except for any failure to have such right or the existence of any such encumbrance that would not have a Material Adverse Effect on Holding and TDC taken as whole. Complete and correct copies of any title opinions, surveys and appraisals in Holding's or TDC's possession or any policies of title insurance currently in force and in the possession of Holding or TDC with respect to each such parcel of leased property have heretofore been delivered by Holding or TDC to Scotsman.

                 Section 3.17.  Obligations; Litigation.  Except as set forth in
Schedule 3.17, Holding and TDC have performed all obligations required to be performed by them to date, and are not in default, under any agreement, lease or other document to which either is a party, or under any law or order of any court or governmental agency, except for such failures to perform or defaults that would not have a Material Adverse Effect on Holding and TDC taken as whole. Except as set forth in Schedule 3.17, there are no claims, actions, suits or proceedings to which Holding or TDC is a party or any of their respective properties is subject or by which either of them is bound, pending or, to the knowledge of Holding, TDC or any Stockholder, threatened before or by any court or governmental agency, which is reasonably expected to have a Material Adverse Effect on Holding and TDC taken as a whole or prevent or hinder the consummation of the transactions contemplated hereby.

                 Section 3.18. Product Warranties. Schedule 3.18 contains a list and description of each express warranty given or offered by TDC prior to the date hereof covering any class or group of products sold or distributed by TDC and other express warranties covering any material product sold or distributed by TDC, in each case which warranty is in effect on the date hereof or will be in effect on the Effective Date. The reserve for liabilities with respect to warranty claims contained in the Balance Sheet fairly reflects in all material respects the amount required in accordance with generally accepted accounting principles to be shown thereon as of the Balance Sheet Date and the reserve for such liabilities to be contained in the books and records of TDC on the Effective Date will fairly reflect in all material respects the amount required in accordance with generally accepted accounting principles to be shown thereon as of the Effective Date.

                 Section 3.19. Compliance with Laws. Holding and TDC are in compliance with the provisions of all applicable laws and regulations of the federal, state, local and foreign governments, including but not limited to all Applicable Laws (as defined in Section 3.29(a)), except to the extent that the failure to comply therewith would not have a Material Adverse Effect on Holding and TDC taken as whole. To the knowledge of Holding, TDC and each Stockholder, there are no proposed orders, judgments, decrees, governmental takings, condemnations or other proceedings, in each case binding upon the business, operations or properties of Holding or TDC and which would have a Material Adverse Effect on Holding and TDC taken as a whole.

                 Section 3.20. Permits. Each of Holding and TDC possesses all material governmental franchises, permits, licenses, certificates, variances, approvals and other material authorizations necessary to own or lease and operate its material properties and to conduct its business as now conducted (hereinafter collectively called the "Permits"), including but not limited to environmental Permits. All Permits are set forth in Schedule 3.20, except for such Permits which would be readily obtainable by any qualified applicant without undue burden in the event of any lapse, termination, cancellation or forfeiture.

                 Except as disclosed in Schedule 3.20, all Permits are in full force and effect and no consent, approval or act of, or the making of any filing with, any governmental body, regulatory commission or other party will be required to be obtained or made by Holding or TDC in respect of any Permit as a result of the consummation of the Merger and the other transactions contemplated hereby. Neither Holding nor TDC is in default in any material respect under the terms of any such Permit and has not received notice of any material default thereunder.

                 Section 3.21. Insurance. Holding and TDC maintain policies (or are covered by policies maintained by Onex and its affiliates on behalf of Holding and TDC or their properties, assets, operations or business) of fire and casualty, liability (general, product and other liability), workers' compensation (except for TDC's Mt. Pleasant facility, which is self-insured with respect to workers' compensation) and other forms of insurance and bonds with those insurers listed on Schedule 3.21 in such amounts and against such risks and losses as are usually insured against in the same general areas by companies engaged in the same or a similar business. Schedule 3.21 contains a list and brief description (including type of coverage, limits, deductibles, carriers and effective and termination dates) of all policies of insurance maintained by Holding or TDC (or maintained on behalf of Holding or TDC or their properties, assets, operations or business) since April 27, 1991, up to and including the Effective Date. Each of Holding and TDC is a named insured or is otherwise covered under each such policy, and each such policy is in full force and effect and (without limiting the obligations under Section 7.4) will not in any way be affected by or terminate or lapse by reason of the transactions contemplated by this Agreement.

                 Holding and TDC have made available to Scotsman complete and correct copies of all policies listed on Schedule 3.21, together with all riders and amendments thereto, and, to the knowledge of Holding, TDC and the Stockholders, no insurer under such policies has a basis to void such policies on grounds of non-disclosure on the part of the policyholder or the insured thereunder.

                 Schedule 3.21 hereto includes a list of (i) each product liability claim submitted under any such policy (whether or not relating to the Delfield Business) since April 27, 1991 and (ii) with respect to each other claim since April 27, 1991 under any such policy, a list of the aggregate amounts of such claims by class of such claims. Except for such claims, the full policy limits (subject to deductibles provided therein) are available and unimpaired under each such policy. Each of Holding, TDC and their respective affiliates has complied with each such policy in all material respects and has not failed to give any notice or present any claim thereunder in a due and timely manner.

                 The liability and excess liability insurance policies listed on Schedule 3.21 provide product liability coverage for Holding and TDC on an occurrence basis, cover all claims for injuries which have occurred or may occur on or prior to the Effective Date and will cover payment of any adverse judgment rendered against the Surviving Corporation or TDC in any claim arising out of a product liability occurrence occurring on or prior to the Effective Date.

                 Except as set forth on Schedule 3.21, to the knowledge of Holding, TDC and the Stockholders, no person has alleged that any product manufactured or sold by the Delfield Business has caused a fire.

                 Section 3.22. Employee Benefit Plans. (a) Schedule 3.22 sets forth a list of, and, except as set forth in Schedule 3.22, Holding or TDC has delivered to Scotsman copies, of any pension, profit sharing, retirement, disability, health, welfare or other material "employee benefit plan", as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), bonus, stock option or other equity based, incentive, severance, termination, retention or other material employee benefit or compensation plan, policy, arrangement or agreement, whether written or unwritten, (i) under which any employee or former employee of Holding or TDC or the beneficiary or dependent of any such employee or former employee (collectively, the "Participants") is eligible to participate or derive a benefit and (ii) that is established or maintained by Holding or TDC or any trade or business, whether or not incorporated, which would be treated as a single employer together with Holding or TDC under Section 414 of the Code, as of any date of determination (each, an "ERISA Affiliate") or to which Holding or TDC or any ERISA Affiliate is obligated to contribute (collectively, the "Plans"). Neither Holding nor, TDC, nor to the knowledge any Stockholder, any such Plan nor any trust created thereunder has engaged in a transaction prohibited by Section 406 of ERISA or Section 4975 of the Code that would result in any material liability to Holding or TDC. Except as disclosed in
Schedule 3.22, determination letters have been received from the Internal Revenue Service with respect to each Plan which is intended to qualify under
Section 401(a) of the Code to the effect that such Plan and the attendant trust are qualified and tax-exempt within the meaning of Sections 401 and 501 of the Code, respectively, and nothing has occurred since the date of such letters that would result in disqualification of such Plans or the loss of such tax-exempt status and a material liability to Holding or TDC as a result thereof. Each of the Plans has been operated and administered in accordance with ERISA, the Code and all other applicable laws, except where any such noncompliance would not result in a material liability to Holding, TDC or Scotsman. There are no material pending or, to the knowledge of Holding, TDC or any Stockholder, threatened, claims by or on behalf of any Plan, by or on behalf of any Participant or otherwise involving any Plan (other than routine claims for benefits). Each Plan which is subject to the minimum funding standards of the Code or ERISA satisfies such standards, and no such Plan has incurred an "accumulated funding deficiency," whether or not waived, within the meaning of the Code or ERISA. All contributions required to have been made by Holding or TDC and each ERISA Affiliate to each Plan under the terms of any such Plan or pursuant to applicable law or any applicable collective bargaining agreement have been made within the time prescribed by any such Plan, law or agreement, as the case may be.

                 (b) Except as set forth in Schedule 3.22, neither Holding, TDC nor any ERISA Affiliate would be liable for any material amount pursuant to Title IV of ERISA if any employee pension benefit plan (within the meaning of section 3(2) of ERISA) subject to such Title (a "Title IV Plan") were to terminate. Except as disclosed on Schedule 3.22 hereto, as of the last day of the 1992 fiscal year of each Plan which is a Title IV Plan, the "projected benefit obligations" (within the meaning of the Financial Accounting Standards Board Statement No. 87) under each such Plan did not exceed the fair market value of the assets of each such Plan, determined on the basis of actuarial assumptions each of which is reasonable, and the estimated excess of the projected benefit obligation under each such Plan over the assets of each such Plan as of December 31, 1993 did not exceed U.S. $1,200,000. Neither Holding, TDC nor any ERISA Affiliate has engaged in a transaction which could cause Holding, TDC or such ERISA Affiliate to be subject to liability under section 4069 or 4212 of ERISA. Neither Holding, TDC nor any ERISA Affiliate has incurred any material liability under or pursuant to Title I or IV of ERISA or the penalty, excise tax or joint and several liability provisions of the Code or ERISA relating to employee benefit plans for failure to comply with such provisions with respect to the Plans and no event or condition has occurred or exists which could result in any material liability following the Effective Date to Scotsman under or pursuant to Title I or IV of ERISA or such penalty, excise tax or liability provisions of the Code or ERISA for failure to comply with such provisions with respect to the Plans.

                 (c) No Plan is a "multiemployer plan" or a "multiple employer plan" within the meaning of ERISA or the Code.

                 (d) No Plan is subject to the law of any jurisdiction outside of the United States of America.

                 (e) No Participant is or may become entitled to post-employment benefits of any kind by reason of employment with Holding or TDC, including, without limitation, death or medical benefits (whether or not insured), other than (A) coverage mandated by section 4980B of the Code, (B) pension benefits payable under any Plan intended to qualify under Section 401(a) of the Code or (C) deferred compensation accrued as a liability in the books and records of Holding and TDC. The consummation of the transactions contemplated by this Agreement will not result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any compensation or benefits payable to or in respect of any participant.

                 Section 3.23.  Employees and Agents and Related Agreements.
(a) Except as set forth in Schedules 3.23(a) or 3.30, neither Holding nor TDC is a party to or bound by any oral or written employment agreement, consulting agreement (other than employment or consulting agreements under which Holding's or TDC's obligations are terminable by Holding or TDC without premium or penalty (other than statutory severance or termination benefits) on notice of 30 days or less), deferred compensation agreement, confidentiality agreement (except for the Employee Invention and Secrecy Agreement entered into by all employees prior to April 1991) or covenant not to compete with any officer, director, stockholder, employee, agent or attorney-in-fact of Holding or TDC.

                 (b) Schedule 3.23(b) contains: (i) a list of all employees or commission sales groups of Holding or TDC as of December 1, 1993 whose compensation was in excess of U.S. $50,000 per annum on such date; (ii) the then current annual compensation of, and a description of the material fringe benefits (other than those generally available to eligible employees of Holding or TDC) provided by Holding or TDC to any such employees or commission sales groups; (iii) a list of all present or former employees or commission sales groups of Holding or TDC paid in excess of U.S. $50,000 in calendar year 1992 who have terminated or given notice of their intention to terminate their relationship with Holding or TDC since December 31, 1992; and (iv) a list of any increase, effective after December 1, 1993, in the rate of compensation of any employee or commission sales group whose compensation was in excess of U.S. $50,000 per annum as of December 1, 1993 or would be in excess of U.S. $50,000 after taking into account any increase effective after December 1, 1993, if such increase exceeds 6% of the previous annual salary of such employee or commission sales group.

                 Section 3.24. Employee Relations and Labor Matters. (a) Holding and TDC have complied in all material respects with all applicable laws, rules and regulations which relate to wages, hours, discrimination in employment and collective bargaining and are not liable for any material arrears of wages or any material taxes or penalties for failure to comply with any of the foregoing. Holding and TDC believe that their relations with their employees are good.

                 (b) Except as set forth in Schedule 3.24(b) hereto, neither Holding nor TDC is a party to any collective bargaining agreement and Holding and TDC have complied in all material respects with all such collective bargaining agreements. Neither Holding nor TDC is a party to or, to the knowledge of Holding, TDC or any Stockholders, is threatened with, any dispute or controversy with a union or with respect to unionization or collective bargaining involving its employees. To the knowledge of Holding or TDC or any Stockholder, neither Holding nor TDC is materially affected by any dispute or controversy with a union or with respect to unionization or collective bargaining involving any of its suppliers or customers. Schedule 3.24(b) hereto sets forth a list of any union organizing or election activities involving any non-union employees of Holding or TDC known to Holding or TDC which have occurred since December 31, 1990 or, to the knowledge of Holding, TDC or any Stockholder, are threatened as of the date hereof.

                 Section 3.25. Absence of Certain Business Practices. None of Holding, TDC, any officer, employee or agent of Holding or TDC, or any other person acting on its behalf, has, directly or indirectly, since April 27, 1991, given or agreed to give any gift or similar benefit (other than with respect to bona fide payments for which adequate consideration has been given) to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of Holding or TDC (or assist Holding or TDC in connection with any actual or proposed transaction) (a) which might subject Holding or TDC to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (b) which, if not continued in the future, would have an adverse affect on Holding's or TDC's assets, business, operations or prospects or which would subject Holding or TDC to suit or penalty in any private or governmental litigation or proceeding, (c) for any of the purposes described in section 162(c) of the Code, or (d) for establishment or maintenance of any concealed fund or concealed bank account.

                 Section 3.26. Territorial Restrictions. Except as set forth on Schedule 3.26, neither Holding nor TDC is restricted in any material respect by any written agreement or understanding with third parties from carrying on its business anywhere in the world.

                 Section 3.27. Transactions with Certain Persons. Except as set forth in Schedule 3.27 hereto, since April 27, 1991, neither Holding nor TDC has, directly or indirectly, purchased, leased from others or otherwise acquired any material property or obtained any material services from, or sold, leased to others or otherwise disposed of any material property or furnished any material services to (except with respect to remuneration for services rendered as a director, officer or employee of Holding or TDC), in the ordinary course of business or otherwise, (a) any Stockholder, (b) any affiliate of Holding or TDC, (c) any person who is an officer or director of Holding or TDC or (d) any associate of any person referred to in clause (a), (b) or (c) above. Except as set forth in Schedule 3.27 hereto, neither Holding nor TDC owes any amount in excess of U.S. $10,000 to, or has any contract with or commitment to, any Stockholder, director, officer or employee of Holding or TDC (other than for compensation for current services not yet due and payable, reimbursement of expenses arising in the ordinary course of business and the Onex Management Agreement and the Diggs Management Agreement (as each such term is defined in Section 6.6(a)), and none of such persons owes any amount in excess of U.S. $10,000 to Holding or TDC.

                 Section 3.28. Safe Harbor or TRAC Leases. Holding and TDC have identified and delivered to Scotsman complete and correct copies of (i) all leases ("168(f)(8) Leases"), if any, under section 168(f)(8) of the Code, as in effect prior to the date of enactment of the Tax Equity and Fiscal Responsibility Act of 1982 and (ii) all leases ("TRAC Leases"), if any, under section 7701(h) of the Code, or any predecessor provision, in each case to which any of the assets of Holding or TDC is subject.

                 Section 3.29. Environmental Matters. (a) Holding and TDC have each:

                 (i) complied with and are in compliance with, in all material respects, all applicable environmental, health and safety statutes, laws, rules, regulations, ordinances and codes ("Applicable Laws"), except as disclosed in Schedule 3.29(a);

                 (ii) not been and are not the subject of any investigation, judicial or administrative proceeding, or settlement concerning (A) a Release (as hereinafter defined) or threatened Release of any hazardous or toxic waste, substance or constituent or other substance, including petroleum or its constituents ("Hazardous Substance") as defined or regulated under any Applicable Laws or (B) the violation of any Applicable Laws;

                 (iii) not been and are not under a duty to file any notice under any Applicable Laws reporting the treatment, storage, disposal, handling or managing of any Hazardous Substance, the violation of any Applicable Laws or the Release or threatened Release of any Hazardous Substance, except as disclosed in Schedule 3.29(a);

                 (iv) no material contingent liability in connection with any Release or threatened Release of any Hazardous Substance nor have any present Property or past Property listed or proposed for listing on the National Priorities List ("NPL") pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 41 U.S.C.
         Section 9601 et seq., any amendments thereto, any successor statutes, and any regulations or guidance promulgated thereunder ("CERCLA") or on the Comprehensive Environmental Response Compensation Liability Information System List ("CERCLIS") or any similar state list of sites requiring Remedial Action;

                 (v) never generated, treated, stored, recycled, transported or disposed of any Hazardous Substance, except as disclosed in Schedule 3.29(a);

                 (vi) never installed, had installed, utilized or been aware of any underground storage tanks or surface impoundments on any of their Owned Real Property or Leased Real Property, except as disclosed in Schedule 3.29(a); and

                 (vii) no knowledge of any outstanding lien filed on their assets in favor of any governmental agency in connection with any Applicable Laws.

                 (b) The presence or condition of all material containing more than one percent (1%) asbestos by weight ("Asbestos Containing Material") which is on or part of any Property (excluding any raw materials used in the manufacture of products or products themselves) does not violate any current Applicable Laws.

                 (c) For purposes of this Section 3.29, the following definitions shall apply:

                 (i) "material" means any fines, penalties, costs or expenses arising under the Applicable Laws that would result in an aggregate liability to Holding or TDC of not less than U.S. $100,000 per year;

                 (ii) "Property" means any real or personal property, plant, building, facility, structure, underground storage tank, equipment or unit, or other asset owned, leased or operated by Holding or TDC (including any surface water thereon or adjacent thereto, and soil or groundwater thereunder) whether now or previously or any time; and

                 (iii) "Release" means release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any Property including the movement of Hazardous Substances through or in the air, soil, surface water, groundwater or Property.

                 Section 3.30. Contracts. (a) Except as set forth in Schedule 3.30, neither Holding nor TDC is a party to or is bound by any oral or written contract, agreement, commitment or instrument:

                 (i) for the purchase, sale or lease (except if the scheduled lease payments are less than U.S. $50,000 per year) of real property;

                 (ii) for the purchase of raw materials (A) which involved the payment of more than U.S. $250,000 in 1992, (B) which Holding or TDC reasonably anticipates will involve the payment of more than U.S. $250,000 in 1993 or (C) which extends beyond January 1, 1994 and which is anticipated to require over the term of the contract (other than the period prior to January 1, 1994) aggregate payments of more than U.S. $500,000;

                 (iii) for the sale of goods or services (A) which involved the payment of more than U.S. $250,000 in 1992, (B) which Holding or TDC reasonably anticipates will involve the payment of more than U.S. $250,000 in 1993 or (C) which extends beyond January 1, 1994 and which is anticipated to require over the term of the contract (other than the period prior to January 1, 1994) aggregate payments of more than U.S. $500,000;

                 (iv) which provides for, or relates to, any consignment, distributor, dealer, manufacturers representative, sales agency, advertising representative or advertising or public relations arrangement (A) which involved the payment of more than U.S. $100,000 in 1992, (B) which Holding or TDC reasonably anticipates will involve the payment of more than U.S. $100,000 in 1993 or (C) which extends beyond January 1, 1994 and which is anticipated to require over the term of the contract (other than the period prior to January 1, 1994) aggregate payments of more than U.S. $250,000;

                 (v) which provides for, or relates to, the guarantee by Holding or TDC of any obligation exceeding U.S. $10,000 of any customers, suppliers, officers, directors, employees or affiliates of Holding or TDC;

                 (vi) which provides for, or relates to, the incurrence by Holding or TDC of debt for borrowed money in excess of U.S. $100,000;

                 (vii) which provides for, or relates to, any non-competition or confidentiality arrangement with any person, including any current or former officer or employee of Holding or TDC;

                 (viii) for capital expenditures in excess of U.S. $100,000 for any single project or related series of projects;

                 (ix)  with any broker or finder;

                 (x) any partnership, joint venture or other similar arrangements or agreements involving a sharing of profits or losses;

                 (xi) with any employee, director, officer, Stockholder or affiliates of Holding or TDC (including royalty agree-ments), providing for payment or receipts by Holding or TDC in excess of U.S. $25,000;

                 (xii) which (other than contracts, agreements, commitments and instruments of the nature described in clauses (i) through (xi) above) involve payments or receipts by Holding or TDC of more than U.S. $100,000; and

                 (xiii) for any purpose (whether or not made in the ordinary course of the Delfield Business or otherwise not required to be listed or described in Schedule 3.30) which is material to the business of Holding and TDC taken as a whole.

                 (b) Except as set forth in Schedule 3.30, Holding and TDC have fulfilled and performed their obligations in all material respects under each of the leases, contracts and other agreements listed in Schedule 3.30 (collectively, the "Holding-TDC Agreements") and are not, or, to the knowledge of Holding and TDC, are not alleged to be, in breach or default in any material respect under, nor, to the knowledge of Holding, TDC or any Stockholder, is there or, to the knowledge of Holding and TDC, is there alleged to be any basis for termination of, any of the Holding-TDC Agreements and no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by Holding or TDC. Copies of each of the Holding-TDC Agreements have heretofore been delivered to Scotsman by Holding or TDC.

                 Section 3.31. No Guaranties; Extensions of Credit. Except as set forth in Schedule 3.31, no material obligations or liabilities of Holding or TDC are guaranteed by or subject to a similar contingent obligation of any other person, nor has Holding or TDC guaranteed or become subject to a similar contingent obligation in respect of the obligations or liabilities of, or extended credit to any other person.

                 Section 3.32. Alco Standard Asset Acquisition Agreement. None of Holding, TDC or any Stockholder has taken any action that would cause the Purchase and Sale of Assets Agreement, dated as of March 20, 1991 (the "Alco Agreement"), among Alco Standard Corporation, an Ohio corporation ("Alco Standard"), The Delfield Company, a Delaware corporation, and TDC (formerly known as DFC Acquisition Corporation), or any other material agreements executed in connection with the Alco Agreement, not to be, and Alco Standard has not asserted to Holding or TDC that the Alco Agreement or such other material agreement does not constitute, a legal, valid and binding agreement. Except as set forth on Schedule 3.32, neither Holding nor TDC is, or, to the knowledge of Holding, TDC or any Stockholder, alleged to be, in breach or default in any material respect under the Alco Agreement or such other material agreement.

                 Section 3.33.  Customers and Suppliers.  Set forth in Schedule
3.33 hereto is a list of names and addresses of the ten largest customers and the ten largest suppliers (measured by dollar volume of purchases or sales in each case) of TDC and the percentage of the Delfield Business which each such customer or supplier represents or represented during each of the years ended December 31, 1992 and 1993 and the period from January 1, 1993 through September 30, 1993. Copies of the forms of purchase order for inventory and other supplies and sales contracts for finished goods used by TDC have been provided to Scotsman by Holding or TDC. There exists no actual or, to the knowledge of any Stockholder, Holding or TDC, threatened termination, cancellation or material adverse change in, the business relationship of TDC with any customer or group of customers listed in Schedule 3.33, or whose purchases individually or in the aggregate are material to the operations of the Delfield Business, or with any supplier or group of suppliers listed in
Schedule 3.33, or whose sales individually or in the aggregate are material to the operations of the Delfield Business.

                 Section 3.34. Registration Statement and Proxy Statement/Prospectus. None of the written information supplied or to be supplied by Holding, TDC, or any of the Stockholders or any affiliate of the foregoing (including, without limitation, WAL) specifically for inclusion in the Registration Statement or the Proxy Statement/Prospectus (as such terms are defined in Section 6.1) will be the basis for any successful claim against Scotsman, Holding, TDC or any of their officers or directors asserting that (i) in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, such information contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or
(ii) in the case of the Proxy Statement/Prospectus, at the time of the mailing of the Proxy Statement/Prospectus to Scotsman's stockholders and at the time of the meeting of its stockholders referred to in Section 6.3, such information contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                 Section 3.35. Liabilities and Operations of Holding. Except as contemplated hereby or in connection with obligations relating to its equity securities, the Warrant and the Guaranty, dated as of December 29, 1992, made by Holding in favor of Continental (a complete and correct copy of which has been delivered by Holding to Scotsman), Holding is not subject to any material liability, absolute or contingent, other than those indirect liabilities that relate to its ownership of the common stock of TDC. Holding conducts no business other than the holding of the common stock of TDC.

                 Section 3.36. No Finder. Neither Holding, TDC nor any party acting on the behalf of either of them has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement, other than to Lazard Freres & Co. ("Lazard") and Morgan Stanley & Co. Incorporated ("Morgan"), whose fees and expenses, to the extent payable, shall be paid by the Stockholders except as provided in Section 12.2. Complete and correct copies of the engagement and indemnification agreements entered into by Holding or TDC with Lazard and Morgan have been furnished to Scotsman.

                 Section 3.37. Disclosure. The representations and warranties contained herein, the information contained in the Schedules referred to in
Article III and the other information or documents referred to in this Article III as having been furnished or to be furnished to Scotsman or any of its representatives by Holding, TDC, the Stockholders or their representatives pursuant to the terms of this Agreement, are, taken as a whole, true and accurate in all material respects.


                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF SCOTSMAN

                 As an inducement to Holding, TDC and the Stockholders to enter into this Agreement and to consummate the transactions contemplated herein, Scotsman hereby warrants and represents to Holding, TDC and the Stockholders and agrees as follows:

                 Section 4.1. Organization of Scotsman. Scotsman is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Scotsman is duly qualified to transact business as a foreign corporation and is in good standing in each of the jurisdictions in which the ownership or leasing of the properties used in its business or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not have a Material Adverse Effect on Scotsman and its subsidiaries, taken as a whole, and no other jurisdiction has demanded, requested or otherwise indicated that Scotsman is required so to qualify. Scotsman has full corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted.

                 Section 4.2. Authority. Scotsman has full corporate power and authority to enter into this Agreement and, subject to approval of the issuance of the shares contemplated by this Agreement by the stockholders of Scotsman, to consummate the transactions contemplated hereby.

                 The execution, delivery and performance of this Agreement by Scotsman and the consummation by Scotsman of the transac-tions contemplated hereby have been duly authorized by all necessary corporate action on the part of Scotsman subject to such approval by the stockholders of Scotsman as required by the rules of the NYSE and the adoption of this Agreement by Scotsman as the sole stockholder of Sub. This Agreement is, and each other agreement or instrument of Scotsman contemplated hereby when executed and delivered will be, the legal, valid and binding agreement of Scotsman enforceable against Scotsman in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                 Except as set forth in Schedule 4.2, neither the execution and delivery of this Agreement by Scotsman nor consummation of the transactions contemplated hereby or compliance with or fulfillment of the terms and provisions hereof by Scotsman will (a) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights, or result in the creation or imposition of any encumbrance upon any of the material assets of Scotsman or any of its subsidiaries, under the certificate of incorporation or the by-laws of Scotsman or any subsidiary of Scotsman, any instrument, agreement, mortgage, indenture, deed of trust, permit, concession, grant, franchise, license, judgment, order, award, decree or other restriction to which Scotsman or any of its subsidiaries is a party or any of their respective material properties is subject or by which any of them is bound or any material statute, other law or regulatory provision affecting any of them, except for such impositions created under any instruments or agreements entered into in connection with the financing of the transactions contemplated hereby, or (b) require the approval, consent or authorization of, or the making of any declaration, filing or registration with, any third party or any foreign, federal, state or local court, governmental authority or regulatory body, by or on behalf of, Scotsman or Sub, except for the filing of appropriate documents with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and for the applicable requirements of the HSR Act, the filing of a Certificate of Merger with the Secretary of State of the State of Delaware, and approval by the stockholders of Scotsman as required by the rules of the NYSE.

                 Section 4.3. Shares of Scotsman Common Stock. The shares of Scotsman Common Stock, Scotsman Convertible Preferred Stock and Scotsman Nonconvertible Preferred Stock to be delivered to the stockholders of Holding pursuant to this Agreement will, when issued and delivered in accordance with the terms hereof, be validly issued, fully paid and nonassessable.

                 Section 4.4. Capitalization. The authorized capital of Scotsman consists of (i) 50,000,000 shares of common stock, $.10 par value, of which 7,008,254 shares are issued and outstanding, 202,295 shares are held as treasury stock and 976,326 shares are reserved for issuance under Scotsman's long-term executive incentive compensation plan and 7,036,875 shares are reserved in connection with the Common Stock Purchase Rights, (ii) 10,000,000 shares of preferred stock, $1.00 par value, none of which is issued and outstanding or reserved for any purpose. All of the outstanding shares of Scotsman Common Stock are duly authorized, validly issued, fully paid and nonassessable. Except for options granted pursuant to Scotsman's long-term executive incentive compensation plan and the Common Stock Purchase Rights, there are no options, warrants or other rights to acquire from Scotsman or agreements or commitments by Scotsman to issue or sell shares of its capital stock, whether on conversion of other securities or otherwise. None of the issued and outstanding shares of Scotsman Common Stock has been issued in violation of, or is subject to, any preemptive or subscription rights. There are no stockholder agreements, voting trust agreements or any other similar contracts, agreements, arrangements, commitments, plans or understandings to which Scotsman is a party restricting or otherwise relating to voting, dividend, ownership or transfer rights with respect to any shares of capital stock of Scotsman, other than the Rights Agreement and the Common Stock Purchase Rights.

                 Section 4.5. Operations Since January 3, 1993. Except as set forth in the Scotsman SEC Documents (as hereinafter defined), since January 3, 1993, there has been: (i) no material adverse change in the assets, liabilities, operations, profits or business or in the condition, financial or otherwise, of Scotsman and its subsidiaries; and (ii) no damage, destruction, loss or claim with respect to, whether or not covered by insurance, or condemnation or other taking of, assets having a Material Adverse Effect on Scotsman and its subsidiaries taken as a whole.

                 Section 4.6. Compliance with Laws. Scotsman is in compliance with the provisions of all applicable laws and regulations of the federal, state, local and foreign governments, except to the extent that the failure to comply therewith would not have a Material Adverse Effect on Scotsman and its subsidiaries taken as a whole. Except as set forth in the Scotsman SEC Documents, to the knowledge of Scotsman, there are no proposed orders, judgments, decrees, governmental takings, condemnations or other proceedings, in each case binding upon the business, operations or properties of Scotsman or any subsidiary thereof, which would have a Material Adverse Effect on Scotsman and its subsidiaries taken as a whole.

                 Section 4.7. SEC Documents. Scotsman has previously delivered to Holding and TDC complete and correct copies of all reports, statements and registration statements (including annual reports on Form 10-K, current reports on Form 8-K, quarterly reports on Form 10-Q and proxy statements) filed by it with the SEC since January 1, 1991. Scotsman has filed all required documents with the SEC since January 1, 1991 (the "Scotsman SEC Documents"). As of their respective dates, the Scotsman SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the Scotsman SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Scotsman included in the Scotsman SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) consistently applied (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the consolidated financial position of Scotsman and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and statements of cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein).

                 Section 4.8. Intention to Sell, etc. (a) Scotsman has no present plan or intention to sell or otherwise dispose of any of the Common Stock of the Surviving Corporation to be acquired by it in the Merger, to liquidate the Surviving Corporation, to merge the Surviving Corporation or TDC with another corporation or to cause TDC or the Surviving Corporation to dispose of any of its assets other than in the ordinary course of business.

                 (b) Scotsman currently intends that, after the consummation of the Merger, each of the Surviving Corporation and TDC will continue substantially all of its current business.

                 (c) Scotsman has no current plan or intention to redeem or otherwise reacquire any of the Scotsman Common Stock, Scotsman Convertible Preferred Stock or Scotsman Nonconvertible Preferred Stock to be issued to the Stockholders in connection with the Merger.

                 (d) Scotsman has no current intention to make its funds available to Holding or TDC for the repayment of any indebtedness for borrowed money of Holding or TDC, as the case may be, outstanding as of the Effective Time and incurred in order to finance any redemption or repurchase described in
Section 6.6(c), or to refinance or cause the refinancing of any such indebtedness in a manner that shifts the primary obligation to repay such indebtedness from the Surviving Corporation or TDC, as the case may be, to Scotsman.

                 Section 4.9. Obligations; Litigation. Except as set forth in the Scotsman SEC Documents, Scotsman and its subsidiaries have performed all obligations required to be performed by them to date, and are not in default, under any agreement, lease or other document to which any of them is a party, or under any law or order of any court or governmental agency, except for such failures to perform or defaults that would not have a Material Adverse Effect on Scotsman and its subsidiaries taken as whole. Except as set forth in the Scotsman SEC Documents, there are no claims, actions, suits or proceedings to which Scotsman or any of its subsidiaries is a party or any of their respective properties is subject or by which any of them is bound pending or, to the knowledge of Scotsman, threatened before or by any court or governmental agency, which is reasonably expected to have a Material Adverse Effect on Scotsman and its subsidiaries taken as a whole or prevent or hinder the consummation of the transactions contemplated hereby.

                 Section 4.10. No Finder. Neither Scotsman nor any party acting on its behalf has paid or become obligated to pay any fee or any commission to any broker, finder or intermediary for or on account of the transactions contemplated herein, other than to William Blair & Company, whose fees and expenses, to the extent payable, shall be paid by Scotsman.

                 Section 4.11. Rights Agreement; Benefits. Scotsman has amended the Rights Agreement in order to provide that the New Scotsman Stockholders (as hereinafter defined), as a group, shall not constitute an "Acquiring Person" under the Rights Agreement by reason of the acquisition by such New Scotsman Stockholders of shares of capital stock of Scotsman pursuant to this Agreement and the Whitlenge Share Acquisition Agreement. The consummation of the transactions contemplated by this Agreement will not result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any compensation or benefits payable to or in respect of any employee of Scotsman or its subsidiaries.

                 Section 4.12. Disclosure. The representations and warranties contained herein, the information contained in the Schedule referred to in this
Article IV and the other information or documents referred to in this Article IV as having been furnished or to be furnished to Holding or any of its representatives pursuant to the terms of this Agreement, taken as a whole, are true and accurate in all material respects.

                                   ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF SUB

   As an inducement to Holding, TDC and the Stockholders to enter into this Agreement and to consummate the transactions contemplated herein, Scotsman and Sub hereby jointly and severally warrant and represent to Holding, TDC and the Stockholders and agree as follows:

   Section 5.1. Organization and Standing. Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Sub was organized solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business since it was incorporated which is not in connection with this Agreement.

   Section 5.2. Capital Structure. The authorized capital stock of Sub consists of 100 shares of common stock, $.01 par value, all of which are validly issued and outstanding, fully paid and nonassessable and are owned by Scotsman free and clear of all liens, claims and encumbrances.

   Section 5.3. Authority. Sub has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance by Sub of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by its Board of Directors, and, except for the adoption of this Agreement by Scotsman as stockholder of Sub (which adoption shall be effected promptly following the date hereof) and the corporate filings required by state law, no other corporate proceedings on the part of Sub are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Sub and this Agreement is, and each other agreement or instrument of Sub contemplated hereby when executed and delivered will be, the legal, valid and binding agreement of Sub enforceable against Sub in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                                   ARTICLE VI

                      ACTIONS PRIOR TO THE EFFECTIVE DATE

   Scotsman, Sub, Holding and TDC (and the Stockholders with respect to Sections 6.7, 6.8 and 6.9) covenant and agree to take the following respective actions between the date hereof and the Effective Date:

   Section 6.1. Proxy Statement; Registration Statement. Scotsman shall prepare and file with the SEC as soon as practicable a registration statement on Form S-4 (the "Registration Statement") containing a proxy statement/prospectus covering the Scotsman Common Stock and the Scotsman Convertible Preferred Stock to be issued pursuant to Article II (the form of such proxy statement/prospectus, together with any amendments thereof or supplements thereto, mailed to Scotsman's stockholders in connection with the meeting referred to in Section 6.3 is herein referred to as the "Proxy Statement/Prospectus") and shall use its best efforts to have the Registration Statement declared effective by the SEC as soon as practicable. The Registration Statement and the Proxy Statement/Prospectus will comply as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the respective rules and regulations thereunder. The Registration Statement, when declared effective by the SEC, and the Proxy Statement/Prospectus, at the time of its mailing or delivery to the stockholders of Scotsman and at the time of the meeting referred to above, will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by Scotsman in reliance upon and in conformity with written information concerning Holding, TDC or their affiliates furnished to Scotsman by Holding and TDC or their affiliates expressly for inclusion in the Registration Statement. Scotsman shall also take any action required to be taken under state blue sky or securities laws in connection with the issuance of such Scotsman Common Stock and Scotsman Convertible Preferred Stock pursuant to the Merger. The Registration Statement shall permit resales of Scotsman Fixed Common Shares, Scotsman Convertible Preferred Shares and the shares of Scotsman Common Stock issuable upon the conversion of the Scotsman Convertible Preferred Shares, and shall be kept open for such purpose until the 45th day following the Effective Date. Holding, TDC and the Stockholders shall, and shall cause their affiliates to, furnish Scotsman all information concerning themselves required for use in the Registration Statement, including, without limitation, financial statements of Holding and TDC which are required to be included in the Registration Statement or which are necessary to prepare pro forma financial statements and information to be included in the Registration Statement. If, at any time prior to the Effective Time, any event with respect to
                                     -46-

Holding, TDC or any of their affiliates should occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement/Prospectus or the Registration Statement, such event shall be so described, and such amendment shall be promptly filed with the SEC and, as required by law, disseminated to any stockholders of Scotsman and Holding. Scotsman will advise Holding and TDC, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment thereto has been filed, of the issuance of any stop order, of the suspension of the qualification for offering or sale in any jurisdiction of the Scotsman Common Stock and Scotsman Convertible Preferred Stock issuable in connection with the Merger or any request by the SEC for amendment or supplement of the Registration Statement or for additional information.

   Section 6.2. Action by Stockholders of Holding. Holding shall, as soon as practicable after the Registration Statement shall become effective, duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of approving the Merger and adopting this Agreement. Holding will, through its Board of Directors, recommend to its stockholders the adoption of this Agreement. In lieu of such meeting, the stockholders of Holding may take the actions described in the preceding sentence by unanimous written consent in accordance with the DGCL.

   Section 6.3. Action by Scotsman and Stockholders of Scotsman. Scotsman shall, as soon as practicable after the Proxy Statement/Prospectus referred to in Section 6.1 shall be cleared by the SEC, duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of approving the issuance, in accordance with the terms and conditions of this Agreement, of the Scotsman Fixed Common Shares, the Scotsman Contingent Common Shares and the Scotsman Convertible Preferred Shares and the issuance, in accordance with the terms and conditions of the Whitlenge Share Acquisition Agreement, of the Scotsman Earnout Shares (as defined therein). Scotsman will, through its Board of Directors, recommend to its stockholders approval of such issuance. Scotsman, as the sole stockholder of Sub, shall take such actions as may be necessary or desirable to approve the Merger and adopt this Agreement.

   Section 6.4. Investigation of Holding, TDC and Scotsman. Holding, TDC and Scotsman shall afford to the officers, employees and authorized representatives of Scotsman, Holding or TDC, as the case may be (including, without limitation, independent public accountants, attorneys, environmental consultants and financial advisors thereof), reasonable access during normal business hours to the offices, properties, employees and business and financial records (including, without limitation, computer files, retrieval programs and similar documentation) of Holding, TDC or Scotsman, as the case may be, to the extent Scotsman, Holding or TDC, as the case may be, shall deem necessary or desirable, and shall furnish to Scotsman, Holding or TDC, as the case may be, or such party's authorized representatives such additional information concerning the operations, properties and businesses of Holding, TDC or Scotsman, as the case may be, as may be reasonably requested in writing, to enable Scotsman, Holding or TDC or such party's authorized representatives to verify the accuracy of the representations and warranties contained in this Agreement, to verify the accuracy of the financial statements referred to in Section 3.5 and to determine whether the conditions set forth in Articles VIII and IX have been satisfied. Scotsman, Holding and TDC agree that such investigations shall be conducted in such manner as not to interfere unreasonably with the operation of the business of Holding, TDC or Scotsman, as the case may be. Without limiting the foregoing, TDC shall permit Scotsman, or its representatives, to conduct an environmental audit of any of the Owned Real Property or the Leased Real Property, with respect to any environmental health and safety issues deemed material by Scotsman. No investigation made by Scotsman, Holding or TDC or such party's authorized representatives hereunder shall affect the representations and warranties of the parties hereunder.

   Section 6.5. Lawsuits, Proceedings, Etc. Holding, TDC or Scotsman shall notify Scotsman or Holding and TDC, as the case may be, promptly of any lawsuit, proceeding, claim or investigation that may be threatened, brought, asserted or commenced against any party hereto (a) involving in any way the transactions contemplated by this Agreement or (b) that would have been listed in Schedule 3.17 or specified as an exception to Section 4.9 if such lawsuit, proceeding, claim or investigation had arisen prior to the date hereof.

   Section 6.6. Conduct of Business by Holding, TDC and Scotsman Pending the Merger. (a) During the period from the date of this Agreement through the Effective Time, except as expressly contemplated by this Agreement, Holding, TDC and Scotsman shall carry on their businesses in, and not enter into any material transaction other than in accordance with, the ordinary course consistent with past practice and, to the extent consistent therewith, use their reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and preserve their relationships with customers, suppliers and others having business dealings with them (except, in each case, with respect to Holding and TDC, with the prior written consent of Scotsman and except, in each case with respect to Scotsman, with the prior written consent of Holding). Without limiting the generality of the foregoing, and except as expressly contemplated by this Agreement, neither Holding nor TDC shall, without the prior written consent of Scotsman (not to be unreasonably withheld):

   (i) (x) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to the Stockholders in their capacity as such (other than (a) any such payments otherwise permitted to be made under this Agreement,
  (b) the payment, when due, and not earlier, of management fees in accordance with the terms, as in effect on the date hereof, of the Management Advisory Agreement, dated May 1, 1991, between TDC and Onex U.S. Investments Inc. (the "Onex Management Agreement"), and the Management Advisory Agreement, dated May 1, 1991, between TDC and The Matthew Diggs Group, Inc. (the "Diggs Management Agreement"), and (c) dividends and other distributions by TDC to Holding to enable Holding to pay its liabilities), (y) split, combine or reclassify any of its capital stock or issue, sell or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (z) purchase, redeem or otherwise acquire any shares of capital stock of Holding or TDC or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

   (ii) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock or other securities (including, without limitation, any rights, warrants or options to acquire any securities);

   (iii)  amend its certificate of incorporation or by-laws;

   (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

   (v) sell, lease or otherwise dispose of or agree to sell, lease or otherwise dispose of, any of its assets, except sales of inventory in the ordinary course of business and the sale, lease or other disposition of other assets having a book or fair market value in the aggregate not exceeding U.S. $50,000;

   (vi) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others, or make any loans, advances or capital contributions to, or investments in, any other person, except the incurrence and/or guarantee of indebtedness to fund working capital and except in connection with Section 6.6(c);

   (vii) make or incur any new capital expenditure or expenditures which, individually, is in excess of U.S. $50,000 or, in the aggregate, are in excess of U.S. $250,000;

   (viii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business;

   (ix) alter through merger, liquidation, reorganization, restructuring or in any other fashion its corporate structure;

   (x) enter into or adopt, or amend any existing, bonus, incentive, deferred compensation, insurance, medical, hospital, disability or severance plan, agreement or arrangement or enter into or amend any Plan or employment, consulting or management agreement (including, without limitation, the Onex Management Agreement and the Diggs Management Agreement), other than any such amendment to a Plan that is made to maintain the qualified status of such Plan or its continued compliance with applicable law;

   (xi) make any change in accounting practices or policies applied in the preparation of the financial statements referred to in Section 3.5 except as required by generally accepted accounting principles;

   (xii) modify any of the agreements, understandings, obligations, commitments, indebtedness or other obligations set forth in Schedule 6.6(a) or enter into any agreement, understanding, obligation or commitment, or incur any indebtedness or obligation, of the type that would have been required to be listed on Schedule 3.30 if in existence on the date hereof; or

   (xiii) pay or commit to pay any bonus to any officer or employee of Holding or TDC other than in accordance with and when required by the terms of the Bonus Plan as in effect on the date hereof;

   (xiv) enter into any other transaction affecting the business of Holding or TDC, other than in the ordinary course of business consistent with past practice or as expressly contemplated by this Agreement.

   (b) Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement or the Whitlenge Share Acquisition Agreement, Scotsman shall not, without the prior written consent of Holding (not to be unreasonably withheld):

   (A) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock or other securities (including, without limitation, any rights, warrants or options to acquire any securities), other than (i) options granted pursuant to Scotsman's long-term executive incentive compensation plan as in existence on the date hereof, (ii) the issuance of shares (and associated Common Stock Purchase Rights) pursuant to such options, other employee benefit plans as in existence on the date hereof or other rights, warrants or options outstanding as the date hereof and (iii) the issuance of other shares of Scotsman Common Stock (and associated Common Stock Purchase Rights) in an amount not to exceed 1% of the issued and outstanding shares of Scotsman Common Stock on the date hereof;

   (B) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, in any such case having a fair market value of U.S. $2,000,000 or more; or

   (C) alter through merger, liquidation, reorganization or restructuring its corporate structure, except that Scotsman may make changes in its corporate structure required to be made or desirable in connection with the consummation of the transactions contemplated by this Agreement and the Whitlenge Share Acquisition Agreement or the financing related thereto.

   (c) Notwithstanding any other provision of this Agreement, prior to the Effective Time, Holding may make distributions and payments in respect of the redemption or repurchase of Holding Common Stock in amounts not to exceed, in the aggregate, U.S. $7,000,000 and TDC may make a distribution to Holding sufficient to permit Holding to make the above distribution, redemption or repurchase, and each of Holding and TDC may take any action necessary or appropriate to effect such distribution or payment (including incurring indebtedness for borrowed money), and any Stockholder or Stockholders or Permitted Transferee (as hereinafter defined) thereof may sell their Holding Common Stock to Holding; provided, however, that the Cash Consideration payable to such persons in the case of a redemption or repurchase, and to all holders of Holding Common Stock in the case of a distribution to all such holders, in connection with the Merger pursuant to Section 2.1(c) shall be reduced by an amount equal to such amounts paid to such persons in redemption or repurchase by Holding pursuant to this Section 6.6(c) and all such amounts distributed by Holding, respectively; and provided, further, that no amount shall be distributable or payable pursuant to this Section 6.6(c) unless Holding shall have determined, in its reasonable discretion, that such amount is available to it for such distribution or payment without regard to the Merger or any other transactions contemplated by this Agreement; and provided, further, that in the case of any such distribution, redemption or repurchase that is not made on a pro rata basis with respect to all holders of Holding Common Stock,

Schedule 10.1 shall be appropriately revised to reflect a reallocation of the amounts set forth therein.

   (d) Holding, TDC or Scotsman shall promptly advise Scotsman or Holding and TDC, as the case may be, orally and in writing of any change or event having a Material Adverse Effect on Holding and TDC taken as a whole, or on Scotsman and its subsidiaries taken as a whole, as the case may be.

   Section 6.7. Mutual Cooperation; Reasonable Best Efforts. The parties hereto shall cooperate with each other, and shall use their respective reasonable best efforts to cause the fulfillment of the conditions to the parties' obligations hereunder and to obtain as promptly as possible all consents, authorizations, orders or approvals from each and every third party, whether private or governmental, required in connection with the transactions contemplated by this Agreement; provided, however, that the foregoing shall not require Scotsman or TDC to make any divestiture or consent to any divestiture by TDC in order to obtain any waiver, consent or approval.

   Section 6.8. No Public Announcement. None of the parties hereto shall, without the approval of Scotsman, Holding and TDC (which may not be unreasonably withheld), make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that such party shall be so obligated by law, in which case Scotsman or Holding and TDC, as the case may be, shall be advised and Scotsman, Holding and TDC shall use their reasonable best efforts to cause a mutually agreeable release or announcement to be issued.

   Section 6.9. No Solicitation. Holding, TDC and their affiliates shall not, nor shall they authorize or permit any officer, director or employee of or any investment banker, attorney or other adviser or representative of TDC, Holding or any of their affiliates to, (i) solicit, initiate, or encourage the submission of, any Acquisition Proposal (as hereinafter defined), (ii) enter into any agreement with respect to any Acquisition Proposal or (iii) except to the extent required by law as advised by counsel in writing, participate in any discussions or negotiations regarding, or furnish to any person any information for the purpose of facilitating the making of, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. Without limiting the foregoing, it is understood that any violation, of which Holding, TDC or any of their affiliates had knowledge at the time of such violation, of the restrictions set forth in the preceding sentence by any officer or director of Holding or TDC or any of their affiliates or any investment banker, attorney or other adviser or representative of Holding, TDC or any of their affiliates, whether or not such person is purporting to act on behalf of Holding, TDC or any of their affiliates or otherwise, shall be deemed to be a breach of this Section 6.9 by Holding, TDC and their affiliates. Holding and TDC promptly shall advise Scotsman of any Acquisition Proposal and any inquiries with respect to any Acquisition Proposal. For purposes of this Agreement, "Acquisition Proposal" means any proposal for a merger or other business combination involving Holding or TDC or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in Holding or TDC, any voting securities of Holding or TDC or a substantial portion of the assets of TDC.

   Section 6.10. Listing Applications. Scotsman will promptly file an application to list on the New York Stock Exchange, Inc. ("NYSE"), subject to official notice of issuance, the Scotsman Fixed Common Shares to be issued pursuant to Section 2.1, the Scotsman Contingent Common Shares which may be issued pursuant to Sections 2.1 and 2.3 and the Scotsman Common Stock issuable upon the conversion of the Scotsman Convertible Preferred Shares and will use its best efforts to effect such listing on the NYSE on or prior to the Effective Date and to maintain its listing on the NYSE of Scotsman Common Stock thereafter.

   Section 6.11. Antitrust Law Compliance. Scotsman shall file and Holding shall cause the "ultimate parent entity" (within the meaning of the HSR Act and rules and regulations thereunder) of Holding to file with the Federal Trade Commission and the United States Department of Justice the notification and other information required to be filed with respect to the transactions contemplated herein under the HSR Act and the rules and regulations promulgated thereunder. Scotsman warrants that all such filings by it shall be, and Holding and TDC warrant that all such filings by such ultimate parent entity shall be, accurate as of the date filed and in accordance with the requirements of the HSR Act and all such rules and regulations. Scotsman and Holding agree to make available, or cause to be made available, to the other parties such information as may reasonably be requested relative to the businesses, assets and property of Scotsman, Holding, TDC and the ultimate parent entity of Holding, as the case may be, as may be required to file any additional information requested by such agencies under the HSR Act and such rules and regulations.

   Section 6.12. Termination of Management and Stockholders' Agreements. Holding and TDC shall cause the Onex Management Agreement and the Diggs Management Agreement to be terminated effective at or prior to the Effective Date pursuant to an instrument which is in form and substance reasonably satisfactory to Scotsman. The Stockholders shall cause the Stockholders' Agreement, dated as of May 1, 1991 and amended December 29, 1992, among 713389 Ontario Inc. (as the transferee of Onex U.S. Investments, Inc.), EJJM (as the transferee of The Matthew Diggs Group, Inc.), Pacific, PM, Manifold, McCollom, Moffatt, Panella, Reed, Schafer, Tillotson, Tilmann, KE McCrone, MP McCrone, Anderson and Holding (the "Stockholders' Agreement") to be terminated effective at or prior to the Effective Date.

   Section 6.13. Periodic Financial Statements. Holding shall furnish, or cause to be furnished, to Scotsman by February 15, 1994, and Scotsman shall furnish, or cause to be furnished, to Holding by March 31, 1994 (or earlier if available), the audited consolidated balance sheet and statements of income of Holding or Scotsman, as the case may be, for the period ended December 31, 1993 or January 2, 1994, as the case may be, which financial statements shall be prepared in accordance with the books and records of Holding or Scotsman, as the case may be, fairly present in all material respects the consolidated financial position of Holding or Scotsman, as the case may be, as of the date or for the period indicated and shall be prepared in conformity with generally accepted accounting principles consistently applied. Holding or Scotsman, as the case may be, shall provide, or shall cause to be promptly provided, to Scotsman or Holding, as applicable, such other financial information relating to Holding and TDC or Scotsman (including, without limitation, information on payables and receivables) as Scotsman or Holding, as applicable, may reasonably request.

   Section 6.14. Financing. Scotsman shall use its reasonable best efforts to obtain the financing commitments, amendments or other financing arrangements referred to in Section 8.14, to enter into definitive agreements consistent with the terms of such financing commitments, amendments or arrangements and to do all such acts and things reasonably necessary to consummate the transactions contemplated by such definitive agreements. Scotsman shall promptly notify Holding and TDC of the receipt of such financing commitments, amendments or arrangements and shall advise Holding and TDC from time to time of its progress in negotiating such definitive agreements.


                                  ARTICLE VII

                      ADDITIONAL COVENANTS AND AGREEMENTS

   Section 7.1. Board Representation. Effective on or prior to the Effective Date, Scotsman shall increase the size of its Board of Directors by one, so that such Board of Directors shall consist of a total of eight directors, with such additional directorship to be in the class of directors whose term expires at the 1996 annual meeting of stockholders (the "1996 Class"), and (ii) appoint Collins to the currently existing vacancy in the class of directors whose term expires at the 1995 annual meeting of stockholders (the "1995 Class") and Diggs to the new directorship in the 1996 Class, in each case to hold office until his successor shall have been duly elected and qualified. So long as the Stockholders, their Permitted Transferees (the Stockholders and their Permitted Transferees are collectively referred to herein as the "Merger Stockholders") and the Acquisition Shareholders (the Merger Stockholders and the Acquisition Shareholders are collectively referred to as the "New Scotsman Stockholders") own (on a fully diluted basis) at least 1,688,578 shares of Scotsman Common Stock (reduced by one-half of the amount (the "Reduction Amount") equal to the excess, if any, of 651,733 over the sum of (i) the number of Scotsman Contingent Common Shares, if any, finally determined to be issuable pursuant to Sections 2.1(d), 2.2 and 2.3 and (ii) the number of Scotsman Earnout Shares (as defined in the Whitlenge Share Acquisition Agreement), if any, finally determined to be issuable pursuant to Sections 1.1 and 1.2 of the Whitlenge Share Acquisition Agreement and appropriately adjusted for any recapitalization, stock dividend, split or other similar change in the capital stock taking place after the date hereof), the New Scotsman Stockholders will be entitled to designate the individuals who are nominated by Scotsman's Board of Directors to fill the directorships initially held by Collins and Diggs. If at any time the ownership of the New Scotsman Stockholders (on a fully diluted basis) is between 1,114,462 (reduced by an amount equal to 33% of the Reduction Amount and appropriately adjusted for any recapitalization, stock dividend, split or other similar change in the capital stock taking place after the date hereof) and 1,688,578 shares of the Scotsman Common Stock (reduced by an amount equal to one-half of the Reduction Amount and appropriately adjusted for any recapitalization, stock dividend, split or other similar change in the capital stock taking place after the date hereof), the New Scotsman Stockholders will be entitled to designate the individual chosen pursuant to subsection 3(b) of the Stockholders' Agreement, dated as of January 11, 1994, as amended from time to time, among certain of the stockholders of Holding, the shareholders of WAL and certain other parties thereto, and shall have no right under this Section 7.1 to designate any other individuals for election to the Board. If at any time the New Scotsman Stockholders own (on a fully diluted basis) less than 1,114,462 shares of the Scotsman Common Stock (reduced by 33% of the Reduction Amount and appropriately adjusted for any recapitalization, stock dividend, split or other similar change in the capital stock taking place after the date hereof), the New Scotsman Stockholders will no longer have any right under this Section 7.1 to designate any nominees for election to the Board.

   If the right of the New Scotsman Stockholders to designate an individual or individuals for nomination shall cease (by reason of the foregoing or the immediately following paragraph of this Section 7.1) at any time during which a directorship or directorships is or are held by a designee or designees of the New Scotsman Stockholders and any such designee or designees holding the directorship or directorships as to which the New Scotsman Stockholders have no such right is a New Scotsman Stockholder or are New Scotsman Stockholders, then any such designee who is a New Scotsman Stockholder shall, at Scotsman's request, promptly resign as director. If such designee or designees are not New Scotsman Stockholders, the New Scotsman Stockholders shall, at Scotsman's request, use their reasonable best efforts to cause such designee or designees to promptly resign. So long as the New Scotsman Stockholders are entitled under this Section

7.1 to designate at least one nominee, Scotsman shall cause the size of the Board not to exceed eight directors (unless the holders of shares of any preferred stock, including, without limitation, the Scotsman Convertible Preferred Stock, are entitled to elect directors pursuant to the applicable Certificate of Designation, in which case the Board may consist of up to such amount of directors as is equal to eight plus such additional directors).

   The rights of the New Scotsman Stockholders under this Section 7.1 shall terminate at such time as the obligations of the Merger Stockholders pursuant to Section 7.2 and of the Acquisition Shareholders pursuant to Section 5.1 of the Whitlenge Share Acquisition Agreement (or in either case pursuant to any agreement extending the obligations under Section 7.2 or such Section 5.1, as the case may be) terminate.

   As used herein, "Permitted Transferees" shall mean with respect to any Stockholder (other than Onex or Onex DHC), (i) any other Stockholder, (ii) any of its controlled affiliates, (iii) in the event of the dissolution, liquidation or winding up of any Stockholder that is a corporation or a partnership, the partners of a partnership that is such Stockholder, the stockholders of a corporation that is such Stockholder or a successor partnership all of the partners of which or a successor corporation all of the stockholders of which are the persons who were the partners of such partnership or the stockholders of such corporation immediately prior to the dissolution, liquidation or winding up of such Stockholder, (iv) a transferee by testamentary or intestate disposition, (v) the spouse, children and/or other relatives of such Stockholder, (vi) a trust transferee by inter vivos transfer, the beneficiaries of which are the transferring Stockholder, spouse, children and/or other relatives of such Stockholder, or (vii) a successor nominee or trustee for the beneficial owner of the shares of Holding Common Stock for which such Stockholder acts as nominee or trustee, as the case may be, in each case to whom a Stockholder may transfer shares of Holding Common Stock prior to the Effective Time; provided, however, that (x) the aggregate number of shares covered by transfers to persons described in clause (i) shall not exceed 1,500,000 and (y) any such Permitted Transferee who was not, prior to such transfer, a stockholder of Holding shall furnish to Scotsman a written instrument, reasonably satisfactory to Scotsman, whereby such Permitted Transferee agrees to be bound by any obligations of Merger Stockholders contained in this Agreement as though such Permitted Transferee were a party hereto (it being understood that any such transfer shall in no way relieve any Stockholder of any obligations under this Agreement unless such transfer shall be made to another Stockholder, in which case Schedule 10.1 shall be appropriately revised to reflect a reallocation of the percentages set forth therein). As used in this Section 7.1, "on a fully diluted basis" shall include any shares of Scotsman Common Stock into which shares of Scotsman Convertible Preferred Stock owned by the New Scotsman Stockholders are convertible and, until the final determination of the number of Scotsman Common
Contingent Shares, if any, issuable pursuant to Sections 2.1(d), 2.2 and 2.3 and the number of Scotsman Earnout Shares, if any, issuable pursuant to Sections 1.1 and 1.2 of the Whitlenge Share Acquisition Agreement, the maximum number of Scotsman Contingent Common Shares and Scotsman Earnout Shares that may be issuable.

   Section 7.2. Voting. So long as the New Scotsman Stockholders are entitled under Section 7.1 to designate at least one nominee to Scotsman's Board of Directors, the Merger Stockholders, together with any affiliates or associates controlled by them, shall, and the Merger Stockholders shall use reasonable best efforts to cause any other of their affiliates or associates to, vote all shares of capital stock of Scotsman owned by them (other than the shares of Scotsman Common Stock (the "PM Affiliate Shares") listed on Schedule 3.3(b) as being beneficially owned by the affiliates of Pacific and PM listed on such Schedule (the "PM Affiliates") or other shares acquired after the date hereof by the PM Affiliates without violation of Section 7.3, as to which this Section
7.2 shall not apply) in favor of all of the director nominees to the Board of Directors recommended by the Board of Directors of Scotsman (which shall include any designate or designates referred to in Section 7.1). The obligations of the Merger Stockholders under this Section 7.2 shall in any event terminate on the tenth anniversary of the date hereof unless, by agreement among Scotsman and the New Scotsman Stockholders who then own any shares of Scotsman Common Stock or Scotsman Convertible Preferred Stock, such obligations are extended after the eighth anniversary and prior to such tenth anniversary.

   Section 7.3. Standstill. Unless specifically requested in writing in advance by Scotsman's Board of Directors, during the period from the date hereof through and including the fifth anniversary hereof, the New Scotsman Stockholders, together with their affiliates and associates, may not, directly or indirectly, (i) acquire any voting securities or any securities convertible into, or any rights, warrants or options to acquire, any voting securities, of Scotsman (other than pursuant to this Agreement or the Whitlenge Share Acquisition Agreement, or upon the conversion, in accordance with their terms, of the Scotsman Convertible Preferred Shares acquired pursuant to this Agreement), (ii) make, induce or assist any other person to make, any proposal regarding an acquisition of Scotsman by any person or group or any other transaction that could result in a change in control of Scotsman, (iii) solicit proxies or otherwise participate in any proxy contest with respect to Scotsman,
(iv) enter into any discussions, negotiations, arrangements or understandings with any other person with respect to any matter described in clause (i), (ii) or (iii), (v) request a waiver to permit any of the foregoing or (vi) take any action with respect to any of the foregoing matters that requires public disclosure. Notwithstanding clause (i) of the immediately preceding sentence, in the event this Agreement is terminated pursuant to Section

11.1, and only in such event, the New Scotsman Stockholders, together with their affiliates, may acquire beneficial ownership of shares of Scotsman Common Stock representing less than 5% of the outstanding shares. Neither the New Scotsman Stockholders nor any of their successors may sell in any transaction, or series of related transactions, more than 500,000 shares of Scotsman Common Stock (on a fully diluted basis and appropriately adjusted for any recapitalization, stock dividend, split or other change in the capital stock taking place after the date hereof) to a single person or group (other than a group of underwriters in connection with an underwritten public offering) unless such person or group agrees to the provisions of this Section 7.3. Nothing in this Section 7.3 shall in any way limit the obligations of the New Scotsman Stockholders and their affiliates and associates under Section 7.2, it being understood that, so long as the New Scotsman Stockholders are entitled under Section 7.1 to designate one nominee to Scotsman's Board of Directors, during any proxy contest conducted with respect to Scotsman by any third party, the New Scotsman Stockholders, together with their affiliates and associates, shall be required to vote (other than the voting of the PM Affiliate Shares or other shares acquired after the date hereof by the PM Affiliates without violation of this Section 7.3, as to which this sentence shall not apply) in favor of the director nominees to the Board of Directors recommended by the Board of Directors of Scotsman. Notwithstanding the provisions of this Section 7.3, (a) the PM Affiliates may sell or otherwise dispose of the PM Affiliate Shares to any person in any manner, without regard to such provisions (provided that this clause (a) shall not permit any New Scotsman Stockholder, or its affiliates or associates, to acquire such PM Affiliate Shares) and (b) the PM Affiliates shall no longer be bound by this Section 7.3 after the later of (i) the date of final determination of EBITDA pursuant to Section 2.3 (or, if the Scotsman Contingent Common Shares are issuable pursuant to Sections 2.1(d) and 2.3, the date of such issuance) and (ii) the date on which (x) Pacific, PM and their affiliates (other than the PM Affiliates) no longer beneficially own any shares of Scotsman Common Stock or Scotsman Convertible Preferred Stock acquired pursuant to this Agreement or any shares of Scotsman Common Stock acquired upon conversion of such Scotsman Convertible Preferred Stock and (y) Pacific, PM and their affiliates (including the PM Affiliates) are no longer part of a "group" (within the meaning of Rule 13d-5 under the Exchange Act) with respect to securities of Scotsman which includes any New Scotsman Stockholder or any affiliate of any New Scotsman Stockholder, it being understood that if the PM Affiliates are no longer bound by this Section 7.3 as described above, Pacific, PM and their affiliates (other than the PM Affiliates) will continue to be bound by this Section 7.3.

   Section 7.4. Insurance. Onex and the affiliates of Onex controlled by it will take such action as is necessary to cause the insurance policies listed on
Schedule 3.21 to provide the coverage listed therein with respect to Holding and TDC for periods ending on or prior to the Effective Date, and to continue such coverage, on and after the Effective Date, for the benefit of the Surviving Corporation and TDC and (to the extent permitted under such policies) their respective successors and assigns with respect to periods ending on or prior to the Effective Date, notwithstanding the transactions contemplated hereby, except to the extent any insurer cancels any such policy or withdraws from coverage (other than at the request of Holding, TDC or any affiliate thereof or due to the failure to pay any premium on any such policy). Without limiting the foregoing, neither Onex nor the affiliates of Onex controlled by it shall take any action to remove Holding or TDC as a named insured under any of such policies or cause Holding or TDC to be denied the benefit of any insurance coverage currently available to them.

   Section 7.5. Tax-Free Nature; Tax Consequences. The parties to this Agreement intend the Merger to constitute a reorganization described in section 368(a) of the Code and shall use their reasonable best efforts to cooperate in achieving such a tax-free reorganization. Notwithstanding the preceding sentence, the parties to this Agreement will rely solely on their own advisors in determining the tax consequences of the transactions contemplated by this Agreement and each party is not relying, and will not rely, on any representations or assurances of any other party regarding such consequences other than the representations and covenants set forth in writing in this Agreement or any other agreement or certificate delivered in connection herewith. In the event that the transactions contemplated by this Agreement do not qualify as such a tax-free reorganization, the validity of such transactions shall nevertheless be binding and final upon the parties to this Agreement. Scotsman will not take any tax reporting positions or make any tax elections inconsistent with the characterization of the Merger as a reorganization described in section 368(a)(2)(E) of the Code except as may be required upon examination by any Tax authority.


                                  ARTICLE VIII

            CONDITIONS PRECEDENT TO OBLIGATIONS OF SCOTSMAN AND SUB

   The obligations of Scotsman and Sub under this Agreement to cause the Merger to be consummated shall, at the option of Scotsman, be subject to the satisfaction, on or prior to the Effective Date, of the following conditions:

   Section 8.1. No Misrepresentation or Breach of Covenants and Warranties. There shall have been no material breach by Holding, TDC or any Stockholder in the performance of their respective covenants and agreements herein to be performed at or prior to the Effective Time; subject to Section 10.7, none of the representations and warranties of any Stockholder that is qualified as to materiality shall be untrue or incorrect in any respect and on the Effective Date such representations and warranties shall be true and correct as though made on the Effective
Date except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by Scotsman, permitted by Section 6.6(a) or entered into in connection with the consummation of the Merger and the other transactions contemplated hereby; subject to
Section 10.7, none of the representations or warranties that is not so qualified shall be untrue or incorrect in any material respect and on the Effective Date such representations and warranties shall be true and correct in all material respects as though made on the Effective Date except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by Scotsman, permitted by Section 6.6(a) or entered into in connection with the consummation of the Merger and the other transactions contemplated hereby; and there shall have been delivered to Scotsman and Sub a certificate or certificates to the foregoing effect, dated the Effective Date, signed on behalf of Holding and TDC by their respective Presidents and Chief Financial Officers and signed by each of the Stockholders.

   Section 8.2. No Material Adverse Effect. Between the date hereof and the Effective Date, there shall have been no Material Adverse Effect on Holding and TDC, taken as a whole; and there shall have been delivered to Scotsman and Sub a certificate or certificates to such effect, dated the Effective Date, signed on behalf of Holding and TDC by their respective Presidents and Chief Financial Officers and signed by each Stockholder.

   Section 8.3. Opinion of Counsel for Holding, TDC and the Stockholders. Scotsman and Sub shall have received (a) from Debevoise & Plimpton, counsel for Holding and TDC, an opinion, dated the Effective Date, in form and substance reasonably satisfactory to Scotsman, substantially to the effect set forth in
Exhibit III-A, and (b) from counsel for Onex, Onex DHC, EJJM, Diggs and Collins, opinions, dated the Effective Date, in form and substance reasonably satisfactory to Scotsman, substantially to the effect set forth in Exhibit III-B.

   Section 8.4. No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that each of the parties shall have used its reasonable best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any injunction or other order that may be entered.

   Section 8.5. Necessary Governmental Approvals. The parties shall have received all governmental and regulatory approvals and actions reasonably necessary to consummate the transactions contemplated hereby, which are either required to be obtained prior to the Effective Date by applicable law or regula-tion (including, without limitation, the expiration or early termination of the applicable waiting period under the HSR Act, if any) or are necessary to prevent a Material Adverse Effect on Holding and TDC taken as a whole.

   Section 8.6. Necessary Consents. Holding and TDC shall have received consents, in form and substance reasonably satisfactory to Scotsman, to the transactions contemplated hereby from the other parties to all material contracts, leases, agreements and permits to which Holding or TDC is a party or by which they are affected and which require such consent prior to the Merger and are necessary to prevent a Material Adverse Effect with respect to Holding and TDC taken as a whole.

   Section 8.7. Noncompetition Agreements. Each of Onex, Onex DHC, Diggs, Collins, Manifold, McCollom, Moffatt, Panella, Reed, Schafer, Tillotson, Tilmann, KE McCrone, MP McCrone and Anderson shall have entered into a Noncompetition Agreement with Scotsman substantially in the form of Exhibit IV.

   Section 8.8. Registration Rights Agreement. The Stockholders shall have each entered into the Registration Rights Agreement substantially in the form of Exhibit V.

   Section 8.9. Stockholder Action. This Agreement shall have been unanimously adopted by all holders of Holding Common Stock. The issuance of shares of Scotsman Common Stock and Scotsman Convertible Preferred Stock pursuant to this Agreement and the Whitlenge Share Acquisition Agreement shall have been approved by a majority of votes cast by holders of Scotsman Common Stock, provided that the total vote cast shall have represented over 50% of the issued and outstanding shares of Scotsman Common Stock at the time of the vote.

   Section 8.10. Dissenting Stockholders. No stockholder of Holding shall have delivered a written demand for appraisal of its Holding Common Stock pursuant to Section 262 of the DGCL; and there shall have been delivered to Scotsman and Sub a certificate or certificates to such effect, dated the Effective Date, signed on behalf of Holding and TDC by their respective Presidents and Chief Financial Officers.

   Section 8.11. Stock Exchange Listings. The NYSE shall have approved for listing, upon official notice of issuance, the shares of Scotsman Fixed Common Shares to be issued pursuant to Section 2.1, the Scotsman Contingent Common Shares which may be issued pursuant to Sections 2.1 and 2.3 and the shares of Scotsman Common Stock issuable upon conversion of the Scotsman Convertible Preferred Shares.

   Section 8.12. Registration Statement Effective. The Registration Statement shall have been declared effective by the SEC and no stop order suspending the effectiveness of the Registration Statement shall have been entered by the SEC.

   Section 8.13. Securities Laws. Scotsman shall have received all necessary permits and otherwise complied with any state securities laws applicable to the issuance of the Scotsman Common Stock, the Scotsman Convertible Preferred Stock and the Scotsman Nonconvertible Preferred Stock pursuant to this Agreement.

   Section 8.14. Financing. Scotsman shall have obtained, on or before February 15, 1994, written financing commitments, amendments to its existing financing arrangements or other financing arrangements in an amount sufficient to (i) pay the cash consideration specified in this Agreement and the Whitlenge Share Acquisition Agreement, (ii) refinance, to the extent required, the outstanding debt of Scotsman and (iii) refinance the outstanding debt of Holding, TDC and Whitlenge, in each case on terms satisfactory to Scotsman.

   Section 8.15. Comfort Letters. Scotsman and Sub shall have received comfort letters from Arthur Andersen & Co., Coopers & Lybrand and Ernst & Young, dated the date of mailing the Proxy Statement/Prospectus and the Effective Date and addressed to Scotsman, in each case in form and substance reasonably satisfactory to Scotsman, covering such matters reasonably requested by it.

   Section 8.16. Glenco Holdings. Scotsman shall have obtained a written waiver by Glenco Holdings of the Scotsman Noncompetition Agreement, dated September 23, 1992 (the "Scotsman Noncompetition Agreement").

   Section 8.17. Whitlenge Share Acquisition Agreement. The Whitlenge Share Acquisition Agreement shall be in full force and effect and all of the issued WAL Ordinary Shares (as such term is defined in the Whitlenge Share Acquisition Agreement) shall have been tendered, accompanied by a stock transfer form executed in blank, and accepted for payment by Scotsman or the Tender Subsidiary (as so defined) and the condition contained in Section 6.21 of the Whitlenge Share Acquisition Agreement shall have been satisfied or waived.

   Section 8.18. Average Scotsman Common Stock Closing Price. The average Closing Price of the Scotsman Common Stock for the ten trading days prior to the date of the meeting of the stockholders of Scotsman referred to in Section
6.3 shall not be more than U.S. $14.50.

   Section 8.19. Resignations of Directors. Scotsman shall have received the resignation of each of the directors of Holding and TDC, effective as of the Effective Date.

   Section 8.20. Termination of Management and Stockholders' Agreement. The Onex Management Agreement, the Diggs Management Agreement and the Stockholders' Agreement shall have been terminated, effective upon the Effective Date, without payment by

Holding, WAL or any of their subsidiaries of any amount in respect of such termination other than accrued fees and expenses incurred before the Effective Time.


                                   ARTICLE IX

                      CONDITIONS PRECEDENT TO OBLIGATIONS
                      OF HOLDING, TDC AND THE STOCKHOLDERS

   The obligations of Holding, TDC and the Stockholders under this Agreement to cause the Merger to be consummated shall, at the option of Holding, TDC and the Stockholders, be subject to the satisfaction, on or prior to the Effective Date, of the following conditions (other than the condition set forth in Section 9.14), and the obligations of Holding, TDC and the Stockholders under this Agreement to cause the Merger to be consummated shall, at the option of Holding, be subject to the satisfaction, on or prior to the Effective Date, of the condition set forth in Section 9.14:


   Section 9.1. No Misrepresentation or Breach of Covenants and Warranties. There shall have been no material breach by Scotsman or Sub in the performance of any of their respective covenants and agreements herein to be performed at or prior to the Effective Time; none of the representations and warranties of Scotsman or Sub that is qualified as to materiality shall be untrue or incorrect in any respect and on the Effective Date such representations and warranties shall be true and correct as though made on the Effective Date except for changes therein specifically permitted by this Agreement or resulting from any transactions expressly consented to in writing by Holding, permitted by Sections 6.6(a) and (b) or entered into in connection with the consummation of the Merger and the other transactions contemplated hereby; none of the representations or warranties that are not so qualified shall be untrue or incorrect in any material respect and on the Effective Date such representations and warranties shall be true and correct in all material respects as though made on the Effective Date except for changes therein specifically permitted by this Agreement or resulting from any transactions expressly consented to in writing by Holding, permitted by Sections 6.6(a) and
(b) or entered into in connection with the consummation of the Merger and the other transactions contemplated hereby; and there shall have been delivered to Holding, TDC and the Stockholders a certificate or certificates to the foregoing effect, dated the Effective Date, signed on behalf of Scotsman and Sub by their Presidents and Chief Financial Officers.

   Section 9.2. No Material Adverse Effect. Between the date hereof and the Effective Date, there shall have been no Material Adverse Effect on Scotsman and its subsidiaries taken as a whole; and there shall have been delivered to Holding, TDC and the Stockholders a certificate or certificates to such effect, dated the Effective Date, signed on behalf of Scotsman by its President and Chief Financial Officer.

   Section 9.3. No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that each of the parties shall have used its reasonable best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any injunction or other order that may be entered.

   Section 9.4. Opinions of Counsel for Scotsman and Sub. Holding, TDC and the Stockholders shall have received (a) from Sidley & Austin, special counsel for Scotsman and Sub, an opinion, dated the Effective Date, in form and substance satisfactory to Holding, TDC and the Stockholders, substantially to the effect set forth in Exhibit VI-A, and (b) from Schiff, Hardin & Waite, counsel for Scotsman and Sub, an opinion, dated the Effective Date, in form and substance satisfactory to Holding, TDC and the Stockholders, substantially to the effect set forth in Exhibit VI-B.

   Section 9.5. Necessary Governmental Approvals. The parties shall have received all governmental and regulatory approvals and actions reasonably necessary to consummate the transactions contemplated hereby, which are either required to be obtained prior to the Effective Date by applicable law or regulation (including, without limitation, the expiration or early termination of the applicable waiting period under the HSR Act, if any) or are necessary to prevent a Material Adverse Effect on Scotsman and its subsidiaries taken as a whole.

   Section 9.6. Registration Rights Agreement. Scotsman shall have executed and delivered the Registration Rights Agreement substantially in the form of
Exhibit V.

   Section 9.7. Stockholder Action. This Agreement shall have been unanimously adopted by all holders of Holding Common Stock. The issuance of shares of Scotsman Common Stock and Scotsman Convertible Preferred Stock pursuant to this Agreement and the Whitlenge Share Acquisition Agreement shall have been approved by a majority of votes cast by holders of Scotsman Common Stock, provided that the total vote cast shall have represented over 50% of the issued and outstanding shares of Scotsman Common Stock at the time of the vote.

   Section 9.8. Stock Exchange Listings. The NYSE shall have approved for listing, upon official notice of issuance, the Scotsman Fixed Common Shares to be issued pursuant to Section 2.1, the Scotsman Contingent Common Shares which may be issued pursuant to Sections 2.1 and 2.3 and the shares of Scotsman

Common Stock issuable upon the conversion of the Scotsman Convertible Preferred Shares.

   Section 9.9. Registration Statement Effective. The Registration Statement shall have been declared effective by the SEC and no stop order suspending the effectiveness of the Registration Statement shall have been entered by the SEC.

   Section 9.10. Securities Laws. Scotsman shall have received all necessary permits and otherwise complied with any state securities laws applicable to the issuance of the shares of the Scotsman Common Stock, the Scotsman Convertible Preferred Stock and the Scotsman Nonconvertible Preferred Stock pursuant to this Agreement.

   Section 9.11. Financing. Scotsman shall have obtained, on or before February 15, 1994, written financing commitments, amendments to its existing financing arrangements or other financing arrangements in an amount sufficient to (i) pay the cash consideration specified in this Agreement and the Whitlenge Share Acquisition Agreement, (ii) refinance, to the extent required, the outstanding debt of Scotsman and (iii) refinance the outstanding debt of Holding, TDC and Whitlenge, in each case on terms reasonably satisfactory to Holding and TDC.

   Section 9.12. Glenco Holdings. Scotsman shall have obtained, on or before January 31, 1994, a written waiver by Glenco Holdings of the Scotsman Noncompetition Agreement.

   Section 9.13. Whitlenge Share Acquisition Agreement. The Whitlenge Share Acquisition Agreement shall be in full force and effect and all of the issued WAL Ordinary Shares shall have been tendered, accompanied by a stock transfer form executed in blank, and accepted for payment by Scotsman or the Tender Subsidiary and the condition contained in Section 6.21 of the Whitlenge Share Acquisition Agreement shall have been satisfied or waived.

   Section 9.14. Average Scotsman Common Stock Closing Price. The average Closing Price of the Scotsman Common Stock for the ten trading days prior to the date of the meeting of the stockholders of Scotsman referred to in Section
6.3 shall not be less than U.S. $10.50.

   Section 9.15. Necessary Consents. Holding and TDC shall have received consents, in form and substance reasonably satisfactory to Holding and TDC, to the transactions contemplated hereby from the other parties to all material contracts, leases, agreements and permits to which Holding or TDC is a party or by which they are affected and which require such consent prior to the Merger and are necessary to prevent a Material Adverse Effect with respect to Holding and TDC taken as whole.

   Section 9.16. Comfort Letters. Holding shall have received comfort letters from Arthur Andersen & Co., Coopers & Lybrand and Ernst & Young, dated the date of mailing the Proxy Statement/Prospectus and the Effective Date and addressed to Holding, in each case in form and substance reasonably satisfactory to Holding, covering such matters reasonably requested by it.

   Section 9.17. Dissenting Stockholders. No stockholder of Holding shall have delivered a written demand for appraisal of its Holding Common Stock pursuant to Section 262 of the DGCL.


                                   ARTICLE X

                           INDEMNIFICATION; SURVIVAL

   Section 10.1. Indemnification by the Stockholders. From and after the Effective Time, each of the Stockholders shall indemnify and hold harmless Scotsman, TDC, the Surviving Corporation and their subsidiaries, affiliates and successors from and against any and all (a) liabilities, losses, costs or damages ("Loss") and (b) reasonable attorneys', consultants' and accountants' fees and expenses, court costs and all other reasonable out-of-pocket expenses ("Expense") incurred by Scotsman, TDC, the Surviving Corporation and their subsidiaries, affiliates and successors in connection with or arising from (x) any breach or failure to perform by any Stockholder or Shareholder (as defined in the Whitlenge Share Acquisition Agreement) of any of their respective agreements, covenants or obligations in this Agreement or the Whitlenge Share Acquisition Agreement or any agreement entered into in connection with the transactions contemplated hereby or thereby, in each case to be performed or complied with after the Effective Time or the Expiration Date (as defined in the Whitlenge Share Acquisition Agreement), as the case may be, (y) any breach of any warranty or the inaccuracy of any representation of Holding, TDC, WAL, Whitlenge Drink or any Stockholder or Shareholder contained in this Agreement or the Whitlenge Share Acquisition Agreement, as updated in accordance with
Section 10.7 hereof and Section 8.7 of the Whitlenge Share Acquisition Agreement, or in any certificate delivered by or on behalf of Holding, TDC, WAL, Whitlenge Drink or any Stockholder or Shareholder pursuant hereto or thereto and (z)(A) the actions listed in item 1 of Schedule 3.17 or (B) any other claim, suit, action, proceeding or other matter in connection with or arising out of the fire that occurred on or about February 5, 1992 at the Indianapolis Athletic Club (including, without limitation, any claim, suit, action or proceeding brought by or on behalf of Holding or TDC to seek or enforce indemnification from Alco Standard or any of its affiliates or insurance coverage under any insurance policy maintained by or for the benefit of Alco Standard, Holding, TDC, Onex or any of their affiliates); provided, however, that the Stockholders shall be required to indemnify and hold harmless under this Section 10.1 only to the extent that the aggregate amount of (without duplication) (i) Loss and Expense referred to above in this Section 10.1 and (ii) Loss and Expense referred to in Section 8.1 of the Whitlenge Share Acquisition Agreement exceeds U.S. $250,000; and provided, further, (X) each Stockholder's obligation to indemnify and hold harmless pursuant to this Section 10.1 shall be limited to the payment by such Stockholder of cash (1) with respect to any individual Loss or Expense (other than any Loss or Expense arising from a breach of a warranty, or inaccuracy of a representation, of such Stockholder contained in Section 3.3(b) or 3.4(b), as to which this clause (1) shall be inapplicable), in an amount that does not exceed the product obtained by multiplying such Stockholder's Applicable Percentage (as set forth on Schedule 10.1) by the amount of such Loss or Expense, and (2) in the aggregate in an amount equal to the product obtained by multiplying such Stockholder's Applicable Percentage (as set forth on Schedule 10.1) by U.S. $30,000,000 (without limiting the foregoing, it being understood that, for purposes of clause (2) above, with respect to the Indianapolis Athletic Club fire matters or otherwise, the payment of any amount by, or with funds furnished by, an insurer or Alco Standard, shall not be deemed to be the payment by any Stockholder and (Y) no Stockholder shall indemnify and hold harmless any indemnified party with respect to any Loss or Expense arising from any breach of a warranty, or inaccuracy of a representation, of any other Stockholder or Continental contained in Section 3.3(b) or 3.4(b) or of any Shareholder contained in
Section 2.3(b) or 2.4(b) of the Whitlenge Share Acquisition Agreement. Notwithstanding any other provision of this Agreement, the Stockholders shall have no obligation to indemnify and hold harmless Scotsman, TDC, the Surviving Corporation, their subsidiaries, affiliates and successors, or any other person from and against any Loss or Expense resulting from an election (whether deemed or actual) under section 338 of the Code made with respect to the Merger.

   Section 10.2. Indemnification by Scotsman and the Surviving Corporation. From and after the Effective Time, Scotsman and the Surviving Corporation shall jointly and severally indemnify and hold harmless the Stockholders and their subsidiaries, affiliates and successors from and against any and all Loss and Expense incurred by the Stockholders and their subsidiaries, affiliates and successors in connection with or arising from (a) any breach or failure to perform by Scotsman or the Surviving Corporation of any of their respective agreements, covenants or obligations in this Agreement or the Whitlenge Share Acquisition Agreement or any agreement entered into in connection with the transactions contemplated hereby or thereby, in each case to be performed or complied with after the Effective Time or the Expiration Time, as the case may be, and (b) any breach of any warranty or the inaccuracy of any representation of Scotsman or Sub contained in this Agreement or the Whitlenge Share Acquisition Agreement or in any certificate delivered by or on behalf of Scotsman or Sub pursuant hereto or thereto; provided, however, that Scotsman and the Surviving Corporation shall be required to indemnify and hold harmless under this Section 10.2 only to the extent that the aggregate amount of (without duplication) (i) Loss and Expense referred to above in this Section 10.2 and (ii) Loss and Expense referred to in Section 8.2 of the Whitlenge Share Acquisition Agreement exceeds U.S. $250,000; and provided, further, Scotsman's and the Surviving Corporation's obligation to indemnify and hold harmless pursuant to this
Section 10.2 shall be limited to the aggregate payment by Scotsman and/or the Surviving Corporation of cash in an amount equal to the excess of (i) U.S. $30,000,000 over (ii) any amount theretofore paid in indemnification by Scotsman and/or any of its subsidiaries under Section 8.2 of the Whitlenge Share Acquisition Agreement. Any payment pursuant to this Section 10.2 shall be payable in cash; provided, however, that to the extent any payment of cash pursuant to this Section 10.2 would cause the aggregate amount of cash paid pursuant to this Section 10.2 to exceed 19% of the sum of (i) the aggregate amount of cash paid pursuant to this Section 10.2, (ii) the Adjusted Value (as defined below) of Scotsman Contingent Common Shares theretofore paid to the former holders of Holding Common Stock pursuant to Section 2.3 and (iii) the aggregate liquidation preference of the shares of Scotsman Nonconvertible Preferred Stock issued pursuant to this Section 10.2, such excess shall be paid in the form of shares of Scotsman Nonconvertible Preferred Stock, valued for such purpose at 100% of their liquidation preference. For purposes of the foregoing, the Adjusted Value of a Scotsman Contingent Common Share shall be determined in the manner provided in the last paragraph of Section 2.1 except that the business day immediately prior to the date such Scotsman Contingent Common Share was issued shall be substituted for the Effective Date.

   Section 10.3. Notice of Claims. If Scotsman (with respect to Section 10.1) or the Stockholder Representative (with respect to Section 10.2) believes that any of the persons entitled to indemnification under this Article X has suffered or incurred any Loss or incurred any Expense, whether or not the applicable dollar limitation specified by Section 10.1 or 10.2 has been exceeded, Scotsman or the Stockholder Representative, as the case may be, shall so notify the other promptly in writing describing such Loss or Expense, the amount thereof, if known, and the method of computation of such Loss or Expense, all with reasonable particularity and containing a reference to the provisions of this Agreement or any certificate delivered pursuant hereto in respect of which such Loss or Expense shall have occurred; provided, however, that the omission by such indemnified party to give notice as provided herein shall not relieve the indemnifying party of its indemnification obligation under this Article X except to the extent that such omission results in a failure of actual notice to the indemnifying party and such indemnifying party is materially damaged as a result of such failure to give notice. If any action at law or suit in equity is instituted by or against a third party with respect to which any of the persons entitled to indemnification under this

Article X intends to claim any liability or expense as Loss or Expense under this Article X, any such person shall promptly notify the indemnifying party of such action or suit as specified in this Section 10.3 and Section 10.4. Any party entitled to indemnification hereunder shall use reasonable efforts to minimize any Loss or Expense for which indemnification is sought hereunder.

   If Scotsman furnishes a notice referred to in the first sentence of the immediately preceding paragraph and the Stockholder Representative, within 10 business days of receipt thereof, furnishes Scotsman with a notice (an "Alco Notice") stating that the Loss and Expense referred to in Scotsman's notice, or some portion thereof, are subject to indemnification by Alco Standard pursuant to any of the agreements referred to in Section 3.32 or in Section 2.32 of the Whitlenge Share Acquisition Agreement (such notice to include specific reference to the provisions of the agreements containing the indemnification obligations), then (i) Scotsman shall use its best efforts to enforce such indemnification obligations and the Stockholders and the Stockholder Representative shall cooperate fully with Scotsman in seeking to enforce such indemnification obligations and (ii) the indemnifying parties shall not be required to indemnify with respect to the portion of such Loss and Expense subject to indemnification until, and to the extent that, a court of competent jurisdiction determines, or the Stockholder Representative acknowledges, that Alco Standard is not required to so indemnify (it being understood that for purposes of the second proviso to the first sentence of Section 10.6, Scotsman shall be deemed to have asserted its claim for indemnification by the indemnifying parties at the time of its notice and that the Loss and Expense referred to in such notice shall be deemed to include, although not referred to therein, any Loss and Expense thereafter incurred by any of the indemnified parties in seeking to enforce, whether or not successful, any purported indemnification obligation of Alco Standard identified by the Stockholder Representative). In the event that the Stockholder Representative fails to give an Alco Notice within the 10 business day period specified above, but furnishes an Alco Notice at a later date, then (x) Scotsman, the Stockholder Representative and the Stockholders shall take the actions specified in clause
(i) above, (y) should Scotsman or another person entitled to indemnification under Section 10.1 thereafter successfully enforce any such purported indemnification obligation of Alco Standard, any Loss and Expense that is recovered in such enforcement action and was theretofore covered by an indemnification payment by the indemnifying parties hereunder shall be paid over to the Stockholder Representative on behalf of the Stockholders and (z) the obligation of the indemnifying parties with respect to any Loss and Expense identified in such subsequent Alco Notice as covered by such purported indemnification obligation and for which, at the time of such subsequent Alco Notice, indemnification has not been made by the indemnifying parties hereunder, shall be as specified in clause (ii) above.

Without limiting the indemnifying parties' obligation under clause (ii) above to make an indemnification payment following a judicial determination of the type referred to in such clause (ii), Scotsman, if requested in writing by the Stockholder Representative on a timely basis, shall, at the expense of the Stockholders (which shall be promptly paid as incurred), use its best efforts to pursue a judicial appeal of such determination. If any such appeal results in the recovery by Scotsman or another person entitled to indemnification under
Section 10.1 of any Loss or Expense which theretofore was covered by an indemnification payment by the indemnifying parties hereunder, such recovery shall be paid over to the Stockholder Representative on behalf of the Stockholders. The Stockholders and the Shareholders shall be subrogated to any and all rights of Scotsman or the other persons entitled to indemnification pursuant to Section 10.1 under any indemnification obligations of Alco Standard pursuant to any of the agreements referred to in Section 3.32 or in Section
2.32 of the Whitlenge Share Acquisition Agreement in respect of any Loss or Expense with respect to which the Stockholder Representative has not furnished an Alco Notice and for which the Stockholders or the Shareholders have theretofore indemnified Scotsman or such other persons.

   With respect to any claim that Scotsman or the other persons entitled to indemnification under Section 10.1 may pursue against Alco Standard with respect to the enforcement of a purported indemnification obligation pursuant to any of the agreements referred to in Section 3.32 or in Section 2.32 of the Whitlenge Share Acquisition Agreement, neither Scotsman nor such other persons shall consent to entry of any judgment or enter into any settlement in respect thereof unless (1) the Stockholder Representative consents to such judgment or settlement or (2) Scotsman (on behalf of itself and such other indemnified persons) releases the Stockholders and the Shareholders from any and all liability with respect to the Loss and Expense that was the subject of such claim and such judgment or settlement does not adversely affect any Stockholder or Shareholder or any of their subsidiaries, affiliates or successors or any other claim for indemnification by Alco Standard pursuant to any of the agreements referred to in Section 3.32 or in Section 2.32 of the Whitlenge Share Acquisition Agreement. With respect to any judicial or other proceeding or appeal pursued by Scotsman or the other persons entitled to indemnification under Section 10.1 and seeking the enforcement of a purported indemnification obligation of Alco Standard pursuant to any of such agreements, the Stockholders (i) if they have theretofore fully indemnified (subject to any applicable deductible) Scotsman and the other persons entitled to indemnification under Section 10.1, shall be entitled, at their own expense and through counsel of their choice, to control the pursuit of the indemnification claim against Alco Standard in such judicial or other proceeding or appeal (it being understood that the Stockholders shall not consent to entry of any judgment or enter into any settlement with respect thereto that adversely affects Scotsman or any of the other persons entitled to indemnification under Section 10.1, unless Scotsman or such persons, as the case may be, shall have consented thereto), and (ii) if they have not so fully indemnified (subject to any applicable deductible) Scotsman or the other persons entitled to indemnification under Section 10.1, shall be entitled, at their own expense, to participate with counsel of their choice but without any right of control thereof.

   Section 10.4. Third Party Claims. (a) In the event of any claim for indemnification hereunder (other then pursuant to clause (z)(A) of Section 10.1) resulting from or in connection with any claim or legal proceeding by a third party, the indemnified persons shall give such notice thereof to the indemnifying party not later than twenty business days prior to the time any response to the asserted claim is required, if possible, and in any event within fifteen days following the date such indemnified person has actual knowledge thereof; provided, however, that the omission by such indemnified party to give notice as provided herein shall not relieve the indemnifying party of its indemnification obligation under this Article X except to the extent that such omission results in a failure of actual notice to the indemnifying party and such indemnifying party is materially damaged as a result of such failure to give notice. In the event of any such claim for indemnification resulting from or in connection with a claim or legal proceeding by a third party, the indemnifying party may, at its sole cost and expense, assume the defense thereof; provided, however, that counsel for the indemnifying party, who shall conduct the defense of such claim or legal proceeding, shall be reasonably satisfactory to the indemnified party; and provided, further, that if the defendants in any such actions include both the indemnified persons and the indemnifying party and the indemnified persons shall have reasonably concluded that there may be legal defenses or rights available to them which have not been waived and are in actual or potential conflict with those available to the indemnifying party, the indemnified persons shall have the right to select one law firm reasonably acceptable to the indemnifying party to act as separate counsel, on behalf of such indemnified persons, at the expense of the indemnifying party. Subject to the second proviso of the immediately preceding sentence, if an indemnifying party assumes the defense of any such claim or legal proceeding, such indemnifying party shall not consent to entry of any judgment, or enter into any settlement, that (a) is not subject to full indemnification hereunder (except for the deductible referred to in clause (ii) of the first proviso to the first sentence of Section 10.1 or the deductible referred to in clause (ii) of the first proviso to the first sentence of Section 10.2, in either case to the extent applicable), (b) provides for injunctive or other non-monetary relief affecting the indemnified persons or (c) does not include as an unconditional term thereof the giving by each claimant or plaintiff to such indemnified persons of a release from all liability with respect to such claim or legal proceeding, without the prior written consent of the indemnified persons (which consent, in the case of clauses (b) and (c), shall not be unreasonably withheld); and provided, further, that subject to the second proviso of the immediately preceding sentence, the indemnified persons may, at their own expense, participate in any such proceeding with the counsel of their choice without any right of control thereof. So long as the indemnifying party is in good faith defending such claim or proceeding, the indemnified persons shall not compromise or settle such claim or proceeding without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld. If the indemnifying party does not assume the defense of any such claim or litigation in accordance with the terms hereof, the indemnified persons may defend against such claim or litigation in such manner as they may deem appropriate, including, without limitation, settling such claim or litigation (after giving prior written notice of the same to the indemnifying party and obtaining the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld) on such terms as the indemnified persons may deem appropriate, and the indemnifying party will promptly indemnify the indemnified persons in accordance with the provisions of this Section 10.4.

   (b) With respect to the matters referred to in clause (z) of Section 10.1, until the indemnification obligations of the Stockholders terminate by reason of clause (2) of the second proviso to the first sentence of Section 10.1, the Stockholders and the Shareholders shall, at their sole cost and expense, assume the defense or prosecution of such matters, as the case may be; provided, however, that Scotsman may, at its own expense, participate in any such defense or prosecution with counsel of its choice without any rights of control thereof; and provided, further, that the Stockholders shall not consent to entry of any judgment, or enter into any settlement, that (a) is not subject to full indemnification hereunder (except for the deductible referred to in clause
(ii) of the first proviso to the first sentence of Section 10.1), (b) provides for injunctive or other non-monetary relief affecting the indemnified persons or (c) does not include as an unconditional term thereof the giving by each claimant or plaintiff to such indemnified persons of a release from all liability with respect to such claim or legal proceeding, without the prior written consent of the indemnified persons (which consent, in the case of clauses (b) and (c), shall not be unreasonably withheld).

   Section 10.5. Exclusive Remedy. In the event the Merger is consummated, any claim against any party hereto for any breach of this Agreement or in connection with any of the transactions contemplated hereby (other than a claim for breach of Section 7.1, 7.2 or 7.3, the representation and warranty contained in the last sentence of Section 3.3(b), the Noncompetition Agreements entered into pursuant to Section 8.7 or the Registration Rights Agreement entered into pursuant to Sections 8.8 and 9.6), shall, to the extent permitted by law, be made solely pursuant to this Article X. Prior to the consummation of the Merger or the termination of this Agreement pursuant to Article XI, no claim may be made against any party hereto for any inaccuracy of any representation or breach of any warranty contained in this Agreement, the Whitlenge Share Acquisition Agreement or any certificate, instrument or other agreement delivered pursuant hereto or thereto.

   Section 10.6. Survival of Obligations. All representations, warranties, covenants and obligations contained in this Agreement shall survive the consummation of the transactions contemplated by this Agreement; provided, however, that the representations and warranties in Sections 3.7, 3.10, 3.11, 3.15, 3.17, 3.18, 3.21, 3.26, 3.32, 3.35 and 4.9 shall terminate on the fourth anniversary of the Effective Date, the representations and warranties contained in Sections 3.8 and 4.8 shall terminate at the time the relevant statute of limitations expires, and the representations and warranties contained in Sections 3.1, 3.3, 3.4, 4.1, 4.2 and 4.4 shall survive without termination, and all other representations and warranties contained herein shall terminate on the third anniversary of the Effective Date; and provided, further, if any claim under this Article X for Loss or Expense in respect of any representations and warranties is asserted in writing prior to the expiration of the applicable period set forth above, the obligations of the indemnifying party with respect to such claim shall not be affected by the expiration of such period.

   Section 10.7. Update of the Representations and Warranties. Not later than ten days prior to the Effective Date, Holding, TDC and any Stockholder may deliver a written notice to Scotsman setting forth any and all facts, conditions, occurrences, changes and other matters, in each case, occurring after the date hereof, that has caused or may cause the representations and warranties of the Stockholders contained herein (including the Schedules hereto) not to be true and correct in all respects. In the event that any of such facts, conditions, occurrences, changes and other matters shall have caused or will cause, on or prior to the Effective Date, any such representation or warranty not to be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation and warranty without any materiality qualification) on the Effective Date with the same effect as though made on the Effective Date, Scotsman may elect to terminate this Agreement pursuant to Section 11.1(d) based on such facts, conditions, occurrences, changes or other matters. If Scotsman shall nevertheless proceed to consummate the Merger, such facts, conditions, occurrences, changes and other matters so disclosed as to each such representation or warranty of the Stockholders contained herein (including the Schedules) shall be deemed to constitute an exception to such representation or warranty reflecting the facts, conditions, occurrences, changes and other matters so disclosed with the same effect as if such exception had been made in such representation or warranty as of the date hereof in this Agreement to the extent, but only to the extent, of such disclosure.


                                   ARTICLE XI

                                  TERMINATION

   Section 11.1. Termination. Anything contained in this Agreement to the contrary notwithstanding, (i) this Agreement shall terminate upon any termination of the Whitlenge Share Acquisition Agreement and (ii) this Agreement may be terminated at any time prior to the Effective Date:

   (a)  by the mutual consent of Scotsman and Holding;

   (b) by Scotsman upon any material breach by Holding, TDC or any Stockholder of any of the covenants contained in Article VI or VII or Section 12.1;

   (c) by Holding upon any material breach by Scotsman or Sub of any of the covenants contained in Article VI or VII or Section 12.1;

   (d) by Scotsman if any of the conditions specified in Article VIII has not been met or waived by Scotsman at such time as such condition can no longer be satisfied;

   (e) by Holding if any of the conditions specified in Article IX has not been met or waived by Holding, TDC and the Stockholders, as applicable, at such time as such condition can no longer be satisfied; or

   (f) by Scotsman or Holding if the Merger shall not have been consummated on or before May 1, 1994.

In the event that this Agreement shall be terminated pursuant to this Section 11.1, all further obligations of the parties under this Agreement (other than Sections 7.3, 12.1, 12.2 and 12.10) shall terminate without further liability of any party to the others; provided, however, that nothing herein shall relieve any party from liability for its willful breach of this Agreement; and provided, further, that in the case of any such termination, (i) no Stockholder shall bear any liability for any breach of this Agreement (other than a breach of Section 7.3) and (ii) Holding and TDC shall, jointly and severally, be liable for any Stockholder's willful breach of this Agreement as though Holding and TDC had made all representations and warranties of such Stockholder.

                                  ARTICLE XII

                                OTHER PROVISIONS

   Section 12.1. Confidential Nature of Information. Each party agrees that it will treat in strict confidence all documents, materials and other information which it obtains regarding the other parties during the course of the negotiations leading to the consummation of the transactions provided for herein and the preparation of this Agreement; and if for any reason whatsoever the transactions contemplated by this Agreement shall not be consummated, each party shall return to the other party all copies of non-public documents and materials which have been furnished or acquired in connection therewith and shall not use or disseminate such documents, materials or other information for any purpose whatsoever.

   Section 12.2.  Fees and Expenses.  (a) Except as otherwise provided in this
Section 12.2, each of the parties hereto shall bear its own costs and expenses (including, without limitation, fees and disbursements of its counsel, accountants and other financial, legal, accounting or other advisors, any expenses incurred by Holding and Whitlenge Drink in connection with any efforts to effect an initial public offering and any fees, disbursements and expenses incurred by or on behalf of Scotsman in connection with the Registration Statement and the Proxy Statement/Prospectus, it being understood that the costs and expenses of the audits and preparation of the historical financial statements of Holding, TDC and WAL included in the Proxy Statement/Prospectus and the costs and expenses of adjusting, for purposes of pro forma financial statements, the historical financial statements of Whitlenge Drink so that they are presented in United States dollars and in accordance with generally accepted accounting principles in the United States shall be deemed to be costs and expenses of the Stockholders and the Shareholders) incurred by it or its affiliates in connection with the preparation, negotiation, execution, delivery and performance of this Agreement, each of the other documents and instruments executed in connection with or contemplated by this Agreement and the arranging or providing for the financing contemplated hereby, and the consummation of the transactions contemplated hereby and thereby (collectively "Acquisition Expenses"); provided, however, that, except for up to U.S. $390,000 of Acquisition Expenses of the Stockholders, Holding and TDC relating to the transactions contemplated by this Agreement, which U.S. $390,000 of Acquisition Expenses are attributable to and shall be borne by Holding and TDC, the Acquisition Expenses of the Stockholders, Holding and TDC shall be borne entirely by the Stockholders and on the Effective Date the Stockholders shall reimburse Holding and TDC for any Acquisition Expenses paid by Holding or TDC prior to the Effective Time in connection with the foregoing. The Stockholders, Holding and TDC shall furnish Scotsman with documentation on the Effective Date demonstrating any reimbursement required by the preceding sentence.

   (b) Holding and TDC shall pay to Scotsman or Sub, upon demand in same day funds, all of Scotsman's and Sub's Acquisition Expenses, in the event that (i) this Agreement is terminated pursuant to clause (d) of Section 11.1 as a result of the failure of the condition set forth in the first sentence of Section 8.9 or pursuant to clause (e) of Section 11.1 as a result of the failure of the condition set forth in Section 9.17 or (ii) the Whitlenge Share Acquisition Agreement is terminated pursuant to clause (d) of Section 9.1 thereof as a result of the failure of the condition set forth in the first sentence of
Section 6.10 thereof (each of the terminations described in clauses (i) and (ii) being referred to as a "Qualifying Termination"); provided, however, that Holding and TDC shall not be obligated to make payments pursuant to this
Section 12.2(b) in an aggregate amount exceeding the sum of (x) U.S. $780,000 and (y) the excess of U.S. $220,000 over the aggregate amount of payments made pursuant to Section 10.2(b) of the Whitlenge Share Acquisition Agreement.

   (c) In addition to payments pursuant to Section 12.2(b) and payments made pursuant to Sections 10.2(b) and 10.2(c) of the Whitlenge Share Acquisition Agreement, Holding and TDC shall pay to Scotsman or Sub, upon demand in same day funds, a fee of U.S. $2,340,000, if (i) there is a Qualifying Termination and (ii) within one year following the Qualifying Termination (x) any of TDC, Whitlenge Drink, Holding or WAL or any combination thereof, directly or through another entity, effects an initial public offering of its shares or (y) any person or persons acquire, directly or indirectly, in one transaction or a series of related transactions, a substantial portion of the assets of TDC and Whitlenge Drink or more than 50% of the shares of common stock of Holding, TDC, Whitlenge Drink or WAL, in any such case described in clause (x) or (y), for a per share consideration (or the equivalent thereof) representing a valuation of Holding, TDC, Whitlenge Drink or WAL greater than that represented by this Agreement or the Whitlenge Share Acquisition Agreement, as the case may be.

   Section 12.3. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally or by overnight mail, or four days after being mailed (by registered mail, return receipt requested) to a party at the following address (or to such other address as such party may have specified by notice given to the other parties pursuant to this provision):

   If to Scotsman to:

   Scotsman Industries, Inc.
   775 Corporate Woods Parkway
   Vernon Hills, Illinois 60061
   Attention:  President
         with a copy to:

         Sidley & Austin
         One First National Plaza
         Chicago, Illinois 60603
         Attention:  Frederick C. Lowinger

         If to Sub to:

         Scotsman Acquisition Corporation
         c/o Scotsman Industries, Inc.
         775 Corporate Woods Parkway
         Vernon Hills, Illinois 60061
         Attention:  President

         with a copy to:

         Sidley & Austin
         One First National Plaza
         Chicago, Illinois 60603
         Attention:  Frederick C. Lowinger

         If to Holding to:

         DFC Holding Corporation
         c/o The Delfield Company
         980 South Pleasant Road
         Mt. Pleasant, Michigan 48858
         Attention:  Kevin E. McCrone

         with a copy to:

         Debevoise & Plimpton
         875 Third Avenue
         New York, New York 10022
         Attention:  Robert F. Quaintance, Jr.

         If to TDC to:

         The Delfield Company
         980 South Pleasant Road
         Mt. Pleasant, Michigan 48858
         Attention:  Kevin E. McCrone
         with a copy to:

         Debevoise & Plimpton
         875 Third Avenue
         New York, New York 10022
         Attention:  Robert F. Quaintance, Jr.

         If to Onex to:

         Onex Corporation
         161 Bay Street, 25th Floor
         Toronto, Ontario
         Attention:  President

         with copies to:

         Debevoise & Plimpton
         875 Third Avenue
         New York, New York 10022
         Attention:  Robert F. Quaintance, Jr.

         and

         Onex Investment Corp.
         712 Fifth Avenue
         40th Floor
         New York, New York 10019
         Attention:  Timothy C. Collins

         If to Onex DHC to:

         Onex DHC LLC
         c/o Onex Investment Corp.
         421 Leader Street
         Marion, Ohio 43302

         with copies to:

         Onex Corporation
         161 Bay Street, 25th Floor
         Toronto, Ontario
         Attention:  President

         and

         Debevoise & Plimpton
         875 Third Avenue
         New York, New York 10022
         Attention:  Robert F. Quaintance, Jr.

         and

         Onex Investment Corp.
         712 Fifth Avenue
         40th Floor
         New York, New York 10019
         Attention:  Timothy C. Collins

         If to Pacific to:

         Pacific Mutual Life Insurance Company
         700 Newport Center Drive
         Newport Beach, California 92660
         Attention:  Schuyler Lance

         with a copy to:

         Brobeck, Phleger & Harrison
         550 South Hope Street, Suite 2100
         Los Angeles, California 90071
         Attention:  Kenneth R. Bender

         If to PM to:

         Pacific Mutual Life Insurance Company
         700 Newport Center Drive
         Newport Beach, California 92660
         Attention:  Schuyler Lance

         with a copy to:

         Brobeck, Phleger & Harrison
         550 South Hope Street, Suite 2100
         Los Angeles, California 90071
         Attention:  Kenneth R. Bender

         If to EJJM to:

         EJJM
         c/o The Diggs Group
         1630 Kettering Tower
         Dayton, Ohio 45423

         with a copy to:

         Debevoise & Plimpton
         875 Third Avenue
         New York, New York 10022
         Attention:  Robert F. Quaintance, Jr.

         If to Diggs to:

         Matthew O. Diggs, Jr.
         c/o The Diggs Group
         1630 Kettering Tower
         Dayton, Ohio 45423
         with a copy to:

         Debevoise & Plimpton
         875 Third Avenue
         New York, New York 10022
         Attention:  Robert F. Quaintance, Jr.

         If to Collins to:

         Timothy C. Collins
         c/o Onex Investment Corp.
         712 Fifth Avenue
         40th Floor
         New York, New York 10019

         with a copy to:

         Debevoise & Plimpton
         875 Third Avenue
         New York, New York 10022
         Attention:  Robert F. Quaintance, Jr.

         If to Manifold to:

         W. Joseph Manifold
         c/o The Delfield Company
         980 South Pleasant Road
         Mt. Pleasant, Michigan 48858

         with a copy to:

         Debevoise & Plimpton
         875 Third Avenue
         New York, New York 10022
         Attention:  Robert F. Quaintance, Jr.

         If to McCollom to:

         Charles L. McCollom
         c/o The Delfield Company
         980 South Pleasant Road
         Mt. Pleasant, Michigan 48858

         with a copy to:

         Debevoise & Plimpton
         875 Third Avenue
         New York, New York 10022
         Attention:  Robert F. Quaintance, Jr.

         If to Moffatt Trust to:

         Anita J. Moffatt Trust
         c/o The Delfield Company
         980 South Pleasant Road
         Mt. Pleasant, Michigan 48858

         with a copy to:

         Debevoise & Plimpton
         875 Third Avenue
         New York, New York 10022
         Attention:  Robert F. Quaintance, Jr.

         If to Moffatt to:

         Anita J. Moffatt
         c/o The Delfield Company
         980 South Pleasant Road
         Mt. Pleasant, Michigan 48858

         with a copy to:

         Debevoise & Plimpton
         875 Third Avenue
         New York, New York 10022
         Attention:  Robert F. Quaintance, Jr.

         If to Panella to:

         Remo Panella
         c/o The Delfield Company
         980 South Pleasant Road
         Mt. Pleasant, Michigan 48858

         with a copy to:

         Debevoise & Plimpton
         875 Third Avenue
         New York, New York 10022
         Attention:  Robert F. Quaintance, Jr.

         If to Reed to:

         Teddy F. Reed
         c/o The Delfield Company
         980 South Pleasant Road
         Mt. Pleasant, Michigan 48858

         with a copy to:

         Debevoise & Plimpton
         875 Third Avenue
         New York, New York 10022
         Attention:  Robert F. Quaintance, Jr.

         If to Schafer to:

         Robert L. Schafer
         c/o The Delfield Company
         980 South Pleasant Road
         Mt. Pleasant, Michigan 48858

         with a copy to:

         Debevoise & Plimpton
         875 Third Avenue
         New York, New York 10022
         Attention:  Robert F. Quaintance, Jr.

         If to Tillotson to:

         Graham E. Tillotson
         c/o The Delfield Company
         980 South Pleasant Road
         Mt. Pleasant, Michigan 48858

         with a copy to:

         Debevoise & Plimpton
         875 Third Avenue
         New York, New York 10022
         Attention:  Robert F. Quaintance, Jr.

         If to Tilmann Trust to:

         John A. Tilmann Trust
         c/o The Delfield Company
         980 South Pleasant Road
         Mt. Pleasant, Michigan 48858
         with a copy to:

         Debevoise & Plimpton
         875 Third Avenue
         New York, New York 10022

         If to Tilmann to:

         John A. Tilmann
         c/o The Delfield Company
         980 South Pleasant Road
         Mt. Pleasant, Michigan 48858

         with a copy to:

         Debevoise & Plimpton
         875 Third Avenue
         New York, New York 10022
         Attention:  Robert F. Quaintance, Jr.

         If to KE McCrone to:

         Kevin E. McCrone
         c/o The Delfield Company
         980 South Pleasant Road
         Mt. Pleasant, Michigan 48858

         with a copy to:

         Debevoise & Plimpton
         875 Third Avenue
         New York, New York 10022
         Attention:  Robert F. Quaintance, Jr.

         If to MP McCrone to:

         Michael P. McCrone
         c/o The Delfield Company
         980 South Pleasant Road
         Mt. Pleasant, Michigan 48858

         with a copy to:

         Debevoise & Plimpton
         875 Third Avenue
         New York, New York 10022
         Attention:  Robert F. Quaintance, Jr.

         If to Anderson to:

         Ronald A. Anderson
         c/o The Delfield Company
         980 South Pleasant Road
         Mt. Pleasant, Michigan 48858

         with a copy to:

         Debevoise & Plimpton
         875 Third Avenue
         New York, New York 10022
         Attention:  Robert F. Quaintance, Jr.

         If to Continental to:

         Continental Bank N.A.
         231 South LaSalle Street, 12th Floor
         Chicago, Illinois
         Attention:  David Pattie

         with a copy to:

         Mayer, Brown & Platt
         190 South LaSalle Street
         Chicago, Illinois 60603
         Attention:  David Schuette

         Section 12.4.  Definitions.  For purposes of this Agreement:

         (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

         (b) an "associate" of any person means (i) a corporation or organization of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of a class of equity securities, (ii) any trust or other estate in which such person has substantial beneficial interest or as to which such person serves as trustee or in the similar capacity and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the person or any of its parents or subsidiaries.

         (c) the "knowledge of Holding or TDC" means the knowledge of the persons listed in Schedule 12.4, which Schedule includes all directors of Holding and TDC, the chief executive officers of each of Holding and TDC and all employees of Holding and TDC who report directly to such chief executive officer (except for KE McCrone's personal secretary).

   (d) "Material Adverse Effect" means any change or effect (or any development that, insofar as can reasonably be foreseen, would result in any change or effect) that is materially adverse to the business, properties, assets, condition (financial or otherwise) or results of operations of the applicable person or persons; and

   (e) "person" means an individual, corporation, partnership, association, trust, unincorporated organization or other entity.

   Section 12.5. Partial Invalidity. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

   Section 12.6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors or assigns.

   Section 12.7. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered an original counterpart, and shall become a binding agreement when Scotsman, Sub, Holding, TDC, the Stockholders and Continental shall have each executed one counterpart.

   Section 12.8. Titles and Headings. Titles and headings to Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

   Section 12.9. Schedules and Exhibits. The Schedules and Exhibits referred to in this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

   Section 12.10. Entire Agreement; Amendments and Waivers; Assignment. This Agreement, including the Schedules and Exhibits, contains the entire understanding of the parties hereto with regard to the subject matter contained herein except that the confidentiality agreement, dated October 29, 1993 (the "October Confidentiality Agreement"), between Onex and Scotsman and the confidentiality agreement, dated June 25, 1993 (the "June Confidentiality Agreement"), between Onex Investment Corp. and Scotsman shall remain in full force in effect pursuant to the terms thereto after the execution of this Agreement; provided, however, that the October Confidentiality Agreement shall terminate on the fifth anniversary of the date hereof and the June Confidentiality Agreement shall terminate on the earlier of the Effective Time or the fifth anniversary of the date hereof. The parties hereto, by mutual agreement in writing, may amend, modify and supplement this Agreement. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach. Except as expressly provided herein, the rights and obligations of the parties under this Agreement may not be assigned or transferred by any party hereto without the prior written consent of the other parties hereto.

   Section 12.11. Governing Law. Except to the extent that Delaware law is mandatorily applicable to the Merger and the rights and obligations of the stockholders of Holding and Scotsman, this Agreement, and the application or interpretation thereof, shall be governed by its terms and by the internal laws of the State of New York, without regard to principles of conflicts of laws as applied in the State of New York or any other jurisdiction which, if applied, would result in the application of any laws other than the internal laws of the State of New York. Each of the parties hereto irrevocably submits and consents to the exclusive jurisdiction of the Supreme Court of the State of New York in the County of New York, or the United States District Court for the Southern District of New York, in connection with any action or proceeding arising out of or relating to this Agreement, and irrevocably waives any immunity from jurisdiction thereof and any claim of improper venue, forum non conveniens or any similar basis to which it might otherwise be entitled in any such action or proceeding. Each of the Merger Stockholders hereby appoints as its or his authorized agent the Stockholder Representative (such agent hereinafter referred to as the "Authorized Agent") upon which process may be served in any action to enforce any claim arising out of or relating to this Agreement which may be instituted in any court described above; such appointment shall be irrevocable until the appointment, similarly irrevocable, of a successor Authorized Agent reasonably acceptable to Scotsman and such successor's acceptance of such appointment. Service of such process upon the Authorized Agent shall be deemed in every respect effective service of process upon each of the Merger Stockholders.

   Section 12.12.  No Third-Party Beneficiaries.  Except for Sections 2.3, 7.1,
7.2 and 7.3 (with respect to Acquisition Shareholders) and Article X, nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any person other than the parties hereto and successors and assigns permitted by Section 12.6 any right, remedy or claim under or by reason of this Agreement.

   IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto or by their duly authorized officers, all as of the date first above written.


          SCOTSMAN INDUSTRIES, INC.


          By  __________________________
            Name:
            Title:


          SCOTSMAN ACQUISITION CORPORATION


          By  __________________________
            Name:
            Title:


          DFC HOLDING CORPORATION


          By  __________________________
            Name:
            Title:


          THE DELFIELD COMPANY


          By  __________________________
            Name:
            Title:


          ONEX CORPORATION


          By  __________________________
            Name:
            Title:


          ONEX DHC LLC


          By  __________________________
            Name:
            Title:

          PACIFIC MUTUAL LIFE INSURANCE COMPANY


          By  __________________________
            Name:
            Title:


          PM GROUP LIFE INSURANCE CO.


          By  ___________________________
            Name:
            Title:


          EJJM


          By  __________________________
            Name:
            Title:


          MATTHEW O. DIGGS, JR.


          ______________________________


          TIMOTHY C. COLLINS


          ______________________________


          W. JOSEPH MANIFOLD


          ______________________________


          CHARLES R. McCOLLOM


          ______________________________


          ANITA J. MOFFATT TRUST


          By  __________________________
            Name:
            Title:

          ANITA J. MOFFATT


          ______________________________


          REMO PANELLA


          ______________________________


          TEDDY F. REED


          ______________________________


          ROBERT L. SCHAFER


          ______________________________


          GRAHAM E. TILLOTSON


          ______________________________


          JOHN A. TILMANN TRUST


          By  __________________________
            Name:
            Title:


          JOHN A. TILMANN


          ______________________________


          KEVIN E. McCRONE


          ______________________________


          MICHAEL P. McCRONE


          ______________________________

          RONALD A. ANDERSON


          ______________________________


          CONTINENTAL BANK N.A.


          By  __________________________
            Name:
            Title:

                                                                       EXHIBIT I


                           CERTIFICATE OF DESIGNATION
                                       OF
                     SERIES A $0.62 CUMULATIVE CONVERTIBLE
                                PREFERRED STOCK
                                       OF
                           SCOTSMAN INDUSTRIES, INC.

                        (PURSUANT TO SECTION 151 OF THE
               GENERAL CORPORATION LAW OF THE STATE OF DELAWARE)



   Scotsman Industries, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation:

   RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation (the "Board of Directors") by the provisions of the Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), there hereby is created, out of the 10,000,000 shares of Preferred Stock, par value $1.00 per share, of the Corporation authorized in Article Fourth of the Certificate of Incorporation (the "Preferred Stock"), a series of the Preferred Stock consisting of 2,000,000 shares, which series shall have the following powers, designations, preferences and relative, participating, optional or other rights, and the following qualifications, limitations and restrictions (in addition to the powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions, set forth in the Certificate of Incorporation which are applicable to the Preferred Stock):

   Section 1. Designation of Amount. The shares of such series shall be designated as "Series A $0.62 Cumulative Convertible Preferred Stock" (the "Series A Preferred Stock") and the authorized number of shares constituting such series shall be 2,000,000. Shares of the Series A Preferred Stock shall have a stated value of $11.25 per share.

   Section 2.  Dividends.

   (a) The holders of shares of the Series A Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Corporation legally available therefor, cumulative cash dividends on the shares of the Series A Preferred Stock at the rate of $0.62 per annum per share, and no more, payable in equal quarterly installments on January 15, April 15, July 15 and October 15 in each year, commencing [July 15, 1994]; provided that accumulated and unpaid dividends for any prior quarterly period may be paid at any time; and provided further that if any such date is a Saturday, Sunday or legal holiday then such dividend shall be payable on the first immediately succeeding calendar day which is not a Saturday, Sunday or legal holiday. For purposes hereof, the term legal holiday shall mean any day on which banking institutions are authorized to close in New York, New York. Such dividends shall be cumulative from the date of original issue of each share of the Series A Preferred Stock, whether or not there shall be funds legally available for the payment of dividends on any quarterly payment date. Each such dividend shall be paid to the holders of record of the shares of the Series A Preferred Stock as they appear on the share register of the Corporation on such record date, not more than 30 days nor less than 10 days preceding the dividend payment date thereof, as shall be fixed by the Board of Directors or a duly authorized committee thereof. If a holder converts a share or shares of the Series A Preferred Stock after the close of business on the record date for a dividend and before the opening of business on the payment date for such dividend, then, pursuant to Section 6 hereof, the holder will be required to pay to the Corporation at the time of such conversion the amount of such dividend (unless such share or shares have been called for redemption and the date fixed for redemption is after such record date and on or prior to such payment dates, in which case the holder shall not be required to make such payment).

   (b) If dividends are not paid in full, or declared in full and sums set apart for the payment thereof, upon the shares of the Series A Preferred Stock and shares of any other preferred stock ranking on a parity as to dividends with the Series A Preferred Stock, all dividends declared upon shares of the Series A Preferred Stock and of any other preferred stock ranking on a parity as to dividends shall be paid or declared pro rata so that in all cases the amount of dividends paid or declared per share on the Series A Preferred Stock and such other shares of preferred stock shall bear to each other the same ratio that unpaid accumulated dividends per share, including dividends accrued or in arrears, if any, on the shares of the Series A Preferred Stock and such other shares of preferred stock bear to each other. Unless and until full cumulative dividends on the shares of the Series A Preferred Stock in respect of all past quarterly dividend periods have been paid, and the full amount of dividends on the shares of the Series A Preferred Stock in respect of the then current quarterly dividend period shall have been declared in full and sums set aside for the payment thereof, no dividends (other than dividends in shares of the Common Stock (as hereinafter defined) or in shares of any other capital stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends) shall be paid or declared and set aside for payment or other distribution made upon the Corporation's Common Stock, par value $.10 per share (the "Common Stock"), or any other capital stock of the Corporation ranking junior to or on a parity with the Series A Preferred Stock as to dividends, nor shall any shares of the Common Stock or shares of any other capital stock of the Corporation ranking junior to or on a parity with the Series A Preferred Stock as to dividends be redeemed, retired, purchased or otherwise acquired for any consideration (or any payment made to or available for a sinking fund for the redemption of any such shares) by the Corporation or any subsidiary of the Corporation (except by conversion into or exchange for shares of capital stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends). Holders of shares of the Series A Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or shares of capital stock, in excess of full accrued and cumulative dividends as herein provided. No interest or sum of money in lieu of interest shall be payable in respect of any dividend payment or payments on the shares of the Series A Preferred Stock that may be in arrears.

   The terms "accrued dividends," "dividends accrued" and "dividends in arrears," whenever used herein with reference to shares of preferred stock shall be deemed to mean an amount which shall be equal to dividends thereon at the annual dividend rates per share for the respective series from the date or dates on which such dividends commence to accrue to the end of the then current quarterly dividend period for such preferred stock (or, in the case of redemption, to the date of redemption), whether or not earned or declared and whether or not assets for the Corporation are legally available therefor, less the amount of all such dividends paid, or declared in full and sums set aside for the payment thereof, upon such shares of preferred stock.

   (c) Dividends payable on the shares of the Series A Preferred Stock for any period less than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which payable.

   Section 3.  Optional Redemption.

   (a) Subject to Section 3(e), the shares of the Series A Preferred Stock will be redeemable at the option of the Corporation by resolution of its Board of Directors, in whole or from time to time in part, subject to the limitations set forth below, at the following redemption prices per share plus, in each case, all dividends accrued and unpaid on the shares of the Series A Preferred Stock up to the date fixed for redemption, (each such price, plus such dividends accrued and unpaid, being called the "Redemption Price") upon giving notice as provided hereinbelow:

                 If redeemed during
                 the twelve-month
                 period beginning
                 [May 1,]                  Price
                 ------------------
                 1994                     $ 11.87
                 1995                       11.81
                 1996                       11.76
                 1997                       11.70
                 1998                       11.64
                 1999                       11.59
                 2000                       11.53
                 2001                       11.48
                 2002                       11.42
                 2003                       11.36
                 2004 and thereafter        11.25


The Series A Preferred Stock will not be redeemable prior to [May 1,] 1999 unless, on the date of such resolution, the closing price for the shares of the Common Stock shall have theretofore equalled or exceeded 140% of the conversion price then in effect (determined as provided in Section 6) for any period of at least ten consecutive trading days. The closing price for shares of the Common Stock for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange, or if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the closing sale price of the Common Stock, or in case no reported sale takes place, the average of the closing bid and asked prices, on NASDAQ or any comparable system or if the Common Stock is not quoted on NASDAQ or any comparable system, the closing sale price or, in case no reported sale takes place, the average of the closing bid and ask prices, as furnished by any two members of the National Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose.

                 (b) If less than all of the outstanding shares of the Series A Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined pro rata or by lot or in such other manner and subject to such regulations as the Board of Directors in its sole discretion shall prescribe.

                 (c) At least 30 days but not more than 60 days prior to the date fixed for the redemption of shares of the Series A Preferred Stock, a written notice shall be mailed to each holder of record of shares of the Series A Preferred Stock to be redeemed in a postage prepaid envelope addressed to such holder at such holder's post office address as shown on the records of the Corporation, notifying such holder of the election of the Corporation to redeem such shares, stating the date fixed for redemption thereof (the "Redemption Date"), specifying the Redemption Price, specifying the then effective conversion price pursuant to Section 6, and calling upon such holder to surrender to the Corporation on the Redemption Date at the place designated in such notice (which shall be in the Borough of Manhattan, The City of New York, State of New York, or the City of Chicago, Illinois) his certificate or certificates representing the number of shares specified in such notice of redemption. On or after the Redemption Date each holder of shares of the Series A Preferred Stock to be redeemed shall present and surrender his certificate or certificates for such shares to the Corporation at the place designated in such notice and against such surrender the Redemption Price of such shares shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. If a notice of redemption has been given pursuant to this Section 4 and any holder of shares of the Series A Preferred Stock shall, prior to the close of business on the last business day preceding the Redemption Date, give written notice to the Corporation pursuant to Section 6 below of the conversion of any or all of the shares to be redeemed held by such holder (accompanied by a certificate or certificates for such shares, a duly executed notice of election to convert and instruments of transfer and such taxes, stamps, funds or other evidence of payment, as required by Section 6 below), then such redemption shall not become effective as to such shares to be converted, such conversion shall become effective as provided in Section 6 below and any moneys deposited or set aside by the Corporation for the redemption of such shares of converted Series A Preferred Stock shall revert to the general funds of the Corporation. In case less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the Redemption Date (unless default shall be made by the Corporation in payment in full of the Redemption Price), all dividends on the shares of the Series A Preferred Stock designated for redemption in such notice shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation, except the right to receive the Redemption Price of such shares (including all accrued and unpaid dividends up to the Redemption Date) upon the surrender of certificates representing the same, shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the books of the Corporation, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Corporation prior to the Redemption Date may deposit the Redemption Price (including all accrued and unpaid dividends up to the Redemption Date) of shares of the Series A Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company (having a capital surplus and undivided profits aggregating not less than $50,000,000) in the Borough of Manhattan, City and State of New York, the City of Chicago, State of Illinois, or in any other city in which the Corporation at the time shall maintain a transfer agency with respect to such shares, with irrevocable instructions and authority to redeem such shares upon surrender of certificates therefor, in which case the aforesaid notice to holders of shares of the Series A Preferred Stock to be redeemed shall state the date of such deposit, shall specify the office of such bank or trust company as the place of payment of the Redemption Price, and shall call upon such holders to surrender the certificates representing such shares at such place on or after the date fixed in such redemption notice (which shall not be later than the Redemption
Date) against payment of the Redemption Price (including all accrued and unpaid dividends up to the Redemption Date). Any interest accrued on such funds shall be paid to the Corporation from time to time. Any moneys so deposited which shall remain unclaimed by the holders of such shares of the Series A Preferred Stock at the end of two years after the Redemption Date shall be returned by such bank or trust company to the Corporation; thereafter, the holders of shares of the Series A Preferred Stock redeemed on such Redemption Date shall look only to the Corporation for payment of the Redemption Price therefor.

                 (d) Shares of the Series A Preferred Stock redeemed, repurchased or retired pursuant to the provisions of this Section 3 or surrendered to the Corporation upon conversion shall thereupon be retired and may not be reissued as shares of the Series A Preferred Stock but shall thereafter have the status of authorized but unissued shares of the Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series of the Preferred Stock.

                 (e) Notwithstanding the provisions of Section 3(a), in the event that the Corporation shall have failed to declare and pay or set apart for payment in full the dividends accumulated on the outstanding shares of the Series A Preferred Stock for any eight quarterly dividend payment periods, whether or not consecutive, whether or not earned or declared or whether or not any assets of the Corporation are legally available therefor, the Series A Preferred Stock shall not thereafter be redeemable.

                 Section 4.  Voting Rights.

                 (a) Except as otherwise provided herein or as required by law, the holders of shares of the Series A Preferred Stock shall be entitled to vote on any matter on which the holders of Common Stock are entitled to vote. Each share of the Series A Preferred Stock held of record on the record date for the determination of stockholders entitled to vote on such matter (or, if no such record date is established, on the date such vote is taken) shall entitle the holder thereof to cast a number of votes equal to (i) in the case of any Designated Transaction (as defined below), the number of shares of Common Stock into which such share of the Series A Preferred Stock is then convertible pursuant to the provisions hereof or (ii) in the case of any other matter on which the holders of Common Stock are entitled to vote, one-tenth (1/10) of one vote. For purposes of this Section 4(a), a "Designated Transaction" shall mean any consolidation or merger to which the Corporation is a party, other than a consolidation or merger in which the Corporation is the surviving or resulting corporation, or any sale or conveyance of all or substantially all of the property or business of the Corporation as an entirety, in each case, if the holders of Common Stock are entitled to vote thereon. Except as otherwise expressly provided herein or as required by law, the holders of shares of the Series A Preferred Stock and Common Stock shall vote together (together with any other class or series of preferred stock of the Corporation then entitled to vote on any matter on which the holders of Common Stock are entitled to vote) and not as separate classes.

                 (b) In the event that the Corporation shall have failed to declare and pay or set apart for payment in full the dividends accumulated on the outstanding shares of the Series A Preferred Stock for any six quarterly dividend payment periods, whether or not consecutive, whether or not earned or declared or whether or not any assets of the Corporation are legally available therefor (a "Preferential Dividend Non-Payment"), the number of directors of the Corporation shall be increased by two and the holders of outstanding shares of the Series A Preferred Stock, shall be entitled to elect such additional directors until the full dividends accumulated on all outstanding shares of the Series A Preferred Stock have been declared and paid or set apart for payment. In any such election the holders of outstanding shares of Series A Preferred Stock shall be entitled to cast one vote per share of Series A Preferred Stock held of record on the record date for the determination of stockholders entitled to vote on such election (or, if no such record date is established, on the date such vote is taken). Upon the occurrence of a

Preferential Dividend Non-Payment, the Board of Directors shall within a reasonable period call a special meeting of the holders of shares of the Series A Preferred Stock for the purpose of electing the additional directors provided by the foregoing provisions. If and when all accumulated dividends on the shares of the Series A Preferred Stock have been declared and paid or set aside for payment in full, the holders of shares of the Series A Preferred Stock shall be divested of the special voting rights provided by this Section 4(b), subject to revesting in the event of each and every subsequent Preferential Dividend Non-Payment. Upon termination of such special voting rights attributable to all holders of shares of the Series A Preferred Stock, the term of office of each director elected by the holders of shares of the Series A Preferred Stock (a "Preferred Stock Director") pursuant to such special voting rights shall forthwith terminate and the number of directors constituting the entire Board of Directors shall be reduced by the number of Preferred Stock Directors. Any Preferred Stock Director may be removed by, and shall not be removed otherwise than by, the vote of the holders of record of a majority of the outstanding shares of the Series A Preferred Stock voting as a separate class, at a meeting called for such purpose. So long as a Preferential Dividend Non-Payment shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office or, if none remains in office, by vote of the holders of record of a majority of the outstanding shares of the Series A Preferred Stock. As long as the Preferential Dividend Non-Payment shall continue, except as provided in Section 4(a), holders of shares of the Series A Preferred Stock shall not, as such stockholders, be entitled to vote on the election or removal of directors other than Preferred Stock Directors, but shall not be divested of any other voting rights provided to such stockholders by law with respect to any other matter to be acted upon by the stockholders of the Corporation. Notwithstanding anything to the contrary in this Section 4(b), the holders of outstanding shares of Series A Preferred Stock shall not be entitled to elect more than two Preferred Stock Directors pursuant to this
Section 4(b).

                 Section 5.  Liquidation Rights.

                 (a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or otherwise, the holders of shares of the Series A Preferred Stock shall be entitled to receive, out of the assets of the Corporation available for distribution to its shareholders, in cash, the amount of $11.25 for each share of the Series A Preferred Stock, plus an amount equal to all dividends accrued and unpaid on each such share up to the date fixed for distribution, before any distribution shall be made to the holders of shares of the Common Stock or any other capital stock of the Corporation ranking (as to any such distribution) junior to the Series A Preferred Stock. If upon any liquidation, dissolution or winding up of the Corporation, the assets distributable among the holders of shares of the Series A Preferred Stock and all other classes and series of preferred stock ranking (as to any such distribution) on a parity with the Series A Preferred Stock are insufficient to permit the payment in full to the holders of all such shares of all preferential amounts payable to all such holders, then the entire assets of the Corporation thus distributable shall be distributed ratably among the holders of the shares of the Series A Preferred Stock and such other classes and series of preferred stock ranking (as to any such distribution) on a parity with the Series A Preferred Stock in proportion to the respective amounts that would be payable per share if such assets were sufficient to permit payment in full.

                 (b) For purposes of this Section 5, a distribution of assets in any dissolution, winding up or liquidation shall not include (i) any consolidation or merger of the Corporation with or into any other corporation, or (ii) a sale or other disposition of all or substantially all of the Corporation's assets to another corporation; provided, however, that, in each case, effective provision is made in the certificate or incorporation of the resulting and surviving corporation or otherwise for the protection of the rights of the holders of shares of the Series A Preferred Stock.

                 (c) After the payment of the full preferential amounts provided for herein to the holders of shares of the Series A Preferred Stock, such holders shall be entitled to no other or further participation in the distribution of the assets of the Corporation.

                 Section 6.  Conversion.

                 (a) Holders of shares of the Series A Preferred Stock shall have the right, exercisable at any time and from time to time to convert all or any such shares of the Series A Preferred Stock into shares of the Common Stock (calculated as to each conversion to the nearest 1/100th of a share) at an initial conversion price of $14.75 per share of the Common Stock (equivalent to an initial conversion rate of 0.7627 shares of the Common Stock for each share of the Series A Preferred Stock so converted), subject to adjustment as described below. Notwithstanding the foregoing, in the case of shares of the Series A Preferred Stock called for redemption, conversion rights will expire at the close of business on the last business day preceding the Redemption Date. Upon conversion, no adjustment or payment will be made for dividends or interest, but if any holder surrenders a share of the Series A Preferred Stock for conversion after the close of business on the record date for the payment of a dividend and prior to the opening of business on the dividend payment date for such dividend, then, notwithstanding such conversion, the dividend payable on such dividend payment date will be paid to the registered holder of such share on such record date. In such event, such share, when surrendered for conversion, must be accompanied by payment of an amount equal to the dividend payable on such dividend payment date on the share so converted (unless such share has been called for redemption and the date fixed for redemption is after such record date and on or prior to such payment date, in which case such payment need not accompany such share). For purposes of this Section 6, the "conversion price" applicable to a share of the Series A Preferred Stock shall be determined by dividing the then existing conversion ratio into $11.25.

                 (b) Any holder of a share or shares of the Series A Preferred Stock electing to convert such share or shares thereof shall deliver the certificate or certificates therefor to the principal office of any transfer agent for the Common Stock, with the form of notice of election to convert as the Corporation shall prescribe fully completed and duly executed and (if so required by the Corporation or any conversion agent) accompanied by instruments of transfer in form satisfactory to the Corporation and to any conversion agent, duly executed by the registered holder or his duly authorized attorney, and transfer taxes, stamps or funds therefor or evidence of payment thereof if required pursuant to Section 6(a) or 6(d) hereof. The Corporation shall, as soon as practicable after such delivery and compliance with any other conditions herein contained, deliver at such office of such transfer agent to the person for whose account such shares of Series A Preferred Stock were so surrendered or to the nominee or nominees of such person, certificates evidencing the number of full shares of Common Stock to which such person shall be entitled as aforesaid, together with a cash adjustment in respect of any fraction of a share of Common Stock as hereinafter provided. The conversion right with respect to any such shares shall be deemed to have been exercised at the date upon which the certificates therefor accompanied by such duly executed notice of election and instruments of transfer and such taxes, stamps, funds, or evidence of payment shall have been so delivered, and the person or persons entitled to receive the shares of the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of the Common Stock upon said date.

                 (c) No fractional shares of the Common Stock or scrip representing fractional shares shall be issued upon conversion of shares of the Series A Preferred Stock. If more than one share of the Series A Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of the Common Stock which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series A Preferred Stock so surrendered. Instead of any fractional shares of the Common Stock which would otherwise be issuable upon conversion of any shares of the Series A Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the closing price for the Common Stock on the last business day preceding the date of conversion. The closing price for shares of the Common Stock for such day shall be the last reported sales price regular way or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange, or if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the closing sale price of the Common Stock or in case no reported sale takes place, the average of the closing bid and asked prices, on NASDAQ or any comparable system. If the Common Stock is not quoted on NASDAQ or any comparable system, the Board of Directors shall in good faith determine the current market price on the basis of such quotation as it considers appropriate.

                 (d) If a holder converts a share or shares of the Series A Preferred Stock, the Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Common Stock upon the conversion. The holder, however, shall pay to the Corporation the amount of any tax which is due (or shall establish to the satisfaction of the Corporation payment thereof) if the shares are to be issued in a name other than the name of such holder and shall pay to the Corporation any amount required by the last sentence of Section 6(a) hereof.

                 (e) The Corporation shall reserve and shall at all times have reserved out of its authorized but unissued shares of the Common Stock, solely for the purpose of effecting the conversion of the Series A Preferred Stock, enough shares of the Common Stock to permit the conversion of the then outstanding shares of the Series A Preferred Stock. All shares of the Common Stock which may be issued upon conversion of shares of the Series A Preferred Stock shall be validly issued, fully paid and nonassessable. The Corporation shall from time to time, in accordance with the laws of the State of Delaware, increase the authorized number of shares of the Common Stock if any time the number of shares of the Common Stock authorized but not outstanding shall not be sufficient to permit conversion of all then-outstanding shares of the Series A Preferred Stock. In order that the Corporation may issue shares of the Common Stock upon conversion of shares of the Series A Preferred Stock, the

Corporation will as expeditiously as possible endeavor to comply with all applicable Federal and State securities laws (including registration with or approval of any governmental authority) and will list on and keep listed such shares of the Common Stock to be issued upon conversion on each securities exchange on which the Common Stock is listed.

                 (f) The conversion rate in effect at any time shall be subject to adjustment from time to time as follows:

                         (i) In case the Corporation shall (1) pay a dividend in shares of the Common Stock to holders of the Common Stock, (2) make a distribution in shares of the Common Stock to holders of the Common Stock, (3) exchange outstanding Rights (as defined on Section 6(f)(iii)) for shares of Common Stock, (4) subdivide the outstanding shares of the Common Stock into a greater number of shares of the Common Stock or
                 (5) combine the outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, the conversion rate immediately prior to such action shall be adjusted so that the holder of any shares of the Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of the Common Stock which he would have owned immediately following such action had such shares of the Series A Preferred Stock been converted immediately prior thereto. Adjustments made pursuant to this
                 Section 6(f)(i) be made successively whenever any event listed above shall occur and shall become effective retroactively to immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

                         (ii) In case the Corporation shall issue rights or warrants to all or substantially all holders of the Common Stock entitling them (for a period commencing no earlier than the record date for the determination of holders of the Common Stock entitled to receive such rights or warrants and expiring not more than 45 days after such record date) to subscribe for or purchase shares of the Common Stock (or securities convertible into shares of the Common Stock) at a price per share less than the current market price (as determined pursuant to Section 6(f)(v)) of the Common Stock on such record date, the number of shares of the Common Stock into which each share of the Series A Preferred Stock shall be convertible shall be adjusted so that the same shall be equal to the number determined by multiplying the number of shares of the Common Stock into which such share of the Series A Preferred Stock was convertible immediately prior to such record date by a fraction of which the numerator shall be the number of shares of the Common Stock outstanding on such record date plus the number of additional shares of the Common Stock offered (or into which the convertible securities so offered are convertible), and of which the denominator shall be the number of shares of the Common Stock outstanding on such record date, plus the number of shares of the Common Stock which the aggregate offering price of the offered shares of the Common Stock (or the aggregate conversion price of the convertible securities so offered) would purchase at such current market price. Such adjustments shall be made successively whenever such rights or warrants are issued and shall become effective retroactively to immediately after such record date.

                          (iii) In case the Corporation shall distribute to all holders of the Common Stock shares of any class of capital stock other than the Common Stock, evidences of indebtedness, cash or other assets (other than dividends paid exclusively in cash), or shall distribute to substantially all holders of the Common Stock rights or warrants to subscribe for securities (other than those referred to in Section 6(f)(ii)), then in each such case the number of shares of the Common Stock into which each share of the Series A Preferred Stock shall be convertible shall be adjusted so that the same shall equal the number determined by multiplying the number of shares of the Common Stock into which such share of the Series A Preferred Stock was convertible immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price (determined as provided in Section 6(f)(v)) of the Common Stock on the record date mentioned below, and of which the denominator shall be such current market price of the Common Stock, less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value) of the portion of the assets so distributed or of such subscription rights or warrants applicable to one share of the Common Stock. Such adjustment shall be made successively wherever any such distribution is made and shall become effective retroactively to immediately after the record date for the determination of the holders of the Common Stock entitled to receive such distribution. Notwithstanding the foregoing, in the event that the Corporation shall distribute rights or warrants (other than those referred to in

                 Section 6(f)(ii)) ("Rights") pro rata to holders of the Common Stock which are not separable from the Common Stock except upon the occurrence of a contingency (including, without limitation, the Rights referred to in Section 6(1) hereof), the Corporation may, in lieu of making any adjustment pursuant to this Section 6(f)(iii), make proper provision so that each holder of a share of Series A Preferred Stock who converts such share after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the shares of the Common Stock issuable upon such conversion (the "Conversion Shares"), a number of Rights to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "Distribution Date"), the same number of Rights to which a holder of a number of shares of the Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights; and (ii) if such conversion occurs after the Distribution Date, the same number of Rights to which a holder of the number of the Common Stock into which a share of the Series A Preferred Stock so converted was convertible immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights.

                          (iv) Subject to the last sentence of this Section 6(f)(iv), in case the Company shall, by dividend or otherwise, at any time distribute to all holders of its Common Stock cash (excluding (1) any cash that is distributed as part of a distribution referred to in Section 6(f)(iii) and (2) any cash that is distributed upon a reclassification, change, consolidation, merger, sale or conveyance to which Section 6(k) applies) in an aggregate amount that, combined together with the aggregate amount of all other distributions to all holders of its Common Stock made exclusively in cash (excluding distributions to the extent provided in the preceding parenthetical) within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this Section 6(f)(iv) has been made, exceeds 15% of the product obtained by multiplying the current market price per share (determined as provided in Section 6(f)(v)) of the Common Stock on the date for the determination of holders of shares of Common Stock entitled to receive such distribution by the number of shares of Common
                 Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date for determination, the conversion rate shall be increased so that the same shall equal the rate determined by dividing the conversion rate in effect immediately prior to the close of business on the date fixed for determination of the stockholders entitled to receive such distribution by a fraction (i) the numerator of which shall be equal to the current market price per share (determined as provided in Section 6(f)(v)) of the Common Stock on the date fixed for such determination less an amount equal to the quotient obtained by dividing (x) the excess of such combined amount over such 15% of such product by (y) the number of shares of Common Stock outstanding on such date for determination and
                 (ii) the denominator of which shall be equal to the current market price per share (determined as provided in Section 6(f)(v)) of the Common Stock on such date for determination.

                          (v) The current market price per share of the Common Stock on any date shall be deemed to be the average of the daily closing prices for twenty consecutive trading days commencing thirty trading days before the day in question.
                 The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange, or if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the closing sale price of the Common Stock, or in case no reported sale takes place, the average of the closing bid and asked prices, on NASDAQ or any comparable system, or if the Common Stock is not quoted on NASDAQ or any comparable system, the closing sale price or, in case no reported sale takes place, the average of the closing bid and asked prices, as furnished by any two members of the National Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose.

                          (vi) In any case in which this Section 6 shall require that an adjustment be made immediately following a record date, the Corporation may elect to defer (but only until five business days following the mailing of the notice described in Section 6(j)) issuing to the holder of any share of the Series A
                 Preferred Stock converted after such record date the shares of the Common Stock and other capital stock of the Corporation issuable upon such conversion over and above the shares of the Common Stock and other capital stock of the Corporation issuable upon such conversion only on the basis of the conversion rate prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Corporation shall issue or cause its transfer agents to issue due bills or other appropriate evidence of the right to receive such shares.

                 (g) No adjustment in the conversion rate shall be required until cumulative adjustments result in a concomitant change of 1% or more of the conversion rate as existed prior to the last adjustment of the conversion rate; provided, however, that any adjustments which by reason of this Section 6(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 6 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Except to the extent provided in Section 6(f)(iv), no adjustment to the conversion rate shall be made for cash dividends.

                 (h) In the event that, as a result of an adjustment made pursuant to Section 6(f), the holder of any share of the Series A Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of capital stock of the Corporation other than shares of the Common Stock, thereafter the number of such other shares so receivable upon conversion of any shares of the Series A Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section 6.

                 (i) The Corporation may make such increases in the conversion rate, in addition to those required by Sections 6(f)(i), (ii), (iii) and (iv), as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients thereof.

                 (j) Whenever the conversion rate is adjusted as herein provided:

                 (1) the Corporation shall compute the adjusted conversion rate and shall prepare a certificate signed by the Treasurer of the Corporation setting forth the adjusted conversion rate and showing in reasonable detail the acts upon which such adjustment is based, and such certificate shall forthwith be filed with the transfer agent for the Series
         A Preferred Stock; and

                 (2) a notice stating that the conversion rate has been adjusted and setting forth the adjusted conversion rate shall forthwith be prepared, and as soon as practicable after it is prepared, such notice shall be mailed by the Corporation to all record holders of shares of the Series A Preferred Stock at their last addresses as they shall appear upon the stock transfer books of the Corporation.

                 (k) If any of the following shall occur, namely: (i) any reclassification or change of outstanding shares of the Common Stock issuable upon conversion of shares of the Series A Preferred Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger to which the Corporation is a party other than a merger in which the Corporation is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of the Common Stock or (iii) any sale or conveyance of all or substantially all of the property or business of the Corporation as an entirety (including, in the case of any of the foregoing events, any statutory exchange of securities with another corporation), the holder of each share of Series A Preferred Stock then outstanding shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities, cash and other property receivable upon such consolidation, merger, sale, transfer, reclassification, change or statutory exchange by a holder of the number of shares of the Common Stock into which such share of the Series A Preferred Stock was convertible immediately prior to such consolidation, merger, sale, transfer, reclassification, change or statutory exchange. In any such event, effective provision shall be made (and it shall be a condition precedent to any such consolidation, merger, sale, transfer, reclassification, change or statutory exchange that effective provision be made), in the articles or certificate of incorporation of the resulting or surviving corporation or other corporation issuing or delivering such shares of stock, other securities, cash or other property or otherwise, so that the provisions set forth herein for the protection of the conversion rights of the Series A Preferred Stock shall thereafter be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities, cash or other property deliverable upon conversion of the Series A Preferred Stock remaining outstanding or other convertible stock or securities received by the holders of the Series A Preferred Stock in place thereof; and any such resulting or surviving corporation or other corporation issuing or delivering such shares of stock, other securities, cash or other property shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such shares of stock, other securities, cash or other property as the holders of shares of the Series A Preferred Stock remaining outstanding, or other convertible stock or securities received by the holders of shares of the Series A Preferred Stock in place thereof, shall be entitled to receive, pursuant to the provisions hereof, and to make provision for the protection of the conversion right as above provided. In case shares of stock, other securities, cash or other property are deliverable upon conversion as aforesaid, then all references to shares of Common Stock in this Section 6 shall be deemed to apply, so far as provided and as nearly as is reasonable, to any such shares, other securities, cash or other property. The provisions of this Section 6(k) shall similarly apply to successive consolidations, mergers, sales, transfers, reclassifications, changes or statutory exchanges. The foregoing, however, shall not in any way affect the right a holder of a share of the Series A Preferred Stock may otherwise have, pursuant to clause (ii) of the last sentence of Section 6(f)(iii), to receive Rights upon conversion of a share of the Series A Preferred Stock.

                 (1) So long as Rights of the kind authorized and declared on April 14, 1989 as a dividend by the Corporation to holders of record of shares of the Common Stock on April 14, 1989 pursuant to the Rights Agreement between the Corporation and Harris Trust & Savings Bank, as Rights Agent, as the same may have been and may hereafter be amended, are attached to the outstanding shares of the Common Stock, each share of Common Stock issued upon conversion of the shares of the Series A Preferred Stock prior to the earliest of any Distribution Date (as defined in such Rights Agreement), any Redemption Date (as so defined), or the Expiration Date (as so defined) shall be issued with such Rights in an amount equal to the amount of such Rights then attached to each such outstanding share of such Common Stock.

                 (m)  Prior Notice of Certain Events.  In case:

                      (i) the Corporation shall (1) authorize and declare any dividend (or any other distribution) on the Common Stock, other than (A) a dividend payable in shares of the Common Stock or (B) a dividend payable in cash, other than any special or nonrecurring or other extraordinary dividend or (2) declare or authorize a redemption or repurchase of in excess of 10% of the then outstanding shares of the Common Stock; or


                      (ii) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any share of stock of any class or of any other rights or warrants; or

                        (iii) of any reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or form par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation shall be required, or of the sale or transfer of all or substantially all of the assets of the Corporation as an entirety or of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property; or

                        (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed with the transfer agent for the Series A Preferred Stock, and shall cause to be mailed to the holders of record of the Series A Preferred Stock, at their last addresses as they shall appear upon the stock transfer books of the Corporation, at least fifteen days prior to the applicable record date hereinafter specified, a notice stating, as the case may be, (x) the date on which a record (if any) is to be taken for the purpose of such dividend, distribution, redemption, repurchase or granting of rights or warrants or, if a record is not be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distribution, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

                 Section 7. Limitations. In addition to any other rights provided by applicable law, so long as any shares of the Series A Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote, or the written consent as provided by law, of the holders of at least two-thirds of the outstanding shares of the Series A Preferred Stock, voting separately,

                          (a) create, authorize or issue any class or series of
                 preferred stock ranking either as to payment of dividends or distribution of assets upon liquidation prior to the Series A Preferred Stock; or

                          (b) change the preferences, rights or powers with respect to the Series A Preferred Stock so as to affect the Series A Preferred Stock adversely;

but (except as otherwise required by applicable law) nothing herein contained shall require such a vote or consent (i) in connection with any increase in the total number of authorized shares of the Common Stock, or (ii) in connection with the authorization or increase of any class or series of shares ranking, as to dividends and in liquidation, junior to or on a parity with the Series A Preferred Stock; provided, however, that no such vote or written consent of the holders of the shares of the Series A Preferred Stock shall be required if, at or prior to the time when the issuance of any such shares ranking prior to the Series A Preferred Stock is to be made or any such change is to take effect, as the case may be, provision is made for the redemption of all the then outstanding shares of the Series A Preferred Stock.

                 Section 8. No Preemptive Rights. No holder of shares of the Series A Preferred Stock will possess any preemptive rights to subscribe for or acquire any unissued shares of capital stock of the Corporation (whether now or hereafter authorized) or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares of capital stock of the Corporation.

                 Section 9. Dividend Received Deduction. For federal income tax purposes, the Corporation shall report distributions on the Series A Preferred Stock as dividends, to the extent of the Corporation's current and accumulated earnings and profits (as determined for federal income tax purposes). In addition, the Corporation covenants not to take any action voluntarily which could reasonably be expected to cause dividends on the Series A Preferred Stock to fail to be eligible for the dividend received deduction pursuant to Section 244 of the Internal Revenue Code of 1986, as amended from time to time.


                 IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed by ____________________, its ____________________, and attested by ____________________, its
____________________ this _____ day of __________, 1994.


                           SCOTSMAN INDUSTRIES, INC.

                          By:_________________________


Attested:



By:_________________________

                                                                      EXHIBIT II


                           CERTIFICATE OF DESIGNATION
                                       OF
                          SERIES B [$____] CUMULATIVE
                                PREFERRED STOCK
                                       OF
                           SCOTSMAN INDUSTRIES, INC.

                        (PURSUANT TO SECTION 151 OF THE
               GENERAL CORPORATION LAW OF THE STATE OF DELAWARE)



                 Scotsman Industries, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation:

                 RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation (the "Board of Directors") by the provisions of the Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), there hereby is created, out of the 10,000,000 shares of Preferred Stock, par value $1.00 per share, of the Corporation authorized in Article Fourth of the Certificate of Incorporation (the "Preferred Stock"), a series of the Preferred Stock consisting of _______ shares, which series shall have the following powers, designations, preferences and relative, participating, optional or other rights, and the following qualifications, limitations and restrictions (in addition to the powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions, set forth in the Certificate of Incorporation which are applicable to the Preferred Stock):

                 Section 1. Designation of Amount. The shares of such series shall be designated as "Series B [$____] Cumulative Preferred Stock" (the "Series B Preferred Stock") and the authorized number of shares constituting such series shall be ___________. Shares of the Series B Preferred Stock shall have a stated value of $11.25 per share.

                 Section 2.  Dividends.

                 (a) The holders of shares of the Series B Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Corporation legally available therefor, cumulative cash dividends on the shares of the Series B Preferred Stock at the rate of [$___] per annum per share, and no more, payable in equal quarterly installments on January 15, April 15, July 15 and October
15 in each year, commencing [July 15, 1994]; provided that accumulated and unpaid dividends for any prior quarterly period may be paid at any time; and provided further that if any such date is a Saturday, Sunday or legal holiday then such dividend shall be payable on the first immediately succeeding calendar day which is not a Saturday, Sunday or legal holiday. For purposes hereof, the term legal holiday shall mean any day on which banking institutions are authorized to close in New York, New York. Such dividends shall be cumulative from the date of original issue of each share of the Series B Preferred Stock, whether or not there shall be funds legally available for the payment of dividends on any quarterly payment date. Each such dividend shall be paid to the holders of record of the shares of the Series B Preferred Stock as they appear on the share register of the Corporation on such record date, not more than 30 days nor less than 10 days preceding the dividend payment date thereof, as shall be fixed by the Board of Directors or a duly authorized committee thereof.

        (b) If dividends are not paid in full, or declared in full and sums set apart for the payment thereof, upon the shares of the Series B Preferred Stock and shares of any other preferred stock ranking on a parity as to dividends with the Series B Preferred Stock, all dividends declared upon shares of the Series B Preferred Stock and of any other preferred stock ranking on a parity as to dividends shall be paid or declared pro rata so that in all cases the amount of dividends paid or declared per share on the Series B Preferred Stock and such other shares of preferred stock shall bear to each other the same ratio that unpaid accumulated dividends per share, including dividends accrued or in arrears, if any, on the shares of the Series B Preferred Stock and such other shares of preferred stock bear to each other. Unless and until full cumulative dividends on the shares of the Series B Preferred Stock in respect of all past quarterly dividend periods have been paid, and the full amount of dividends on the shares of the Series B Preferred Stock in respect of the then current quarterly dividend period shall have been declared in full and sums set aside for the payment thereof, no dividends (other than dividends in shares of any other capital stock of the Corporation ranking junior to the Series B Preferred Stock as to dividends) shall be paid or declared and set aside for payment or other distribution made upon the Corporation's Common Stock, par value $.10 per share (the "Common Stock"), or any other capital stock of the Corporation ranking junior to or on a parity with the Series B Preferred Stock as to dividends, nor shall any shares of the Common Stock or shares of any other capital stock of the Corporation ranking junior to or on a parity with the Series B Preferred Stock as to dividends be redeemed, retired, purchased or otherwise acquired for any consideration (or any payment made to or available for a sinking fund for the redemption of any such shares) by the Corporation or any subsidiary of the Corporation (except by conversion into or exchange for shares of capital stock of the Corporation ranking junior to the Series B Preferred Stock as to dividends). Holders of shares of the Series B Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or shares of capital stock, in excess of full accrued and cumulative dividends as herein provided. No interest or sum of money in lieu of interest shall be payable in respect of any dividend payment or payments on the shares of the Series B Preferred Stock that may be in arrears.

     The terms "accrued dividends," "dividends accrued" and "dividends in arrears," whenever used herein with reference to shares of preferred stock shall be deemed to mean an amount which shall be equal to dividends thereon at the annual dividend rates per share for the respective series from the date or dates on which such dividends commence to accrue to the end of the then current quarterly dividend period for such preferred stock (or, in the case of redemption, to the date of redemption), whether or not earned or declared and whether or not assets for the Corporation are legally available therefor, less the amount of all such dividends paid, or declared in full and sums set aside for the payment thereof, upon such shares of preferred stock.

     (c) Dividends payable on the shares of the Series B Preferred Stock for any period less than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which payable.

     Section 3.  Optional Redemption by Corporation.

     (a) Subject to Section 3(e), the shares of the Series B Preferred Stock will be redeemable at the option of the Corporation by resolution of its Board of Directors, in whole or from time to time in part, on and after [May 1], 1999, at a redemption price of $11.25 per share plus all dividends accrued and unpaid on the shares of the Series B Preferred Stock up to the date fixed for redemption (the "Redemption Price"), upon giving notice as provided hereinbelow.

     (b) If less than all of the outstanding shares of the Series B Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined pro rata or by lot or in such other manner and subject to such regulations as the Board of Directors in its sole discretion shall prescribe.

                 (c) At least 30 days but not more than 60 days prior to the date fixed for the redemption of shares of the Series B Preferred Stock, a written notice shall be mailed to each holder of record of shares of the Series B Preferred Stock to be redeemed in a postage prepaid envelope addressed to such holder at such holder's post office address as shown on the records of the Corporation, notifying such holder of the election of the Corporation to redeem such shares, stating the date fixed for redemption thereof (the "Redemption Date"), specifying the Redemption Price, and calling upon such holder to surrender to the Corporation on the Redemption Date at the place designated in such notice (which shall be in the Borough of Manhattan, The city of New York, State of New York, or the City of Chicago, Illinois) his certificate or certificates representing the number of shares specified in such notice of redemption. On or after the Redemption Date each holder of shares of the Series B Preferred Stock to be redeemed shall present and surrender his certificate or certificates for such shares to the Corporation at the place designated in such notice and against such surrender the Redemption Price of such shares shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In case less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the Redemption Date (unless default shall be made by the Corporation in payment in full of the Redemption Price), all dividends on the shares of the Series B Preferred Stock designated for redemption in such notice shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation, except the right to receive the Redemption Price of such shares (including all accrued and unpaid dividends up to the Redemption Date) upon the surrender of certificates representing the same, shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the books of the Corporation, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Corporation prior to the Redemption Date may deposit the Redemption Price (including all accrued and unpaid dividends up to the Redemption Date) of shares of the Series B Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company (having a capital surplus and undivided profits aggregating not less than $50,000,000) in the Borough of Manhattan, City and State of New York, the City of Chicago, State of Illinois, or in any other city in which the Corporation at the time shall maintain a transfer agency with respect to such shares, with irrevocable instructions and authority to redeem such shares upon surrender of certificates therefor, in which case the aforesaid notice to holders of shares of the Series B Preferred Stock to be redeemed shall state the date of such deposit, shall specify the office of such bank or trust company as the place of payment of the Redemption Price, and shall call upon such holders to surrender the certificates representing such shares at such place on or after the date fixed in such redemption notice (which shall not be later than the Redemption Date) against payment of the Redemption Price (including all accrued and unpaid dividends up to the Redemption Date). Any interest accrued on such funds shall be paid to the Corporation from time to time. Any moneys so deposited which shall remain unclaimed by the holders of such shares of the Series B Preferred Stock at the end of two years after the Redemption Date shall be returned by such bank or trust company to the Corporation; thereafter, the holders of shares of the Series B Preferred Stock redeemed on such Redemption Date shall look only to the Corporation for payment of the Redemption Price therefor.

                 (d) Shares of the Series B Preferred Stock redeemed, repurchased or retired pursuant to the provisions of this Section 3 shall thereupon be retired and may not be reissued as shares of the Series B Preferred Stock but shall thereafter have the status of authorized but unissued shares of the Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series of the Preferred Stock.

                 (e) Notwithstanding the provisions of Section 3(a), in the event that the Corporation shall have failed to declare and pay or set apart for payment in full the dividends accumulated on the outstanding shares of the Series B Preferred Stock for any eight quarterly dividend payment periods, whether or not consecutive, whether or not earned or declared or whether or not any assets of the Corporation are legally available therefor, the Series B Preferred Stock shall not thereafter be redeemable.

                 Section 4.  Optional Redemption by Holders.

                 (a) Each holder of record of shares of the Series B Preferred Stock shall have the right, at the option of such holder, at any time on or after [May 1], 1999, to require the Corporation, to the extent the Corporation has legally available funds therefor, to redeem all (but not less than all) of the shares of the Series B Preferred Shares held by such holder at the Redemption Price therefor.

                 (b) The right to require redemption pursuant to Section 4(a) shall be exercised by such a holder by giving written notice of such exercise by first class mail, postage prepaid, and by surrendering therewith the certificate or certificates representing such shares to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the shares of the Series B Preferred Stock), and thereupon the

Redemption Price of such shares shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof.

                 (c) After receipt of the notice and certificates as specified above, the Corporation shall redeem such shares of the Series B Preferred Stock on the date (the "Elected Redemption Date") of the dividend payment date for the shares of the Series B Preferred Stock next following the date of the Corporation's receipt of such notice; provided that if the Corporation receives such notice less than 30 days prior to such next following dividend payment date, then the Elected Redemption Date for the shares to be redeemed pursuant to such notice shall be the next succeeding dividend payment date.
From and after each Elected Redemption Date (unless default shall be made by the Corporation in payment of the Redemption Price), all dividends on the shares of the Series B Preferred Stock designated for redemption on such Elected Redemption Date shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation, except the right to receive the Redemption Price of such shares (including all accrued and unpaid dividends up to the Elected Redemption Date), shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the books of the Corporation, and such shares shall not be deemed to be outstanding for any purpose whatsoever.

                 (d) If the funds of the Corporation legally available for redemption of shares of the Series B Preferred Stock are insufficient to redeem the total number of shares of the Series B Preferred Stock to be redeemed on an Elected Redemption Date pursuant to this Section 4, any funds legally available therefor shall be distributed ratably among the holders of such shares in proportion to the respective amounts that would be payable if such funds were sufficient to redeem such shares in full. The shares of the Series B Preferred Stock not redeemed pursuant to this Section 4(d) shall remain outstanding and entitled to all rights provided herein and a new certificate shall be issued representing the unredeemed shares.

                 (e) Shares of the Series B Preferred Stock redeemed, repurchased or retired pursuant to the provisions of this Section 4 shall thereupon be retired and may not be reissued as shares of the Series B Preferred Stock but shall thereafter have the status of authorized but unissued shares of the Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series of the Preferred Stock.

                 Section 5. Voting Rights. Except as otherwise provided herein or as required by law, the holders of shares of the Series B Preferred Stock shall be entitled to vote on any matter on which the holders of Common Stock are entitled to vote.

Each share of the Series B Preferred Stock held of record on the record date for the determination of stockholders entitled to vote on such matter (or, if no such record date is established, on the date such vote is taken) shall entitle the holder thereof to cast a number of votes equal to one-tenth (1/10) of one vote. Except as otherwise expressly provided herein or as required by law, the holders of shares of the Series B Preferred Stock and Common Stock shall vote together (together with any other class or series of preferred stock of the Corporation then entitled to vote on any matter on which the holders of Common Stock are entitled to vote) and not as separate classes.

                 Section 6.  Liquidation Rights.

                 (a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or otherwise, the holders of shares of the Series B Preferred Stock shall be entitled to receive, out of the assets of the Corporation available for distribution to its shareholders, in cash, the amount of $11.25 for each share of the Series B Preferred Stock, plus an amount equal to all dividends accrued and unpaid on each such share up to the date fixed for distribution, before any distribution shall be made to the holders of shares of the Common Stock or any other capital stock of the Corporation ranking (as to any such distribution) junior to the Series B Preferred Stock. If upon any liquidation, dissolution or winding up of the Corporation, the assets distributable among the holders of shares of the Series B Preferred Stock and all other classes and series of preferred stock ranking (as to any such distribution) on a parity with the Series B Preferred Stock are insufficient to permit the payment in full to the holders of all such shares of all preferential amounts payable to all such holders, then the entire assets of the Corporation thus distributable shall be distributed ratably among the holders of the shares of the Series B Preferred Stock and such other classes and series of preferred stock ranking (as to any such distribution) on a parity with the Series B Preferred Stock in proportion to the respective amounts that would be payable per share if such assets were sufficient to permit payment in full.

                 (b) For purposes of this Section 6, a distribution of assets in any dissolution, winding up or liquidation shall not include (i) any consolidation or merger of the Corporation with or into any other corporation,
(ii) any dissolution, liquidation, winding up or reorganization of the Corporation immediately followed by reincorporation of another corporation or
(iii) a sale or other disposition of all or substantially all of the Corporation's assets to another corporation; provided, however, that, in each case, effective provision is made in the certificate or incorporation of the resulting and surviving corporation or otherwise for the protection of the rights of the holders of shares of the Series B Preferred Stock.

                 (c) After the payment of the full preferential amounts provided for herein to the holders of shares of the Series B Preferred Stock such holders shall be entitled to no other or further participation in the distribution of the assets of the Corporation.

                 Section 7. Limitations. In addition to any other rights provided by applicable law, so long as any shares of the Series B Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote, or the written consent as provided by law, of the holders of at least two-thirds of the outstanding shares of the Series B Preferred Stock, voting separately,

                        (a) create, authorize or issue any class or series of
                 preferred stock ranking either as to payment of dividends or distribution of assets upon liquidation prior to the Series B Preferred Stock; or

                        (b) change the preferences, rights or powers with respect to the Series B Preferred Stock so as to affect the Series B Preferred Stock adversely;

but (except as otherwise required by applicable law) nothing herein contained shall require such a vote or consent (i) in connection with any increase in the total number of authorized shares of the Common Stock, or (ii) in connection with the authorization or increase of any class or series of shares ranking, as to dividends and in liquidation, junior to or on a parity with the Series B Preferred Stock; provided, however, that no such vote or written consent of the holders of the shares of the Series B Preferred Stock shall be required if, at or prior to the time when the issuance of any such shares ranking prior to the Series B Preferred Stock is to be made or any such change is to take effect, as the case may be, provision is made for the redemption of all the then outstanding shares of the Series B Preferred Stock.

                 Section 8. No Preemptive Rights. No holder of shares of the Series B Preferred Stock will possess any preemptive rights to subscribe for or acquire any unissued shares of capital stock of the Corporation (whether now or hereafter authorized) or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares of capital stock of the Corporation.

                 Section 9. Dividend Received Deduction. For federal income tax purposes, the Corporation shall report distributions on the Series B Preferred Stock as dividends, to the extent of the Corporation's current and accumulated earnings and profits (as determined for federal income tax purposes). In addition, the Corporation covenants not to take any action voluntarily which could reasonably be expected to cause dividends on the Series B Preferred Stock to fail to be eligible for the dividend received deduction pursuant to Section 244 of the Internal Revenue Code of 1986, as amended from time to time.

                 IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed by ____________________, its ____________________, and attested by ____________________, its
____________________ this _____ day of __________, 1994.


                           SCOTSMAN INDUSTRIES, INC.



                          By:_________________________




Attested:



By:_________________________

                                                                   EXHIBIT III-A

                   [Form of Opinion of Debevoise & Plimpton]





                                                              ____________, 1994



Scotsman Industries, Inc.
Scotsman Acquisition Corporation
775 Corporate Woods Parkway
Vernon Hills, Illinois  60061

                          Agreement and Plan of Merger

Ladies and Gentlemen:

                 We have acted as special counsel to DFC Holding Corporation, a Delaware corporation ("Holding"), and The Delfield Company, a Delaware corporation ("TDC"), in connection with the Agreement and Plan of Merger, dated as of January 11, 1994 (the "Merger Agreement"), among each of you, Holding, TDC, the stockholders of Holding named in the Merger Agreement, certain other parties named therein and Continental Bank N.A., providing for the merger of Scotsman Acquisition Corporation into Holding, which will thereupon become a wholly-owned subsidiary of Scotsman Industries, Inc. We are delivering this opinion to each of you pursuant to Section 8.3 of the Merger Agreement. All capitalized terms used herein without definition have the respective meanings given to them in the Merger Agreement.

                 In so acting, we have participated in the preparation of the Merger Agreement and the Registration Rights Agreement and have examined and relied upon the

Scotsman Industries, Inc.         -2-                    ____________, 1994
Scotsman Acquisition
  Corporation


representations and warranties as to factual matters contained in or made pursuant to the Merger Agreement and the Registration Rights Agreement and upon the originals, or copies certified or otherwise identified to our satisfaction, of such agreements, records, documents, certificates and other instruments, and have made such investigations of law, as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.
We have assumed the authenticity of all documents submitted to us as originals, the genuineness of signatures, the legal capacity of all natural persons, the absence of undue influence and the conformity with the original documents of any copies thereof submitted to us as certified, conformed or photostatic copies.

                 Based on the foregoing, and subject to the qualifications expressed below, we are of the following opinion:

                 1. Holding and TDC are each duly incorporated, validly existing and in good standing under the laws of the State of Delaware and each has corporate power and authority to own, lease and operate its respective properties and to conduct its business as now conducted, as described in the Registration Statement and the Proxy Statement/Prospectus, to execute and deliver the Merger Agreement, to consummate the transactions contemplated thereby, and to perform its respective obligations under the Merger Agreement.

                 2. The Merger Agreement has been duly authorized, executed and delivered by Holding and TDC and (assuming the due authorization, execution and delivery thereof by each of you) constitutes the legal, valid and binding obligation of Holding and TDC, respectively, enforceable against Holding and TDC, respectively, in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and except that we express no opinion as to the enforceability of any provisions of the Merger Agreement (i) requiring arbitration, (ii) regarding rights to indemnification under federal or state securities laws or regulations or related public policy or (iii) relating to any waiver of inconvenient forum or the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy.

Scotsman Industries, Inc.        -3-                       ____________, 1994
Scotsman Acquisition
  Corporation


                 3. Each of the Merger Agreement and the Registration Rights Agreement (assuming the power and authority to enter into and perform and the due authorization, execution and delivery of the Merger Agreement and the Registration Rights Agreement by each of the parties, including the Stockholders, thereto other than Holding and TDC) constitutes the legal, valid and binding obligation of each Stockholder, enforceable against such Stockholder in accordance with its respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and except that we express no opinion as to the enforceability of (i) any provisions of the Merger Agreement (a) requiring arbitration, (b) regarding rights to indemnification under federal or state securities laws or regulations or related public policy or (c) relating to any waiver of inconvenient forum or the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy or (ii) the indemnification and contribution provisions of the Registration Rights Agreement.

                 4. The execution, delivery and performance by Holding and TDC of the Merger Agreement do not and will not conflict with, result in any breach of the terms, conditions or provisions of, constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation of any encumbrance in respect of any property of Holding or any subsidiary thereof (including TDC) under, the certificate of incorporation or the by-laws of Holding or TDC, respectively, or of any written agreement or instrument listed in Schedule A hereto.

                 5. No consent, approval or authorization of, registration, filing or declaration with, any Federal, New York or Delaware (under the General Corporation Law of Delaware) governmental or regulatory authority is required to be obtained or made by or on behalf of Holding or TDC for the valid execution and delivery by Holding and TDC of the Merger Agreement, the consummation by Holding and TDC of the transactions contemplated thereby and compliance by Holding and TDC with the terms and provisions thereof, except for such as have been filed, obtained or made.

Scotsman Industries, Inc.           -4-                    ____________, 1994
Scotsman Acquisition
  Corporation

                 In giving the opinion expressed in paragraph 5 above, we have relied exclusively upon telephone confirmation of _______________ with respect to the filing with the Secretary of State of the State of Delaware of the Certificate of Merger relating to the merger of Sub into Holding and upon [a letter, dated ________, 1994, from the Federal Trade Commission confirming the grant of early termination of the thirty-day waiting period generally provided for under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended].

                 We express no opinion as to the effect of any Federal or State laws regarding fraudulent transfers or conveyances, or of provisions of Delaware or New York law restricting dividends, loans or other distributions by a corporation or for the benefit of its stockholders, including without limitation as to the effect thereof on the validity, binding effect or enforceability of the Merger Agreement or the Registration Rights Agreement.

                 We express no opinion herein as to any local or environmental, land use or zoning laws or the laws of any jurisdiction other than the law of the State of New York, the General Corporation Law of the State of Delaware and the Federal law of the United States of America.

                 This opinion is being delivered solely to the persons to whom it is addressed and, accordingly, it may not be relied upon by any other person or quoted, filed with any governmental or regulatory authority or otherwise circulated or utilized for any other purpose without our prior written consent.

                               Very truly yours,

                                                                   EXHIBIT III-B

            [Form of Opinions of Counsel for Certain Stockholders*]





                                                           _______________, 1994





Scotsman Industries, Inc.
Scotsman Acquisition Corporation
775 Corporate Woods Parkway
Vernon Hills, Illinois  60061

                          Agreement and Plan of Merger

Ladies and Gentlemen:

                 We have acted as counsel to [Onex Corporation; Onex DHC LLC; EJJM and Diggs; and Collins] in connection with the Agreement and Plan of Merger, dated as of January 11, 1994 (the "Merger Agreement"), among each of you, DFC Holding Corporation, a Delaware corporation ("Holding"), The Delfield Company, a Delaware corporation ("TDC"), [Onex Corporation; Onex DHC
LLC; EJJM and Diggs; Collins,] the [other] stockholders of Holding named in the Merger Agreement, certain other parties named therein and Continental Bank N.A., providing for the merger of Scotsman Acquisition Corporation into Holding, which will thereupon become a wholly-owned subsidiary of Scotsman Industries, Inc. We are delivering this opinion pursuant to Section 8.3 of the Merger Agreement. All capitalized terms used herein without definition have the respective meanings given to them in the Merger Agreement.







- -------------------------------
*        Separate opinions to be rendered with respect to Onex; Onex DHC LLC;
         EJJM and Matthew O. Diggs, Jr.; and Timothy C. Collins; with changes as indicated herein.

                 In so acting, we have reviewed the Merger Agreement and the Registration Rights Agreement and have examined and relied upon the representations and warranties as to factual matters contained in or made pursuant to the Merger Agreement and the Registration Rights Agreement and upon the originals, or copies certified or otherwise identified to our satisfaction, of such agreements, records, documents, certificates and other instruments, and have made such investigations of law, as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of signatures, the legal capacity of all natural persons, the absence of undue influence and the conformity with the original documents of any copies thereof submitted to us as certified, conformed or photostatic copies.

                 Based on the foregoing, and subject to the qualifications expressed below, we are of the following opinion:

                 1. [[Onex] [Onex DHC LLC] is duly incorporated, validly existing and in good standing under the laws of [insert jurisdiction of incorporation] and has corporate power and authority to own, lease and operate its properties and to conduct its business as now conducted, to execute and deliver the Merger Agreement and the Registration Rights Agreement, to consummate the transactions contemplated thereby, and to perform its obligations under the Merger Agreement and the Registration Rights Agreement.] [EJJM is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Ohio and has power and authority under its partnership agreement and the laws of the State of Ohio to own, lease and operate its properties and to conduct its business as now conducted, to execute and deliver the Merger Agreement and the Registration Rights Agreement, to consummate the transactions contemplated thereby and to perform its obligations under the Merger Agreement and the Registration Rights Agreement.]

                 2. The Merger Agreement and the Registration Rights Agreement have each been duly authorized, executed and delivered by [Onex; Onex DHC LLC; EJJM and Diggs; Collins].

                 3. The execution, delivery and performance by [Onex; Onex DHC LLC; EJJM] of the Merger Agreement and the

Registration Rights Agreement do not and will not conflict with, result in any breach of the terms, conditions or provisions of, constitute a default, an event of default or any event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation of any encumbrance in respect of any property of [Onex; Onex DHC LLC; EJJM] under, the [certificate of incorporation or the by-laws] [partnership agreement] of [Onex; Onex DHC LLC; EJJM] [or any order, arbitration award, judgment, decree, statute, law, ordinance, rule or regulation known to us, which is applicable to [Onex; Onex DHC LLC; EJJM; Diggs; Collins] or to which [Onex; Onex DHC LLC; EJJM; Diggs; Collins] is a party or by which [it] [he] is bound].

                        4. No consent, approval or authorization of, registration, filing or declaration with, any Federal or [jurisdiction of incorporation or formation or residence, as applicable] governmental or regulatory authority is required to be obtained or made by or on behalf of [Onex; Onex DHC LLC; EJJM; Diggs; Collins] for the valid execution and delivery by [Onex; Onex DHC LLC; EJJM; Diggs; Collins] of the Merger Agreement or the Registration Rights Agreement, the consummation by [Onex; Onex DHC LLC; EJJM; Diggs; Collins] of the transactions contemplated thereby and compliance by [Onex; Onex DHC LLC; EJJM; Diggs; Collins] with the terms and provisions thereof, except for such as have been filed, obtained or made.

                        This opinion is limited to the laws of the State of
                 [insert applicable jurisdiction].

                 This opinion is being delivered solely to the persons to whom it is addressed and, accordingly, it may not be relied upon by any other person or quoted, filed with any governmental or regulatory authority or otherwise circulated or utilized for any other purpose without our prior written consent.

                               Very truly yours,

                                                                      EXHIBIT IV

                            NONCOMPETITION AGREEMENT


                 NONCOMPETITION AGREEMENT, dated as of              , 1994
(this "Agreement"), among Scotsman Industries, Inc., a Delaware corporation ("Scotsman"), DFC Holding Corporation, a Delaware corporation ("Holding"), The Delfield Company, a Delaware corporation ("TDC"), and
(the "Covenanting Stockholder"). Unless otherwise indicated, capitalized terms used herein are used as defined in the Agreement and Plan of Merger, dated as
of January    , 1994 (the "Merger Agreement"), relating to Holding.



                              W I T N E S S E T H:


                 WHEREAS, the Merger Agreement provides for the acquisition by Scotsman of Holding through a merger (the "Merger") of Scotsman Acquisition Corporation, a Delaware corporation ("Sub"), into Holding, pursuant to which the outstanding shares of Class A Common Stock of Holding owned by the Covenanting Stockholder and other stockholders of Holding shall be converted into a combination of cash and equity securities of Scotsman; and

                 WHEREAS, in order to induce Scotsman and Sub to complete the Merger, and as contemplated by the Merger Agreement, the Covenanting Stockholder is entering into this Agreement.

                 NOW, THEREFORE, in consideration of the premises and the agreements herein contained, the parties hereto agree for the benefit of Scotsman, Holding and TDC as follows:

                 Section 1. Noncompetition. (a) From and after the Effective Date and continuing for a period of three years following the Effective Date (the "Covenant Term"), the Covenanting Stockholder will not, directly or indirectly, as an owner, individual proprietor, principal, director, partner, stockholder, officer, employee, consultant, agent, representative, investor, lender or in any other capacity whatsoever, alone, or in association with any person, partnership, firm, corporation or other business organization, carry on, be engaged in or take part in or render services to, or own, share in the earnings of or invest in the stock, bonds or other securities of any entity (other than Scotsman) that competes with TDC or the Delfield Business within North America or Latin America with respect to any business conducted by TDC on the date of this Agreement, including, without limitation, the design, manufacture and sale to the type of markets now served of the products currently offered in TDC's product catalogues or manufactured by TDC; provided, however, that (a) the Covenanting Stockholder may own, directly or indirectly, solely as an investment, securities of a publicly-traded entity engaged in the business described above if the Covenanting Stockholder is not a controlling person of, or member of a group that controls, such entity and the Covenanting Stockholder, together with any group of which the Covenanting Stockholder is a member, does not beneficially own in the aggregate five percent or more of any class of securities of such entity and (b) the Covenanting Stockholder may acquire an entity no more than five percent of the consolidated revenues of which for each of the three fiscal years of such entity ended prior to the acquisition thereof by the Covenanting Stockholder would fall within the scope of the prohibition contained in this
Section 1(a).

                          (b)     During the Covenant Term, the Covenanting
Stockholder will not, directly or indirectly, as an owner, individual proprietor, principal, director, partner, stockholder, officer, employee, consultant, agent, representative, investor, lender or in any other capacity whatsoever, alone, or in association with any person, partnership, firm, corporation or other business organization, carry on, be engaged in or take part in or render services to, or own, share in the earnings of or invest in the stock, bonds or other securities of any entity (other than Scotsman) that competes with Scotsman or its subsidiaries within North America or Latin America with respect to any business conducted by Scotsman or its subsidiaries in such geographical area on the date of this Agreement, including, without limitation, the design, manufacture and sale to the type of markets now served of ice machines and beverage dispensing units; provided, however, that (a) the Covenanting Stockholder may own, directly or indirectly, solely as an investment, securities of a publicly-traded entity engaged in the business described above if the Covenanting Stockholder is not a controlling person of, or member of a group that controls, such entity and the Covenanting Stockholder, together with any group of which the Covenanting Stockholder is a member, does not beneficially own in the aggregate five percent or more of any class of securities of such entity and (b) a Covenanting Stockholder may acquire an entity no more than five percent of the consolidated revenues of which for each of the three fiscal years of such entity ended prior to the acquisition thereof by the Covenanting Stockholder would fall within the scope of the prohibition contained in this Section 1(b).

                           [(c)    Notwithstanding the foregoing, the
restrictions contained in Section 1(a) and 1(b) shall not become effective if the Covenanting Stockholder is not employed by TDC at the Effective Time and such restrictions shall thereafter terminate if and at such time as the employment of the Covenanting Stockholder is terminated (i) by TDC without Cause (as hereinafter defined) or (ii) by the Covenanting Stockholder on account of the significant diminution by TDC in the responsibilities currently assigned to the Covenanting Stockholder as an employee of TDC [or the reduction in the base compensation paid to the Covenanting Stockholder as an employee of TDC].1 As used herein, "Cause" shall mean (1) a material breach by the Covenanting Stockholder of Section 2 or 3 of this Agreement, (2) the substantial failure of the Covenanting Stockholder to perform the reasonable responsibilities assigned to the Covenanting Stockholder as an employee of TDC,
(2) the Covenanting Stockholder's engaging in serious misconduct or neglect in the discharge of his duties (including, without limitation, violation of any statutory or common law duty to TDC), or (3) the Covenanting Stockholder's being convicted of any felony, or being guilty of dishonesty or any substantial misconduct which reflects adversely on TDC. Nothing in this Agreement shall be deemed to constitute a commitment or obligation on the part of Scotsman, TDC or any of their affiliates to employ the Covenanting Stockholder.]2

                 Section 2. Non-Disclosure of Confidential Information. Except as Scotsman may otherwise permit or direct in writing or as required by law or judicial order, the Covenanting Stockholder will not, following the Effective Date, directly or indirectly, disclose or make use of any mailing lists, customer lists, subscription lists, processes, trade secrets, software, research, techniques, designs or other technical data, know-how or other proprietary or confidential information used at any time in the past or during the Covenant Term in connection with the Delfield Business; provided, however, that the foregoing shall not be applicable to any such item to the extent it was, prior to such disclosure or use, generally available to the public other than as a result of an unauthorized disclosure, directly or indirectly, by the Covenanting Stockholder, any other Stockholder or any affiliate thereof. All records, documents and other writings which are or have been prepared or created on behalf of TDC or the Delfield Business by the Covenanting Stockholder, Holding or TDC or which may have come into possession of the Covenanting Stockholder, Holding or TDC shall be the property of Holding or TDC, as the case may be, and shall be delivered to or, as the case may be, shall remain in the possession of such corporation.

                 Section 3. Non-Solicitation. During the Covenant Term, the Covenanting Stockholder shall not, whether for its own account or for the account of any other individual, partnership, firm, corporation or other business organization, solicit, request or endeavor to entice away from the Surviving Corporation or any of its subsidiaries, any individual, partnership, firm, corporation or other business organization which is, at the time of such solicitation, request or endeavor, employed by or otherwise engaged to perform services for the Surviving

- --------------------------
          1  Not to be included in agreements of Kevin E. McGrone and
             W. Joseph Manifold.

          2 To be included in agreements entered into by members of management.

Corporation or any of its subsidiaries (including, but not limited to, any independent sales representatives or organizations) or any individual, partnership, firm, corporation or other business organization who is, at the time of such solicitation, request or endeavor, a customer or client of TDC.

                 Section 4. Acknowledgment of Reasonableness. The Covenanting Stockholder acknowledges that the restrictions contained in Sections 1, 2 and 3 of this Agreement, which provide substantial inducement for Scotsman's acquisition of Holding pursuant to the Merger Agreement, are reasonable and justified.

                 Section 5. Injunctive Relief; Severability. The Covenanting Stockholder agrees that a violation of any of the covenants in this Agreement would cause irreparable and continuing damage to Scotsman, the Surviving Corporation and TDC, that Scotsman, the Surviving Corporation and TDC shall be entitled to injunctive or other equitable relief from any court of competent jurisdiction restraining any further violation of such covenants and that such injunctive relief shall be cumulative and in addition to any other rights or remedies to which Scotsman, the Surviving Corporation and TDC may be entitled to prevent such breach. It is the intention of the parties hereto that if, in any action before any court empowered to enforce such covenants, any term, restriction, covenant or promise is found to be invalid, illegal or unenforceable, then (i) such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it valid, legal or enforceable and (ii) such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

                 Section 6. Scotsman's Right to Change Business. This Agreement and any rights or privileges granted to the Covenanting Stockholder hereunder shall not in any way prevent Scotsman, the Surviving Corporation, TDC or any of their affiliates from exercising their powers to modify, restructure, enlarge, discontinue or otherwise affect the business operations or activities of such entities.

                 Section 7. Assignment. None of the parties hereto may assign, transfer or convey this Agreement or any of its rights and obligations hereunder without the prior written consent of the other parties hereto.

                 Section 8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto, whether so expressed or not, and, in particular, shall inure to the benefits of and be enforceable by Scotsman, the Surviving Corporation and TDC or any successor to the business and assets of Scotsman, the Surviving Corporation and TDC, respectively, by merger or otherwise.

                 Section 9. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered an original counterpart.

             Section 10. Headings. Section headings herein are inserted for convenience or reference only and are not intended to be a part of or affect the meaning or interpretation of this Agreement.

             Section 11. Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of New York without regard to conflict of law principles.

                 IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto or by their duly authorized officers, all as of the date first above written.

                                             SCOTSMAN INDUSTRIES, INC.



                                             By: ----------------------------
                                                 Name:
                                                 Title:



                                             DFC HOLDING CORPORATION



                                             By: ----------------------------
                                                 Name:
                                                 Title:



                                             THE DELFIELD COMPANY



                                             By: ----------------------------
                                                 Name:
                                                 Title:


                                             --------------------------------

                                                                       EXHIBIT V

                         REGISTRATION RIGHTS AGREEMENT



                 This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of __________, 1994, among Scotsman Industries, Inc., a Delaware corporation (the "Company") and the persons and entities listed on Schedule A hereto (such persons and entities being hereinafter referred to as the "Investors").

                 1. Background. Pursuant to an Agreement and Plan of Merger dated as of January 11, 1994 among the Company, Scotsman Acquisition Corporation, a Delaware corporation, DFC Holding Corporation, a Delaware corporation, The Delfield Company, a Delaware corporation, and certain of the Investors (the "Merger Agreement"), the Investors are acquiring 2,000,000 shares (the "Preferred Shares") of the Company's Series A $0.62 Cumulative Convertible Preferred Stock, par value $1.00 per share (the "Preferred Stock"), 1,200,000 shares of the Company's Common Stock, par value $.10 per share (the "Common Stock"), together with associated common stock purchase rights (the "Common Stock Purchase Rights") issued pursuant to the Rights Agreement, dated as of April 1, 1989, as amended, between the Company and Harris Trust & Savings Bank, as rights agent (such shares of Common Stock and associated Common Stock Purchase Rights being referred to as the "Scotsman Fixed Shares"). Pursuant to the Merger Agreement and the Whitlenge Share Acquisition Agreement dated as of January 11, 1994 among the Company, Whitlenge Acquisition Limited, Whitlenge Drink Equipment Limited and certain of the Investors, the Investors may acquire up to an additional 651,733 shares of Common Stock, together with associated Common Stock Purchase Rights (such additional shares of Common Stock and associated Common Stock Purchase Rights being referred to as the "Scotsman Contingent Shares"). The Preferred Shares are convertible into shares of Common Stock (the "Conversion Shares") in accordance with the Certificate of Designation of the Preferred Stock.

                 2.  Registration Under Securities Act, etc.

                 2.1  Registration on Request.  (a) Request.  Subject to
Section 2.9 hereof, upon the written request of one or more holders (the "Initiating Holders") of Registrable Securities representing not less than 250,000 shares of the Registrable Securities that the Company effect the registration under the Securities Act of all or part of such Initiating Holders' Registrable Securities, the Company will promptly give written notice of such requested registration to all registered holders of Registrable Securities, and thereupon the Company will file with the Commission a registration statement under the Securities Act in accordance with Section 2.3 covering, and will use its best efforts to effect the registration under the Securities Act as expeditiously as practicable of,

                 (i) the Registrable Securities which the Company has been so requested to register by such Initiating Holders, and

                 (ii) all other Registrable Securities which the Company has been requested to register by the holders thereof (such holders together with the Initiating Holders are hereinafter referred to as the "Selling Holders") by written request given to the Company within 30 days after the giving of such written notice by the Company, all to the extent requisite to permit the disposition of the Registrable Securities so to be registered in the manner requested by the Selling Holders as specified herein.

                 (b) Registration of Other Securities. Whenever the Company shall effect a registration pursuant to this Section 2.1 in connection with an offering and sale of Registrable Securities by one or more Selling Holders of Registrable Securities (i) any Person other than a Selling Holder who holds registration rights with respect to securities of the Company (each, a "Registration Rights Holder"), shall have the right to include, to the extent provided in the relevant agreement between the Company and the Registration Rights Holder, in the registration made pursuant to this Section 2.1 the securities held by the Registration Rights Holders to which such registration rights relate, and (ii) the Company shall have the right to include in the registration made pursuant to this Section 2.1 securities to be issued by the Company (the securities for which Registration Rights Holders and the Company can so require registration are herein referred to as "Additional Securities"), unless in the case of an underwritten offering, the managing underwriter or underwriters of such offering shall have advised the Selling Holders and the Company in writing that the inclusion of such Additional Securities would adversely affect such offering, in which case the number of Additional Securities included in such registration shall be limited to the number that will not, in the judgment of the managing underwriter or underwriters, adversely affect the offering (such limited number to be allocated between the Company and the affected Registration Rights Holders as they determine).

                 (c)  Registration Statement Form.  Registrations under this
Section 2.1 shall be on an appropriate registration form of the Commission, as reasonably determined by the Company consistent with the manner of sale intended by the Selling Holders.

                 (d) Effective Registration Statement. A registration requested pursuant to this Section 2.1 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective and the Minimum Period has been completed without the occurrence of any interference described in clause (ii) below, (ii) if after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the Selling Holders and such stop order, injunction, order or requirement has not been lifted, and the effectiveness of such registration statement has not thereafter been maintained for the number of days of the Minimum Period that remained at the time such registration statement was first interfered with, or (iii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied, other than by reason of some act or omission on the part of the Selling Holders, or waived.

                 (e) Selection of Underwriters. The underwriter or underwriters of each underwritten offering of the Registrable Securities so to be registered shall be selected by the Selling Holders of more than 50% of the Registrable Securities so to be registered, subject to approval (not to be unreasonably withheld) by the Company.

                 (f) Revocation of Request. Any Initiating Holder requesting registration pursuant to Section 2.1(a) may revoke such request prior to the effective date of the registration statement relating to such request, without incurring any liability to the Company or any other holder of Registrable Securities or other Person requesting registration of securities of the Company, by providing a written notice to the Company revoking such request not less than three business days prior to the proposed date of effectiveness of such registration statement; provided, that if such registration statement does not become effective solely because of such revocation, such Initiating Holder shall reimburse the Company for all Registration Expenses incurred in connection with such registration prior to or in connection with such revocation and, provided further, that after any such revocation, such Initiating Holder shall not, within six months after such revocation, again be entitled to revoke a request for registration pursuant to this Section 2.1(f).

                 (g) Limitations on Registration on Request. Notwithstanding anything in this Agreement to the contrary, in no event will the Company be required to (i) effect, in the aggregate, more than three registrations pursuant to this Section 2.1, or (ii) effect a registration in which the aggregate number of shares of Registrable Securities is less than 250,000, or (iii) file a registration statement pursuant to a request made under Section 2.1 within 120 days of the end of the Minimum Period relating to a previous registration requested under Section 2.1.

                 2.2 Incidental Registration. (a) Right to Include Registrable Securities. If the Company at any time proposes to register any of its securities under the Securities Act by registration on Forms S-1, S-2 or S-3 or any successor or similar form(s) (except registrations on such Forms or similar form(s) solely for registration of securities in connection with an employee benefit plan (on Form S-8 or any successor form) or dividend reinvestment plan or in connection with a merger or consolidation or an exchange offer), whether or not for sale for its own account, it will, subject to Section 2.9 hereof, each such time give prompt written notice to all registered holders of Registrable Securities of its intention to do so (and, if such registration is an underwritten offering, the proposed managing underwriter or underwriters of such offering). Upon the written request of any such holder (a "Requesting Holder") made as promptly as practicable and in any event within 30 days after the receipt of any such notice (7 days after telephonic notice if the Company gives telephonic notice to all registered holders of Registrable Securities, with written confirmation to follow promptly thereafter, stating that (i) such registration will be on Form S-3 and (ii) such shorter period of time is required because of a planned filing date), which request shall specify the Registrable Securities intended to be disposed of by such Requesting Holder, the Company will, subject to Section 2.9 hereof, use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Requesting Holders thereof, provided that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities the Company may, at its election, give written notice of such determination to each Requesting Holder of Registrable Securities and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not its obligation to pay Registration Expenses incurred in connection with such registration) and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such securities. No registration effected under this Section 2.2 shall relieve the Company of its obligation to effect any registration upon request under Section 2.1.

                 (b) Priority in Incidental Registrations. If a registration pursuant to this Section 2.2 involves an underwritten offering and the senior managing underwriter of such underwritten offering shall advise the Company in writing (with a copy to each holder of Registrable Securities requesting registration) that, in its opinion, the number or type of Registrable Securities requested to be included in such registration is a number or type which would adversely affect such offering, then the Company shall include in such registration, to the extent of the number and type which the Company is so advised can be sold in (or during the time of) such offering, first, all securities proposed by the Company to be sold for its own account, second, such Registrable Securities and other securities of the Company with respect to which the holders thereof have the right to require the Company to register such securities in connection with any registration of securities to be offered by the Company ("Other Securities") requested to be included in such registration, such Registrable Securities and Other Securities to be included in such registration pro rata on the basis of the estimated gross proceeds from the sale thereof, and third, any other securities of the Company requested to be included in such registration. There shall be no limit on the number or registrations that may be requested pursuant to this Section 2.2.

                 (c) Limitations on Incidental Registrations. Notwithstanding anything in this Section 2.2 to the contrary, in no event will the Company be required to (i) grant a request to include Registrable Securities in any "shelf" registration filed pursuant to Rule 415 under the Securities Act, or any successor rule, relating solely to the offering of debt securities by the Company, or (ii) grant a request to include Registrable Securities in any registration unless the number of shares of all Registrable Securities which the Company has been so requested to register by the Requesting Holders thereof (without giving effect to the application of the foregoing subsection (b)) is at least 100,000.

                 2.3 Registration Procedures. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 2.1 and 2.2, the Company will as expeditiously as possible:

                 (i) prepare and file with the Commission, as promptly as practicable, but in any event no later than 120 days after receipt of a request for registration with respect to

         Registrable Securities (60 days in the event of a registration pursuant to Section 2.1 that is not a registration statement on Form S-1 or any successor or similar form), the requisite registration statement to effect such registration and thereafter use its best efforts to cause such registration statement to become and remain effective for the Minimum Period (defined in clause (ii) below), provided, however, that the Company may discontinue any registration of its securities which are not Registrable Securities (and, under the circumstances specified in the proviso to the second sentence of
         Section 2.2(a), its securities which are Registrable Securities) at any time prior to the effective date of the registration statement relating thereto;

                 (ii) prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act and the rules and regulations thereunder with respect to the disposition of all Registrable Securities covered by such registration statement for such period as shall be required for the disposition of all of such Registrable Securities, provided that such period need not exceed 90 days (such period being referred to in this Agreement as the "Minimum Period"); furnish, prior to filing with the Commission, to each seller of Registrable Securities covered by a registration statement in connection with a registration pursuant to Section 2.1 a copy of any amendment, post-effective amendment or supplement to such registration statement or the prospectus used in connection therewith and shall not, unless required by law as advised by counsel in writing, file any such amendment or supplement to which the holders of at least 50% of the Registrable Securities covered by such registration statement shall have reasonably objected within two days after receipt of such document; notify each seller of Registrable Securities covered by a registration statement pursuant to Section 2.1 or 2.2 of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during the Minimum Period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                 (iii) furnish to each seller of Registrable Securities covered by such registration statement such number of conformed copies of such registration statement and the prospectus included therein (including each preliminary prospectus) and of each such amendment, including post-effective amendments, and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, such documents, if any, incorporated by reference in such registration statement or prospectus, and such other documents, as such seller may reasonably request;

                 (iv) use its best efforts (x) to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such States and territories of the United States of America where an exemption is not available and as the sellers of Registrable Securities covered by such registration statement shall reasonably request in writing, (y) to keep such registration or qualification in effect for so long as such registration statement remains in effect, and (z) to take any other action which may be reasonably necessary or advisable to enable such sellers to consummate the disposition in such jurisdictions of the securities to be sold by such sellers, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (iv) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

                 (v) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other Federal or state governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

                 (vi) furnish to each seller of such Registrable Securities a signed counterpart, addressed to each such seller, of (i) an opinion of counsel for the Company (who may be in-house counsel for the Company), and (ii) a "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in comfort letters delivered to underwriters in underwritten public offerings of such securities (and dated the dates such opinions and comfort letters are customarily dated) and, in the case of the comfort letter, such other financial matters as the holders of more than 50% of the Registrable Securities covered by such registration statement may reasonably request;

                 (vii) notify, as soon as reasonably practicable, each seller of Registrable Securities covered by such registration statement, (A) when or if the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the registration statement or any post-effective amendment, when the same has become effective, (B) of any request by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information, (C) of the receipt by the Company of any notification with respect to the suspension of the qualification of Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (D) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and at the request of any such seller promptly prepare and furnish (subject to the proviso below) to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that the prompt delivery of such a supplement to or amendment of such prospectus may be delayed by the Company pursuant to Section 2.6(b) below.

                 (viii) use its best efforts to list the Registrable Securities which are shares of Common Stock and which are covered by such registration statement with any securities exchange or automated quotation system on which the Common Stock of the Company is then listed;

                 (ix) enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions as the holders of at least 50% of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including customary indemnification;

                 (x) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months beginning with the first full month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act (it being understood that the Company may rely upon Rule 158 of the Securities Act in its compliance with this subclause (x)).

The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith.

                 Each seller of Registrable Securities agrees, by requesting registration thereof, that upon receipt of any notice from the Company of the happening of any event of the kind described in subdivision (vii)(D) of this
Section 2.3, such holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (vii)(D) of this
Section 2.3 or until it is advised in writing by the Company that the use of the prospectus may be resumed (the "Advice") and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. In the event that the Company shall give any notice of the happening of any event of the kind described in subdivision (vii)(D) of this Section 2.3, the Minimum Period with respect to such registration statement shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date of the Advice or the date when the Company furnishes to each seller of Registrable Securities covered by such registration statement copies of the amended or supplemented prospectus contemplated by subdivision (vii)(D) of this Section 2.3.

                 2.4 Underwritten Offerings. (a) Requested Underwritten Offerings. If requested by the underwriters for any underwritten offering by holders of Registrable Securities pursuant to a registration requested under
Section 2.1, the Company will use its best efforts to enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company, each such holder and the underwriters and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including, without limitation, indemnities and the furnishing of an opinion of counsel and "comfort" letters from the Company's independent public accountants. The holders of the Registrable Securities proposed to be distributed by such underwriters will cooperate with the Company in the negotiation of the underwriting agreement. The holders of Registrable Securities to be distributed by such underwriters shall, at the request of such underwriters, be parties to the underwriting agreement between the Company and such underwriters, and such holders may, at their option, require that the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and the conditions precedent to the obligations of the underwriters shall be conditions precedent to the obligations of such holders. Such holders of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than reasonable representations, warranties and agreements regarding such holder, such holder's Registrable Securities, such holder's intended method of disposition and any other representations or warranties required by law.

                 (b) Incidental Underwritten Offerings. If the Company proposes to register any of its securities under the Securities Act as contemplated by Section 2.2 and such securities are to be distributed by or through one or more underwriters, the Company will, subject to Section 2.9 hereof, if requested by any Requesting Holder of Registrable Securities, use its best efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by such Requesting Holder among the securities of the Company to be distributed by such underwriters. The holders of Registrable Securities to be distributed by such underwriters shall, at the request of such underwriters, be parties to the underwriting agreement between the Company and such underwriters and such holders may, at their option, require that the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and the conditions precedent to the obligations of the underwriters shall be conditions precedent to the obligations of such holders. Such holders of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than reasonable representations, warranties and agreements regarding such holder, such holder's Registrable Securities, such holder's intended method of disposition and any other representations or warranties required by law. Notwithstanding the foregoing provisions of this Section 2.4(b), the Company need not include any Registrable Securities of any such Requesting Holder in an underwritten offering of the Company's securities under the circumstances contemplated by Section 2.2(b) above.

                 2.5 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the holders of Registrable Securities registered under such registration statement, their underwriters, if any, and their respective counsel the opportunity to participate in the preparation of such registration statement, and, to the extent practicable, each amendment thereof or supplement thereto, and give each of them such access to the books, records and properties of the Company and its subsidiaries (to the extent customarily given to the underwriters of the Company's securities), such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements, and to have such officers and accountants supply such information, as shall be reasonably requested by any such person in connection with a reasonable investigation within the meaning of the Securities Act.

                 2.6 Limitations, Conditions and Qualifications to Obligations under Registration Covenants. The obligations of the Company to use its best efforts to cause the Registrable Securities to be registered under the Securities Act are subject to each of the following limitations, conditions and qualifications:

                 (a) The Company shall not be obligated to file any registration statement pursuant to Section 2.1 hereof at any time if the Company would be required to include financial statements audited as of any date other than the end of its fiscal year.

                 (b) The Company shall be entitled to postpone for a reasonable period of time (but not exceeding 90 days) the filing, effectiveness, supplementing or amending of any registration statement otherwise required to be prepared and filed by it pursuant to Section 2.1 if the Company in its good faith judgment determines that such registration and offering would interfere with any material financing, acquisition, disposition, corporate reorganization or other material transaction involving the Company or any of its subsidiaries or Affiliates then planned, pending or in progress or would require public disclosure thereof (unless public disclosure thereof has previously been made) and gives the holders of Registrable Securities requesting registration thereof pursuant to Section 2.1 prompt written notice of such determination and an approximation of the anticipated delay; provided, however, that after any exercise of its right to postpone the filing, effectiveness, supplementing or amending of a registration statement under this
Section 2.6(b), the Company shall not, within six months of the expiration of any such postponement, exercise again its right of postponement under this
Section 2.6(b). If the Company shall so postpone the filing of a registration statement, such holders of Registrable Securities requesting registration thereof pursuant to Section 2.1 shall have the right to withdraw the request for registration by giving written notice to the Company within 30 days after receipt of the notice of postponement and, in the event of such withdrawal, such request shall not be counted for purposes of the requests for registration to which holders of Registrable Securities are entitled pursuant to Section 2.1 hereof. The Investors hereby acknowledge that any notice given by the Company pursuant to this Section 2.6(b) shall constitute material non-public information and that the United States securities laws prohibit any Person who has material non-public information about a company from purchasing or selling securities of such company or from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities.

                 (c) The Company shall not be obligated to file any registration statement pursuant to Section 2.1 hereof if, within 15 days after the Company's receipt of the written request of the Initiating Holders, the Company notifies such Initiating Holders that, prior to the Company's receipt of such request, it had, and it currently has, a plan or intention promptly to register its equity securities under the Securities Act. Holders of Registrable Securities shall have any rights to participate in any such registration on the terms provided in Section 2.2 hereof.

                 2.7 Indemnification and Contribution. (a) In the event of a registration of any Registrable Securities under the Securities Act pursuant to
Section 2, the Company will indemnify and hold harmless, to the full extent permitted by law, each seller of Registrable Securities thereunder, its directors, officers, partners and Affiliates, each underwriter of such Registrable Securities thereunder and each other Person, if any, who controls such seller of Registrable Securities or underwriter within the meaning of the Securities Act or the Exchange Act, against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and reasonable attorneys' fees), joint or several, to which such seller of Registrable Securities, its directors, officers, partners or Affiliates, underwriters or controlling persons may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act pursuant to Section 2, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will pay or reimburse each such seller of Registrable Securities, its directors, officers, partners and Affiliates, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in reliance upon and in conformity with information furnished in writing by any such seller of Registrable Securities, its directors, officers, partners or Affiliates, any such underwriter or any such controlling person, as the case may be, specifically for use in such registration statement, prospectus, amendment or supplement, and provided further that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action in respect thereof) or expense arises out of such Person's failure, at or prior to the written confirmation of the sale of Registrable Securities to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission in a preliminary prospectus, to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to such Person if such statement or omission was corrected in such final prospectus and copies thereof were previously furnished to such underwriter. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or underwriter or any such director, officer, controlling person, partner or Affiliate and shall survive the transfer of such securities by such seller.

                 (b) In the event of a registration of any Registrable Securities under the Securities Act pursuant to Section 2, each seller of Registrable Securities thereunder, severally and not jointly, will indemnify and hold harmless the Company, each Person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company, each director of the Company, each underwriter and each Person who controls any underwriter within the meaning of the Securities Act or Exchange Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act, common law or otherwise, but only insofar as such losses, claims, damages or liabilities (or actions in respect thereof), arise out of or are based upon an untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, made in reliance upon and in conformity with information furnished in writing to the Company by such seller of Registrable Securities specifically for use in such registration statement under which such Registrable Securities were registered under the Securities Act pursuant to
Section 2, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, and will pay or reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided further that such seller of Registrable Securities shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action in respect thereof) or expense arises out of such Person's failure, at or prior to the written confirmation of the sale of Registrable Securities to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission in a preliminary prospectus, to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to such Person if such statement or omission was corrected in such final prospectus and copies thereof were previously furnished to such underwriter.

                 (c) Promptly after receipt by an indemnified party hereunder of written notice of any claim or the commencement of any action or proceeding, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 2.7 and shall only relieve it from any liability which it may have to such indemnified party under this Section 2.7 if and to the extent the indemnifying party is materially prejudiced by such omission. In case any such action shall be brought against any indemnified party and the indemnified party shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.7 for legal and other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that if the indemnified party shall have reasonably concluded that there are or may be legal defenses or rights available to the indemnified party (which have not been waived) in any such action which are or may be in actual or potential conflict with those available to the indemnifying party, the indemnified party shall have the right to select one law firm to act as separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable fees and expenses of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred. The parties agree to cooperate in any such defense and to give each other full access to all information relevant thereto. The indemnifying party shall not be obligated to indemnify any party hereunder for any settlement entered into without the indemnifying party's prior written consent (not to be unreasonably withheld). No indemnifying party, in the defense of any such claim or litigation against an indemnified party, shall consent to entry of any judgment or enter into any settlement which provides for injunctive relief or other non-monetary relief affecting the indemnified party or that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation, unless in each such case such indemnified party shall otherwise consent in writing (not to be unreasonably withheld).

                 (d) In order to provide for just and equitable contribution in any case in which either (i) any seller of Registrable Securities exercising registration rights under Section 2, its directors, officers, partners or Affiliates, or any controlling person of any such seller of Registrable Securities, makes a claim for indemnification pursuant to this Section 2.7, but such indemnification is unavailable for any reason, notwithstanding the fact that this Section 2.7 provides for indemnification in such case, or (ii) contribution under the

Securities Act may be required on the part of any such seller of Registrable Securities, its directors, officers, partners or Affiliates, or any such controlling person in circumstances for which indemnification is provided under this Section 2.7; then, and in each such case, the Company and such seller of Registrable Securities shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect both the relative benefit received by the Company and such seller of Registrable Securities, its directors, officers, partners or Affiliates or any such controlling person and the relative fault of the Company and such seller of Registrable Securities, its directors, officers, partners or Affiliates or a such controlling person; provided, however, that, in any such case, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of the preceding sentence, the relative benefit received by a Person shall be deemed to be in the same proportion as the public offering price of its Registrable Securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement; and the relative fault of the Company and seller of Registrable Securities, its directors, officers, partners or Affiliates or any such controlling person shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission of a material fact relates to information supplied by the Company or by the seller of Registrable Securities, its directors, officers, partners or Affiliates or any such controlling person and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                 2.8 Restriction on Public Sale by Holders of Registrable Securities. Each holder of Registrable Securities agrees, if so requested by the managing underwriter or underwriters in connection with any registration statement filed by the Company pursuant to Section 2.2 in an underwritten public offering, not to effect any public sale or distribution of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such equity securities, during the three days prior to, and during the 90 day period beginning on, the effective date of such registration statement (except as a part of such registration).

        2.9 Conditions and Limitations on Registrations of Registrable Securities. The Company shall not be required to effect any registration of Registrable Securities pursuant to Section 2.2 hereof if it shall deliver to the holder or holders requesting such registration an opinion of counsel reasonably satisfactory to such holders to the effect that the Registrable
Securities requested to be registered may be sold by such holder without restriction or limitation and without registration under the Securities Act.

                 2.10 Expenses. All Registration Expenses, but not Selling Expenses, shall be borne by the Company.

                 2.11 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any times permit the sale of the Registrable Securities to the public without registration, the Company agrees that it will:

                 (a) make and keep public information available, as contemplated by Rule 144 under the Securities Act;

                 (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                 (c) furnish to each holder of Registrable Securities forthwith upon its request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144.

                 3. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

                 "Additional Securities" has the meaning specified in Section
2.1.

                 "Advice" has the meaning specified in Section 2.3.

                 "Affiliate" of a Person means any other Person that directly or indirectly, through one or more intermediaries, is controlled by, controls, or is under common control with, such Person.

                 "Associate" of a Person means (i) a corporation or organization of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of a class of equity securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a director or officer of the Person or any of its parents or subsidiaries.

                 "Commission" means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

                 "Common Stock" has the meaning specified in Section 1.

                 "Common Stock Purchase Rights" has the meaning specified in
Section 1.

                 "Conversion Shares" has the meaning specified in Section 1.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                 "Initiating Holder" has the meaning specified in Section 2.1.

                 "Merger Agreement" has the meaning specified in Section 1.

                 "Minimum Period" has the meaning specified in Section 2.3(ii).

                 "Other Securities" has the meaning specified in Section 2.2.

                 "Person" means a corporation, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

                 "Preferred Shares" has the meaning specified in Section 1.

                 "Preferred Stock" has the meaning specified in Section 1.

                 "Registration Expenses" means all expenses incident to the Company's performance of or compliance with Section 2, including, without limitation, all SEC, stock exchange and NASD registration, filing and other fees, all fees and expenses of complying with securities or blue sky laws (including, without limitation, reasonable fees and disbursements of counsel for the underwriters in connection with "blue sky" qualifications of the Registrable Securities), all word processing, duplicating and printing expenses, messenger and delivery expenses, all fees and expenses incurred in connection with the listing of the Registrable Securities which are Common Stock to be registered on each securities exchange or national market system on which such securities are to be listed, all fees and disbursements of underwriters customarily paid by issuers or sellers of securities, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of "cold comfort" letters required by or incident to such performance and compliance, and fees of transfer agents.

                 "Registrable Securities" means (i) the Preferred Shares, (ii) when issued, any Conversion Shares, (iii) the Scotsman Fixed Shares and (iv) when issued, any Scotsman Contingent Shares. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities have been sold, (b) such securities shall have been sold as permitted by Rule 144 (or any successor provision) under the Securities Act,
(c) such securities shall have been otherwise transferred to a Person other than an Investor, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration of them under the Securities Act, or (d) such securities shall have ceased to be outstanding.

                 "Registration Rights Holder" has the meaning specified in
Section 2.1.

                 "Requesting Holder" has the meaning specified in Section 2.2.

                 "Scotsman Contingent Shares" has the meaning specified in
Section 1.

                 "Scotsman Fixed Shares" has the meaning specified Section 1.

                 "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                 "Selling Expenses" means all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and expenses of counsel to Selling Holders.

                 "Selling Holder" has the meaning specified in Section 2.1.

                 4. Amendments and Waivers. This Agreement may be amended with the consent of the Company and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holder or holders of at least a majority of the shares of the Registrable Securities; provided, however, that if a proposed amendment, action or omission to act will affect only Preferred Shares, only Conversion Shares, only Scotsman Fixed Shares, or only Scotsman Contingent Shares, then such amendment, action or omission to act may be approved by the holder or holders of a majority or more of the affected Preferred Shares, Conversion Shares, Scotsman Fixed Shares, or Scotsman Contingent Shares, as the case may be. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 4, whether or not such Registrable Securities shall have been marked to indicate such consent.

                 5. Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee or trustee for the beneficial owner thereof, the beneficial owner thereof may, at its election in writing delivered to the Company, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

                 6. Notices. All communication provided for hereunder shall be sent by postage-prepaid first-class mail, shall be deemed to be received three days after being sent, or, if earlier, the date of actual receipt, and shall be addressed as follows:

                          (a)  if to an Investor, addressed in the manner set
forth in the Merger Agreement, or at such other address as such Investor shall have furnished to the Company in writing;

                          (b)  if to any other holder of Registrable
Securities, at the address that such holder shall have furnished to the Company in writing, or, until any such other holder so furnishes to the Company an address, then to and at the address of the last holder of such Registrable Securities who has furnished an address to the Company; or

                          (c)  if to the Company, addressed to it in the manner
set forth in the Merger Agreement, or at such other address as the Company shall have furnished to each holder of Registrable Securities at the time outstanding.


                 7. Exercise of Registration Rights; Calculation of Interests. (a) Any holder of Registrable Securities may exercise the rights described in Section 2.1, subject to the terms and conditions of this Agreement, provided that such holder is an Investor or an Affiliate or an Associate of an Investor.

                 (b) For purposes of this Agreement (i) all references to a number or percentage of the Registrable Securities which includes Preferred Shares shall include, in respect of such Preferred Shares, a number of shares equal to the number of shares of Common Stock into which the Preferred Shares then outstanding are then convertible, and (ii) all references to a percentage of the Registrable Securities shall be calculated based upon the number of shares of Registrable Securities outstanding at the time such calculation is made.

                 8. Successors and Assigns; Amendments. This Agreement shall be binding upon and inure to the benefit of and be enforceable by transferees of the Registrable Securities (except as otherwise provided in Section 7 and as otherwise provided herein), the parties hereto and their respective successors and assigns. The parties hereto may amend this Agreement as provided in
Section 4 without the consent of any other Person.

                 9. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not to be performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

                 10. Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement, except to the extent that such prohibition or invalidity would constitute a material change in the terms of this Agreement taken as a whole.

                 11. Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

                 12. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York.

                 13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.


                 IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.



                           SCOTSMAN INDUSTRIES, INC.



                           By:_____________________________
                              Name:
                              Title:




                           [Add signature pages for Investors]

                                                                    EXHIBIT VI-A


                      [Form of Opinion of Sidley & Austin]





DFC Holding Corporation
The Delfield Company
The stockholders listed on
  Exhibit A attached hereto
c/o The Delfield Company
  980 South Pleasant Road
  Mt. Pleasant, Michigan  48858


Gentlemen:

                 We refer to the Agreement and Plan of Merger dated as of January 11, 1994 (the "Merger Agreement") among DFC Holding Corporation, a Delaware corporation ("Holding"), The Delfield Company, a Delaware corporation ("TDC"), the stockholders of Holding listed therein (the "Stockholders"), Scotsman Industries, Inc., a Delaware corporation ("Scotsman"), and Scotsman Acquisition Corporation, a Delaware corporation ("Sub"), providing for (i) the merger (the "Merger") of Sub into Holding, which will thereupon become a wholly-owned subsidiary of Scotsman, and (ii) the conversion of the outstanding shares of Class A Common Stock, $.01 par value per share, of Holding into (a) 1,200,000 shares (the "Scotsman Fixed Common Shares") of Common Stock, $.10 par value per share (the "Common Stock"), of Scotsman, (b) 2,000,000 shares (the "Scotsman Convertible Preferred Shares") of Series A $0.62 Cumulative Convertible Preferred Stock, par value $1.00 per share, of Scotsman, (c) __________ shares (the "Scotsman Nonconvertible Preferred Shares") of Series B [$____] Cumulative Preferred Stock, par value $1.00 per share, of Scotsman, (d) the contingent right to receive up to 520,260 shares of Common Stock (the "Scotsman Contingent Common Shares") and (e) cash. All capitalized terms used in this opinion without definition have the respective meanings given to them in the Merger Agreement.

                 Pursuant to the requirement of Section 9.4 of the Merger Agreement, this will advise you that in the opinion of the undersigned, as special counsel for Scotsman and Sub:

                 1. Scotsman and Sub are each duly incorporated, validly existing and in good standing under the laws of the State of Delaware and each has corporate power and authority to own, lease and operate its respective properties and to conduct its respective business as now conducted as described in the Registration Statement and the Proxy Statement/Prospectus, to execute and deliver the Merger Agreement, to consummate the transactions contemplated thereby, and to perform its respective obligations under the Merger Agreement. Scotsman has the corporate power and authority to execute and deliver the Registration Rights Agreement, to consummate the transactions contemplated thereby, and to perform its obligations under the Registration Rights Agreement.

                 2. The Merger Agreement has been duly authorized, executed and delivered by Scotsman and Sub and (assuming the due authorization, execution and delivery thereof by Holding, TDC and each of the Stockholders) constitutes the legal, valid and binding obligation of Scotsman and Sub, respectively, enforceable against Scotsman and Sub, respectively, in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); however we express no opinion as to the enforceability of any provisions of the Merger Agreement requiring arbitration. The Registration Rights Agreement has been duly authorized, executed and delivered by Scotsman and (assuming the due authorization, execution and delivery thereof by each other party thereto) constitutes the legal, valid and binding obligation of Scotsman enforceable against Scotsman in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); however we express no opinion as to the enforceability of the indemnification and contribution provisions of the Registration Rights Agreement.

                 3. The Scotsman Fixed Common Shares have been duly authorized and, when certificates therefor have been duly executed, countersigned and registered and delivered in accordance with the terms of the Merger Agreement, will constitute shares of Common Stock which have been duly authorized and validly issued and are fully paid and nonassessable.

                 4. The Scotsman Convertible Preferred Shares and the Scotsman Nonconvertible Preferred Shares issuable upon consummation of the Merger have been duly authorized and, when certificates therefor have been duly executed, countersigned and registered and delivered in accordance with the terms of the Merger Agreement, will constitute shares of Preferred Stock of Scotsman which have been duly authorized and validly issued and are fully paid and nonassessable.

                 5. The shares of Common Stock initially issuable upon the conversion of the Scotsman Convertible Preferred Shares have been duly authorized and reserved for issuance upon such conversion and, if and when issued upon conversion of the Scotsman Convertible Preferred Shares, and when certificates therefor have been duly executed, countersigned and registered and delivered in accordance with the Certificate of Designation for the Convertible Preferred Shares, will constitute shares of Common Stock which have been duly authorized and validly issued and are fully paid and nonassessable.

                 6. The Scotsman Contingent Common Shares have been duly authorized and reserved for issuance pursuant to the terms of the Merger Agreement and, if and when issued pursuant to the terms of the Merger Agreement, and when certificates therefor have been duly executed, countersigned and registered and delivered in accordance with the terms of the Merger Agreement, will constitute shares of Common Stock which have been duly authorized and validly issued and are fully paid and nonassessable.

                 7. No consent, approval or authorization of, or registration, filing or declaration with, any federal or state governmental authority or other regulatory agency is required for the valid execution and delivery by Scotsman and Sub of the Merger Agreement or the valid execution and delivery by Scotsman of the Registration Rights Agreement, the consummation by Scotsman or Sub, as the case may be, of the transactions contemplated thereby and compliance by Scotsman or Sub, as the case may be, of the terms and provisions thereof, except for such as have been filed, obtained or made.

                 8. The Scotsman Fixed Common Shares, the Scotsman Contingent Common Shares and the shares of Common Stock initially issuable upon conversion of the Scotsman Convertible Preferred Shares have been listed on the NYSE, subject to official notice of issuance.

                 For the purpose of rendering the foregoing opinions, we have relied, as to various questions of fact material to such opinions, upon the representations made in the Merger Agreement and upon certificates of officers of Scotsman and Sub. We also have examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of government officials and other instruments, have examined such questions of law and have satisfied ourselves as to such matters of fact as we have considered relevant and necessary as a basis for this opinion. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

                 This opinion is limited to the General Corporation Law of the State of Delaware and the laws of the United States of America and the State of New York.

                 This opinion is being delivered solely for the benefit of the persons to whom it is addressed; accordingly, it may not be quoted, filed with any governmental authority or other regulatory agency or otherwise circulated or utilized for any other purpose without our prior written consent.


                               Very truly yours,

                                                                    EXHIBIT VI-B


                  [Form of Opinion of Schiff, Hardin & Waite]





DFC Holding Corporation
The Delfield Company
The stockholders listed on
  Exhibit A attached hereto
c/o The Delfield Company
  980 South Pleasant Road
  Mt. Pleasant, Michigan  48858


Gentlemen:

                 We refer to the Agreement and Plan of Merger dated as of January 11, 1994 (the "Merger Agreement") among DFC Holding Corporation, a Delaware corporation, The Delfield Company, a Delaware corporation, the stockholders of Holding listed therein, Scotsman Industries, Inc., a Delaware corporation ("Scotsman"), and Scotsman Acquisition Corporation, a Delaware corporation (the "Sub"), providing for (i) the merger of Sub into Holding, which will thereupon become a wholly-owned subsidiary of Scotsman, and (ii) the conversion of the outstanding shares of Class A Common Stock, $.01 par value per share, of Holding into (a) 1,200,000 shares of Common Stock, $.10 par value per share, of Scotsman, (b) 2,000,000 shares of Series A $0.62 Cumulative Convertible Preferred Stock, par value $1.00 per share, of Scotsman, (c) __________ shares of Series B [$____] Cumulative Preferred Stock, par value $1.00 per share, of Scotsman, (d) the contingent right to receive up to 520,260 shares of Common Stock and (e) cash, as provided in the Merger Agreement. All capitalized terms used in this opinion without definition have the respective meanings given to them in the Merger Agreement.


                 Pursuant to the requirement of Section 9.4 of the Merger Agreement, this will advise you that in the opinion of the undersigned, as counsel for Scotsman and Sub, the execution, delivery and performance by Scotsman and Sub of the Merger Agreement and the execution, delivery and performance by Scotsman of the Registration Rights Agreement do not and will not conflict with, result in any breach of the terms, conditions or provisions of, constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights, or result in the creation of any encumbrance (other than any encumbrance created under any instruments entered into in connection with the financing of the transactions contemplated by the Merger Agreement and the Share Acquisition Agreement) in respect of any property of Scotsman or any subsidiary thereof (including Sub) under, the certificate of incorporation or the by-laws of Scotsman or Sub, respectively, any agreement or instrument listed in Exhibit B hereto [list of all material agreements and instruments from 10-K exhibit list] or any order, arbitration award, judgment, decree, statute, law, ordinance, rule or regulation known to us, which is applicable to Scotsman or Sub or to which either Scotsman or Sub is a party or by which Scotsman or Sub is bound.

                 For the purpose of rendering the foregoing opinions, we have relied, as to various questions of fact material to such opinions, upon the representations made in the Merger Agreement and upon certificates of officers of Scotsman and Sub. We also have examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of government officials and other instruments, have examined such questions of law and have satisfied ourselves as to such matters of fact as we have considered relevant and necessary as a basis for this opinion. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

                 This opinion is limited to the General Corporation Law of the State of Delaware and the laws of the United States of America and the State of Illinois. Our opinion does not address any antitrust or unfair competition statutes, laws, rules or regulations, the disclosure requirements of any securities laws, rules or regulations, or compliance with fiduciary duty requirements.

                 This opinion is being delivered solely for the benefit of the persons to whom it is addressed; accordingly, it may not be quoted, filed with any governmental authority or other regulatory agency or otherwise circulated or utilized for any other purpose without our prior written consent.


                               Very truly yours,








                                      -2-